sec

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.         )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

MarketAxess Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MarketAxess®

2022

Proxy Statement and Notice of Annual Meeting of Stockholders

992 +6.39%
183 +5.10%

Market Axess 2022 Proxy Statement and Notice of Annual Meeting of Stockholders

MarketAxess Holdings Inc.

55 Hudson Yards, 15th Floor

New York, New York 10001

April 27, 2022

TO THE STOCKHOLDERS OF MARKETAXESS HOLDINGS INC.:

You are invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc. (the “Company”) scheduled for Wednesday, June 8, 2022 at 10:00 a.m., Eastern Daylight Time. The Annual Meeting will be a virtual meeting of stockholders.  You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MKTX2022. The Company’s Board of Directors and management look forward to your participation.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On April 27, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 online and how to vote. The Notice contains instructions on how you can receive a paper copy of the Proxy Statement, proxy card and Annual Report if you only received a Notice by mail.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the Proxy Statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy card in the pre-addressed envelope that we have included for your convenience if you received paper copies. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone or how to instruct your broker to vote on your behalf.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Richard M. McVey
Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Attend the Annual Meeting at: www.virtualshareholdermeeting.com/MKTX2022

Your vote is very important, regardless of the number of shares you own. Please read the attached Proxy Statement carefully and complete and submit your proxy card via the Internet or sign and date your paper proxy card as promptly as possible and return it in the envelope that was enclosed if you received paper copies. Alternatively, you may be able to submit your proxy by touch-tone phone as indicated on the Notice or proxy card.

TO THE STOCKHOLDERS OF MARKETAXESS HOLDINGS INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc., a Delaware corporation (the “Company”), will be held via live webcast on Wednesday, June 8, 2022, at 10:00 a.m., Eastern Daylight Time. You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MKTX2022. You must have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

At the Annual Meeting we will:

1.  vote to elect the 13 nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2023 Annual Meeting of Stockholders;

2.  vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

3.  hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;

4.  approve the MarketAxess Holdings Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”); and

5.  transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

BY INTERNET Visit 24/7 www.proxyvote.com

BY PHONE Call 1-800-690-6903 in the U.S. or Canada to vote your shares

BY MAIL If you received printed copies of the proxy materials, cast your ballot, sign your proxy card and return

PARTICIPATE IN THE ANNUAL MEETING Vote during the Annual Meeting at www.virtualshareholdermeeting.com/MKTX2022 using your 16-digit control number

These items are more fully described in the Company’s Proxy Statement accompanying this notice.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on April 11, 2022. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 11, 2022. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the Notice or proxy card; (2) sign and return a paper proxy card; or (3) vote during the Annual Meeting at www.virtualshareholdermeeting.com/MKTX2022.

By Order of the Board of Directors,

Scott Pintoff
General Counsel and Corporate Secretary

New York, New York

April 27, 2022

PROXY SUMMARY

This summary contains highlights about MarketAxess Holdings Inc. (“MarketAxess”, the “Company”, “we” or “our”) and the upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”).  This summary does not contain all of the information you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about April 27, 2022. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 8, 2022 meeting.

Annual Meeting information

Date and Time:	Wednesday, June 8, 2022, at 10:00 a.m., Eastern Daylight Time
Virtual Meeting:	www.virtualshareholdermeeting.com/MKTX2022
Record Date:	Monday, April 11, 2022

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) (the “Pandemic”) and to support the health and well-being of our stockholders and other participants at the Annual Meeting, the Annual Meeting will be held in virtual format only.

Voting items

The following table summarizes the items that we are asking our stockholders to vote on at the Annual Meeting, along with the voting recommendations of our Board of Directors (the “Board” or “Board of Directors”).

Item	Board Recommendation	Required Approval	Page Reference
1. Election of Directors	FOR	Majority of votes cast for each nominee	2
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	FOR	Majority of shares of Common Stock having voting power present in person or represented by proxy	26
3. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement	FOR	Majority of shares of Common Stock having voting power present in person or represented by proxy	81
4. Approval of the 2022 ESPP	FOR	Majority of shares of Common Stock having voting power present in person or represented by proxy	82

How to vote

Your vote is important.  Stockholders of record as of the Record Date are entitled to vote through one of the following options:

By Mail:	If you received printed copies of the proxy materials, cast your ballot, sign your proxy card and return.
Via the Internet:

To vote before the meeting, visit www.proxyvote.com.

To vote at the meeting, visit www.virtualshareholdermeeting.com/MKTX2022. You will need the control number printed on your Notice, proxy card or voting instruction form.

By Telephone:	Call the phone number located on your Notice or proxy card.

2022 Proxy Statement	1

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of 13 directors, 11 of whom are not our employees, and all of whom are nominees for election at the Annual Meeting. Each of the nominees for director was elected by the Company’s stockholders on June 9, 2021, except for Xiaojia Charles Li, who was appointed to the Board as of July 13, 2021. The directors are nominated for a term that begins at the Annual Meeting and ends at the 2023 Annual Meeting of Stockholders. Each director will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation, retirement or removal.  The Board will continue to evaluate its composition as part of its focus on self-assessment and board refreshment.

Your vote

If you sign the attached or enclosed proxy card and return it to the Company, your proxy will be voted FOR all directors, for terms expiring at the 2023 Annual Meeting of Stockholders, unless you specifically indicate on the proxy card that you are casting a vote against one or more of the nominees or abstaining from such vote.

A vote of the majority of the votes cast is required for the election of each director. Abstentions and broker non-votes are not treated as votes cast and will therefore have no effect on the outcome of the vote.

P	BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” the election of each of the following nominees:

	• Richard M. McVey • Nancy Altobello • Steven L. Begleiter • Stephen P. Casper • Jane Chwick • Christopher R. Concannon • William F. Cruger	• Kourtney Gibson • Justin G. Gmelich • Richard G. Ketchum • Xiaojia Charles Li • Emily H. Portney • Richard L. Prager

Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to continue to serve on the Board if such nominee is elected at the Annual Meeting. If any nominee is unable (or for good cause declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included below under “Director information.”

2	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Qualifications for director nominees

Our Board has adopted minimum qualifications for our directors:

•	substantial experience working as an executive officer for, or serving on the board of, a public company;
•	significant accomplishment in another field of endeavor; or
•	an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company.

A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors must demonstrate strong leadership skills and should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. A director also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. The key experience, qualifications and skills each of our directors brings to the Board that are important in light of our business are included in their individual biographies below.

Board of Directors skills and expertise

The Company’s directors are selected on the basis of specific criteria set forth in our Corporate Governance Guidelines.  All of our directors possess financial industry experience and a history of strategic leadership.  In addition to those qualifications, listed below are the skills and experience that we consider important for our director nominees.  More detailed information is provided in each director nominee’s biography.

	Corporate Governance	Fixed Income/ Electronic Trading	Regulatory	Technology/ Cybersecurity	Mergers and Acquisitions	Finance / Accounting	Risk Management	Other Public Company Board Experience	Talent Management
Richard M. McVey	●	●	●	●	●		●		●
Nancy Altobello	●		●		●	●	●	●	●
Steven L. Begleiter	●				●	●	●	●	●
Stephen P. Casper	●	●	●		●	●	●		●
Jane Chwick	●	●		●			●	●	●
Christopher R. Concannon	●	●	●	●	●		●	●
William F. Cruger	●	●			●	●	●	●
Kourtney Gibson		●	●			●	●		●
Justin G. Gmelich		●	●			●	●		●
Richard G. Ketchum	●	●	●				●	●
Xiaojia Charles Li	●	●	●		●		●	●
Emily H. Portney	●				●	●	●		●
Richard L. Prager	●	●		●	●		●		●

2022 Proxy Statement	3

PROPOSAL 1 — ELECTION OF DIRECTORS

Director diversity

The Company recognizes and embraces that having a diverse Board enhances both the Board’s effectiveness in fulfilling its oversight role and the Company’s performance. See “Corporate governance and Board matters — Board diversity policy” for more information. Shown below are the number of director nominees that self-identify as diverse directors (four women directors and two underrepresented minority directors).

We are subject to the new Nasdaq Listing Rule 5605(f), which after a transition period, will require us to have, or explain why we do not have, at least two members of our Board who are diverse, including at least one diverse director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or LGBTQ+. We welcome this important step in diversifying corporate boards and we currently meet the diversity objectives of this requirement.

In addition, we are also subject to the new Nasdaq Listing Rule 5606, which requires each Nasdaq-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. Below, please find the board diversity matrix for the Company:

Board Diversity Matrix (As of April 27, 2022)
Total Number of Directors	13
	Female	Male
Part I: Gender Identity
Directors	4	9
Part II: Demographic Background
African American or Black	1	0
Asian	0	1
White	3	8

4	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Listed below is the tenure and age of our director nominees:

TENURE	AGE

2022 Proxy Statement	5

PROPOSAL 1 — ELECTION OF DIRECTORS

Director information

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the Annual Meeting and ending at the 2023 Annual Meeting of Stockholders.

Richard M. McVey
Age: 62 Director since: April 2000 Chairman of the Board of Directors Board Committees: • None Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Richard M. McVey has been our Chief Executive Officer and Chairman of our Board of Directors since our inception. As an employee of J.P. Morgan & Co., one of our founding broker-dealers, Mr. McVey was instrumental in the founding of MarketAxess in April 2000. Prior to founding MarketAxess, Mr. McVey was Managing Director and Head of North America Fixed-Income Sales at J.P. Morgan, where he managed the institutional distribution of fixed-income securities to investors. Mr. McVey led MarketAxess through the Company’s IPO in 2004, and since that time, MarketAxess has been one of the fastest growing financial technology companies in the U.S. public markets, with industry leading total stockholder returns.  Mr. McVey was named the Ernst & Young National Entrepreneur of the Year for financial services in 2012, and he has been named to the Institutional Investor Tech 40 list 15 times. Mr. McVey was a member of the SEC Fixed Income Market Structure Advisory Committee, for which he chaired the Technology and Electronic Trading Sub-Committee from November 2017 to March 2021. Mr. McVey serves on the Board of Trustees of Colby College. He previously served on the Board of Directors of Miami (Ohio) University Foundation and Blue Mountain Credit Alternatives L.P., an asset management fund focused on the credit markets and equity derivatives markets. Mr. McVey received a B.A. in finance from Miami (Ohio) University and an M.B.A. from Indiana University.

Mr. McVey’s role as one of our founders and his service as our Chief Executive Officer for over 20 years give him deep knowledge and understanding of all aspects of the business and operations of MarketAxess. Mr. McVey’s extensive experience in the financial services industry, including significant leadership roles at J.P. Morgan, has provided the Company with comprehensive knowledge of the financial markets that we serve and the institutions and dealers that are our clients.

Nancy Altobello

Age:  64

Director since: April 2019

Board Committees:

•    Audit (Chair)

•    Compensation and Talent

Public Company Directorships:

•MarketAxess (NASDAQ: MKTX)

•Amphenol Corporation (NYSE: APH)

•Wex Inc. (NYSE: WEX)

Qualifications and Career Highlights:

Nancy Altobello was most recently Global Vice Chair, Talent of Ernst & Young (“EY”), a professional services firm, where she was responsible for EY’s talent and people strategy worldwide from July 2014 until her retirement in June 2018. Previously, Ms. Altobello held a number of senior positions at EY, including Americas Vice Chair, Talent from 2008 to 2014, Managing Partner, Northeast Region Audit and Advisory Practices from 2003 to 2008 and Managing Partner, North American Audit Practice from 1999 to 2003. Throughout this time, Ms. Altobello also served as an audit partner for a number of leading global organizations.  She currently serves on the Board of Directors of Amphenol Corporation and Wex Inc. as well as on the Board of Trustees of Fidelity Charitable. She previously served on the Board of Directors of CA Technologies, Cornerstone OnDemand and MTS Systems Corporation until each of their respective acquisitions. Ms. Altobello received a B.S. in accounting from Fairfield University, earned a Corporate Director Certificate from Harvard Business School and is a licensed Certified Public Accountant in New York and Connecticut.

Ms. Altobello was selected to serve on the Board due to her financial, audit and Sarbanes Oxley compliance expertise, her knowledge of talent and people strategy, and her global business experience.

6	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Steven L. Begleiter
Age: 60 Director since: April 2012 Board Committees: • Finance (Chair) Public Company Directorships: •MarketAxess (NASDAQ: MKTX) •Great Ajax Corp. (NYSE: AJX)
Qualifications and Career Highlights:

Steven L. Begleiter has been employed with Flexpoint Ford, LLC, a private equity group focused on investments in financial services and healthcare, since October 2008, where he currently serves as Managing Director. Prior to joining Flexpoint Ford, Mr. Begleiter spent 24 years at Bear Stearns & Co., serving first as an investment banker in the Financial Institutions Group and then as Senior Managing Director and member of its Management and Compensation Committee from 2002 to September 2008. Mr. Begleiter also served as head of Bear Stearns’ Corporate Strategy Group. Mr. Begleiter currently serves on the Board of Directors of Great Ajax Corp. and certain portfolio companies of Flexpoint Ford, LLC. He previously served on the Board of Directors of WisdomTree Investments, Inc. Mr. Begleiter received a B.A. with Honors in economics from Haverford College.

Mr. Begleiter brings many years of leadership experience in the financial services and private equity industries to the Board. Mr. Begleiter also has extensive industry knowledge and expertise relating to mergers and acquisitions and capital formation.

Stephen P. Casper
Age: 72 Director since: April 2004 Lead Independent Director Board Committees: • Nominating and Governance Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Stephen P. Casper was most recently the President of TRG Management L.P., the investment manager of the TRG Global Opportunity Master Fund, Ltd., a private equity fund from April 2010 to August 2012. From September 2008 to April 2010, Mr. Casper was a partner of Vastardis Capital Services, which provides fund administration and securities processing outsourcing services to hedge funds, funds of funds and private equity funds and their investment management sponsors. Prior to this, Mr. Casper was Chairman and Chief Executive Officer of Charter Atlantic Corporation, the holding company of Fischer Francis Trees & Watts, Inc. (“FFTW”), a specialist manager of U.S., global and international fixed-income portfolios for institutional clients, and Malbec Partners, a manager of single-strategy hedge funds. From April 2004 to January 2008, Mr. Casper was the President and CEO of FFTW. Mr. Casper joined FFTW as Chief Financial Officer in 1990 and was appointed Chief Operating Officer in May 2001. From 1984 until 1990, Mr. Casper was Treasurer of the Rockefeller Family Office. Mr. Casper has been a member of the Board of Directors of multiple fixed income hedge funds managed by KLS Diversified Asset Management since July 2012. Mr. Casper is Vice-Chairman of the Board of Directors of GMO LLC, a global investment management firm providing clients with asset management solutions and services, since May 2014 and a member of the Investment Committee of the Brooklyn Museum. Mr. Casper is a Certified Public Accountant and received a B.B.A. in accounting from Baruch College, from which he graduated magna cum laude, Beta Gamma Sigma, and an M.S. in finance and accounting from The Wharton School at the University of Pennsylvania.

Mr. Casper’s experience in the fixed-income markets and financial services industry and his experience in financial reporting and accounting roles bring extensive public accounting, financial reporting, risk management and leadership skills to the Board.

2022 Proxy Statement	7

PROPOSAL 1 — ELECTION OF DIRECTORS

Jane Chwick

Age:  59

Director since: October 2013

Board Committees:

•    Nominating and Governance

•    Risk (Chair)

Public Company Directorships:

•MarketAxess (NASDAQ: MKTX)

•M&T Bank Corporation (NYSE: MTB)

•Thoughtworks Holding, Inc. (NASDAQ: TWKS)

•Voya Financial, Inc. (NYSE: VOYA)

Qualifications and Career Highlights:

Jane Chwick was most recently the Co-Founder and Co-CEO of Trewtec, Inc., a technology advisory firm designed to help board members and CEOs evaluate the technology function in their companies, from September 2014 until the firm ceased operations in August 2017. Prior to this role, she was a Partner and Co-Chief Operating Officer of the Technology Division of Goldman Sachs Group, Inc. where she was responsible for financial and business planning, technical strategy and ongoing management of an 8,000-person organization until her retirement in April 2013. During her 30-year career at Goldman Sachs, Ms. Chwick held a number of senior positions, including Global Head of Technology of the Securities Division and Global Head of Derivatives Technology. Ms. Chwick served on many governance committees at Goldman Sachs, including the firm’s Finance Committee, the firm-wide New Activity Committee and the Technology Risk Committee, and served as co-chair of the Technology Division Operating Committee. During her tenure, she drove the design, build and integration of technology across all of Goldman Sachs’ derivatives businesses, including fixed income, commodities, currencies and equities. Ms. Chwick is a member of the Board of Directors of M&T Bank Corporation, Thoughtworks Holding, Inc. and Voya Financial, Inc., and Ms. Chwick previously served on the Board of Directors of Essent Group and People’s United Financial, Inc. until its acquisition by M&T Bank Corporation. Ms. Chwick received a B.A. in mathematics from Queens College and an M.B.A. from St. John’s University with a concentration in MIS and quantitative analysis.

Ms. Chwick’s extensive technology leadership experience gained in a global financial services firm, combined with her depth of market knowledge and industry insight, bring valuable skills and strategic perspective to the Board.

Christopher R. Concannon
Age: 54 Director since: January 2019 Board Committees: • None Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Christopher R. Concannon has been our President and Chief Operating Officer since January 2019. Mr. Concannon previously served as President and Chief Operating Officer of Cboe Global Markets, Inc., one of the world’s largest exchange holding companies, a position he was appointed to upon Cboe’s acquisition of Bats Global Markets, Inc. in 2017. At Cboe, he was responsible for the company’s transaction businesses, including global derivatives, U.S. and European equities, and global foreign exchange – as well as overseeing Cboe’s technology, operations, risk, and marketing divisions. Until Bats’ acquisition by Cboe, Mr. Concannon served as President of Bats from December 2014, director from February 2015, and Chief Executive Officer from March 2015. Mr. Concannon has more than 20 years of experience as an executive at Nasdaq, Virtu Financial, Instinet and as an attorney at Morgan, Lewis & Bockius, LLP and the SEC. Mr. Concannon has received a B.A. from Catholic University, an M.B.A. from St. John’s University, and a J.D. from Catholic University’s Columbus School of Law.

Mr. Concannon brings to the Board extensive experience leading companies in the global exchange industry. Mr. Concannon also has deep and critical knowledge regarding automated trading, the delivery of innovative technology solutions, market structure and clearing operations.

8	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

William F. Cruger

Age:  63

Director since: November 2013

Board Committees:

•    Audit

•    Finance

•    Nominating and Governance (Chair)

Public Company Directorships:

•MarketAxess (NASDAQ: MKTX)

•M&T Bank Corporation (NYSE: MTB)

•Virtu Financial, Inc. (NASDAQ: VIRT)

Qualifications and Career Highlights:

William F. Cruger was most recently Vice Chairman of Investment Banking at JPMorgan Chase & Co., a multinational investment bank and financial services company, where he was responsible for key client relationships on a global basis until his retirement in August 2013. Previously, Mr. Cruger held a number of senior positions at J.P. Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. During this time, he oversaw the rationalization of the firm’s private equity investments in trading platforms and related ventures at LabMorgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm’s investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. He currently serves on the Board of Directors of M&T Bank Corporation and Virtu Financial, Inc., and has previously served on the Boards of Directors of Archipelago, Credittrade, Capital IQ. and People’s United Financial, Inc. until its acquisition by M&T Bank Corporation. Mr. Cruger received a B.A. from Clark University and an M.B.A. from Columbia University.

Mr. Cruger’s diverse experience in investment banking at a global financial services firm, his extensive knowledge of financial institutions and financial markets, his leadership roles as a director of other financial services firms, and his international business experience bring critical skills and strategic insight to the Board.

Kourtney Gibson
Age: 40 Director since: July 2020 Board Committees: • Audit • Compensation and Talent Public Company Directorships: •MarketAxess (NASDAQ: MKTX) •lululemon athletica inc. (NASDAQ: LULU)
Qualifications and Career Highlights:

Kourtney Gibson has been the Executive Vice Chairman of Loop Capital Markets, an investment bank, brokerage and advisory firm, since March 2022. Prior to this role, Ms. Gibson served in various roles at Loop Capital Markets, including as President from June 2016 to March 2022, Head of the Fixed Income Division from January 2015 to June 2016 and Head of the Equity Division from June 2005 to December 2015. Ms. Gibson currently serves on the Board of lululemon athletica inc. and is a member of The Economic Club of Chicago and the Treasury Market Practices Group sponsored by the Federal Reserve Bank of New York. Ms. Gibson also currently serves on the Board of Trustees at the University of Miami and Viterbo University, the Board of the Dibia Dream Foundation and the Board of the Chicago Scholars Foundation. Ms. Gibson received an M.B.A. from the Kellogg School of Management at Northwestern University and a B.B.A. from the University of Miami.

Ms. Gibson brings to the Board her wealth of experience relating to the evolving market structure of both the fixed income and equity markets, as well her broad-based experience with institutional investor clients.

2022 Proxy Statement	9

PROPOSAL 1 — ELECTION OF DIRECTORS

Justin G. Gmelich
Age: 53 Director since: October 2019 Board Committees: • Audit • Finance Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Justin G. Gmelich has been a Partner and Global Head of Markets with King Street Capital Management, a global investment management company, since January 2020, where he is also a member of the Management Committee, the Global Investment Committee and the Real Estate Investment Committee.  Prior to this, Mr. Gmelich was the Global Chief Operating Officer for Fixed Income, Commodities, and Currencies (“FICC”) at Goldman Sachs from November 2017 to March 2019, prior to which he was Global Head of Credit at Goldman Sachs since March 2012.  Additionally, while at Goldman Sachs, he was a member of the Firm’s Management Committee, Firmwide Risk Committee, Securities Division Executive Committee, Securities Division Volcker Committee and the Global Recruiting Council. Earlier in his career, Mr. Gmelich worked as an associate trader at Chase and was a vice president at Salomon Brothers. Mr. Gmelich serves as the Chair of the Villanova University Board of Trustees, where he also chairs the Investment Committee, and serves on the Boards of Teddy’s Fund and Trinity Hall. Mr. Gmelich received a B.S. in Finance from Villanova University, an M.S. in Accounting/Taxation from the University of Southern California and an M.B.A. in Finance from Columbia University.

Mr. Gmelich brings to the Board a deep knowledge of fixed income market structure and valuable experience in electronic trading.  Mr. Gmelich also provides key insight into the perspectives of our dealer customer base.

Richard G. Ketchum
Age: 71 Director since: April 2017 Board Committees: • Risk Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Richard G. Ketchum was most recently Chief Executive Officer of the Financial Industry Regulatory Authority, Inc. (“FINRA”) from March 2009 to July 2016 and served as Chairman of FINRA’s Board of Governors from March 2009 to August 2016.  Prior to joining FINRA, Mr. Ketchum held a range of senior regulatory positions in the financial industry over twenty years, including as Chief Executive Officer of NYSE Regulation, Inc., President of the NASDAQ OMX Group Inc., a predecessor of Nasdaq, Inc., President and Chief Operating Officer of the National Association of Securities Dealers Inc., a predecessor of FINRA, and Director of the Division of Market Regulation at the SEC.  Mr. Ketchum was also the General Counsel of the Corporate and Investment Bank of Citigroup Inc.   Mr. Ketchum is on the Board of Directors of GSS, a subsidiary of BNY Mellon.  He previously served as Non-Executive Chairman of the Board of Directors of Sculptor Capital Management, Inc.  Mr. Ketchum received a B.A. from Tufts University and a J.D. from New York University School of Law.

Mr. Ketchum brings to the Board substantial regulatory experience in the securities industry and deep knowledge of the legal and compliance issues facing companies in the financial services industry.

10	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Xiaojia Charles Li
Age: 61 Director since: July 2021 Board Committees: • None Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Xiaojia Charles Li has been Founder and Chairman of Micro Connect, a Hong Kong-based exchange group, since January 2021. Previously, he was Chief Executive of Hong Kong Exchanges and Clearing Limited (“HKEX”) from January 2010 to December 2020. During this time, he orchestrated some of the most significant strategic initiatives in HKEX's history, including the launch of the Shanghai-Hong Kong Stock Connect cross-border trading scheme in 2014, Shenzhen-Hong Kong Stock Connect in 2016 and Bond Connect in 2017. Prior to joining HKEX in 2009, Mr. Li served as Chairman of JP Morgan China from 2003 to 2009 and worked at Merrill Lynch from 1994 to 2003, where he served as President of Merrill Lynch China from 1999 to 2003. Earlier in his career, Mr. Li practiced law in New York as an Associate at Brown & Wood LLP from 1993 to 1994 and Davis Polk & Wardwell LLP from 1991 to 1993. He currently serves on the Council of the University of Hong Kong and the Board of Trustees of Asia Business Council. Mr. Li received a B.A. in English Literature from Xiamen University in China, an M.A. in Journalism from the University of Alabama and a J.D. from Columbia Law School.

Mr. Li brings to the Board his international leadership experience in the financial services sector, in particular his expertise in market infrastructure development in Asia. Mr. Li also provides key insights into the evolving financial regulatory landscape in China.

Emily H. Portney
Age: 50 Director since: October 2017 Board Committees: • Risk Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Emily H. Portney has been Chief Financial Officer of BNY Mellon, a global investment banking services company, since July 2020. In this role, she is responsible for global financial strategy and finance functions, including controllership, business CFO teams, treasury, capital management, tax, corporate development, investor relations, procurement and real estate. Prior to this role, Ms. Portney was Head of Asset Servicing, Americas for BNY Mellon from October 2018 to July 2020. In that role, she oversaw the business unit that provides investment administration, and operational and technology solutions to alternative investment managers, asset managers, asset owners, insurance companies, banks and broker-dealers.  Ms. Portney was Chief Financial Officer of Barclays International, a division of Barclays PLC, a British universal bank from September 2016 to September 2018, where she helped to establish the non-ring-fenced bank, and led a global organization spanning the Corporate and Investment Bank, the Private Bank, and the Cards and Payments businesses. From April 2016 to August 2016, she served as North America Chief Financial Officer for Visa, Inc. Prior to that, from June 1993 to January 2016, Ms. Portney worked at JPMorgan Chase & Co., serving in various senior roles including Global Head of Clearing, Collateral Management, and Execution; Chief Financial Officer of Equities and Prime Services; and Chief Operating Officer of Futures and Options. Ms. Portney previously served on the Board of Directors of The Depository Trust & Clearing Corporation (DTCC).  Ms. Portney received a B.A. from Duke University and an M.B.A. from Columbia University.

Ms. Portney brings leadership experience from a number of financial institutions. Ms. Portney also has in-depth experience relating to clearing operations and strategies and the requirements of operating a firm in a highly regulated industry.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Richard L. Prager
Age: 62 Director since: July 2019 Board Committees: • Compensation and Talent (Chair) • Risk Public Company Directorships: •MarketAxess (NASDAQ: MKTX)
Qualifications and Career Highlights:

Richard L. Prager has been a Senior Advisor at Tresata, a data analytics firm, since July 2019. From May 2016 to July 2019, Mr. Prager was a Senior Managing Director of BlackRock Inc. and served on the firm’s Global Executive Committee. In that role, he led the firm’s global trading, cash management and securities lending teams and played a leadership role in managing BlackRock’s global investment platform for both active portfolios and the iShares ETF business. Mr. Prager joined BlackRock in 2008 during the financial crisis as a Managing Director in their Financial Market Advisory business where BlackRock assisted the U.S. Government and many financial firms navigating the crisis. After BlackRock acquired BGI in 2009, Mr. Prager moved internally to the investment platform where he initially headed fixed income trading and soon thereafter, oversaw all asset class trading. In 2012 he assumed responsibility of the firm’s cash management and securities lending businesses in addition to global trading. Before joining BlackRock in 2008, Mr. Prager worked in various senior roles for Bank of America from 2000 to 2008 including Global Head of Rates, Currencies and Commodities. He has also held senior roles at GenRe from 1999 to 2000, ING from 1993 to 1999 and Westpac from 1984 to 1993. Mr. Prager received a B.S. from Duke University.

Mr. Prager possesses valuable expertise in the financial markets, and has been an industry leader in the areas of electronic trading and trading technology. Mr. Prager also brings significant experience in the areas of global asset management, risk management and settlements.

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Director independence

The Board of Directors has determined that each of our current directors, other than Mr. McVey, our Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Chairman”) and Mr. Concannon, our President and Chief Operating Officer (“President & COO”), currently meet the independence requirements contained in the NASDAQ listing standards and applicable securities rules and regulations. In determining the independence of each of our non-employee directors, the Board considered the transactions described under “Certain relationships and related person transactions – Other transactions.” None of our non-employee directors has a relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board refreshment

We do not have director age or term limits, as we believe our efforts to regularly refresh the Board with new directors, as well as natural turnover, have achieved the appropriate balance between maintaining longer-term directors with deep institutional knowledge and new directors who bring new perspectives and diversity to our Board. Our Board reviews director tenure every year in connection with its director independence determinations. We plan to continue to refresh our Board of Directors to ensure that it is composed of high functioning, qualified and diverse members.

Currently, 7 of our 13 directors have served for less than five years. See “Proposal 1 — Election of Directors — Director Diversity” for more information.

In addition, on an annual basis, the Nominating and Governance Committee reviews and makes recommendations to the Board related to the size, structure and composition of the Board and its Committees.

Board diversity policy

The Company recognizes and embraces that having a diverse Board enhances both the Board’s effectiveness in fulfilling its oversight role and the Company’s performance. The Company’s Board Diversity Statement, included in our Corporate Governance Guidelines, cites diversity at the Board level as an essential element in the attainment of its strategic objectives and in achieving sustainable and balanced development. In designing the Board’s composition, diversity is considered in a number of respects, including but not limited to diversity of gender, age, race, ethnicity, nationality, cultural and educational background, professional experience, skills, knowledge and length of service. In any formal search for Board candidates, the Nominating and Corporate Governance Committee includes, and requests that any search firm that it engages include, qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.  The ultimate decision on all Board nominations is based on merit and the contributions that the selected candidates will bring to the Board, having due regard for the benefits of diversity.

The Nominating and Corporate Governance Committee annually reviews the approval criteria for the selection of new directors and the evaluation and renomination of existing directors, including with regard to the Board Diversity Statement. This annual evaluation enables the Board and the Nominating and Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time, and to assess the effectiveness of efforts at promoting diversity.

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CORPORATE GOVERNANCE AND BOARD MATTERS

We are subject to the new Nasdaq Listing Rule 5605(f), which, after a transition period, will require us to have, or explain why we do not have, at least two members of our Board who are diverse, including at least one diverse director who self-identifies as female and at least one director who self-identifies as an underrepresented minority or LGBTQ+. We welcome this important step in diversifying corporate boards and we currently meet the diversity objectives of this requirement. See “Proposal 1 — Election of Directors — Director Diversity” for more information.

How nominees to our Board are selected

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for election by the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available in the Investor Relations — Corporate Governance section of our corporate website at www.marketaxess.com.

The Nominating and Corporate Governance Committee will give the same consideration to properly submitted candidates recommended by stockholders as they do candidates suggested by other parties. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee as described below under “— Communicating with our Board members.” In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above under “— Qualifications for director nominees” though meeting such minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person recommended by a stockholder. The Nominating and Corporate Governance Committee may also engage outside search firms to assist in identifying or evaluating potential nominees.

Board leadership structure

Our CEO also serves as the Chairman of our Board, and we have a Lead Independent Director who is responsible for, among other things, consulting with the Chairman regarding the agenda and meeting schedules for each Board meeting, coordinating the activities of the non-employee directors, including presiding over the executive sessions of non-employee directors, and serving as a liaison between the Chairman and the non-employee directors. We believe that this structure is appropriate for the Company because it allows one person to speak for and lead the Company and the Board, while also providing for effective oversight by an independent Board through a Lead Independent Director. Our CEO, as the individual with primary responsibility for managing the Company’s strategic direction and day-to-day operations, is in the best position to provide Board leadership that is aligned with our stockholders’ interests, as well as the Company’s needs. Our overall corporate governance policies and practices, combined with the strength of our independent directors, serve to minimize any potential conflicts that may result from combining the roles of CEO and Chairman.

Mr. Casper has been appointed by our independent directors to serve as our Lead Independent Director.  Our Corporate Governance Guidelines provide that the Chairman of the Nominating and Corporate Governance Committee shall act as the Lead Independent Director, unless otherwise determined by a majority vote of the independent directors of the Board.

The Board has established other structural safeguards that serve to preserve the Board’s independent oversight of management. The Board is comprised almost entirely of independent directors who are highly qualified and experienced, and who exercise a strong, independent oversight function. The Board’s Audit Committee, Compensation and Talent Committee, Nominating and Corporate Governance Committee, Risk Committee and Finance Committee are comprised entirely of, and are chaired by, independent directors. Independent oversight of our CEO’s performance is provided through a number of Board and committee processes and procedures, including regular executive sessions of non-employee directors and annual evaluations of our CEO’s performance against pre-determined goals. The Board believes that these safeguards preserve the Board’s

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independent oversight of management and provide a balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board committees

Audit Committee

The Audit Committee of the Board of Directors oversees the accounting and financial reporting process of the Company and the audits of the financial statements of the Company. The Audit Committee is also responsible for preparing the audit committee report required to be included in this Proxy Statement, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s outside auditor. The Audit Committee currently consists of Ms. Altobello (Chair), Mr. Cruger, Ms. Gibson and Mr. Gmelich.

The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that each member of the Audit Committee satisfies the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the SEC.  For information regarding the experience and qualifications of our Audit Committee members, see the information in this Proxy Statement under the section heading “Proposal 1 – Election of Directors — Director information.”

Compensation and Talent Committee

The Compensation and Talent Committee of the Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving, and, as applicable, recommending to the full Board for approval, the compensation of the CEO and all other officers of the Company, as well as the Company’s compensation philosophy, strategy, program design and administrative practices. The compensation programs reviewed and approved by the Compensation Committee consist of all forms of compensation, including salaries, cash incentives, and stock-based awards and benefits. The Compensation Committee is also responsible for oversight of the Company’s talent management processes, including talent acquisition, leadership development and succession planning for key roles, reviewing the Company’s diversity, equity and inclusion programs, and reviewing the Company’s corporate culture.  The Compensation Committee currently consists of Mr. Prager (Chair), Ms. Altobello and Ms. Gibson. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards and a “non-employee director” under the applicable SEC rules and regulations.

Finance Committee

The Finance Committee assists the Board with its oversight of the Company’s global treasury activities, mergers, acquisitions, divestitures, strategic investments, capital structure and capital allocation strategy, financing and liquidity requirements, dividends, stock repurchase authorizations, investor relations activities and insurance and self-insurance programs. The Finance Committee currently consists of Messrs. Begleiter (Chair), Cruger and Gmelich.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors identifies individuals qualified to become Board members and recommends for selection by the Board the director nominees to stand for

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CORPORATE GOVERNANCE AND BOARD MATTERS

election at each annual meeting of the Company’s stockholders. In connection therewith, the Nominating and Corporate Governance Committee reviews certain policies regarding the nomination of directors and recommends any changes in such policies to the Board for its approval; identifies individuals qualified to become directors; evaluates and recommends for the Board’s selection nominees to fill positions on the Board; and recommends changes in the Company’s corporate governance policies, including the Corporate Governance Guidelines, to the Board for its approval. The Nominating and Corporate Governance Committee oversees the annual review of the performance of the Board of Directors, each director and each committee. The Nominating and Corporate Governance Committee also oversees the Company’s environmental, social and governance strategy and initiatives. See “Environmental, social and governance strategy and initiatives.” The Nominating and Corporate Governance Committee currently consists of Mr. Cruger (Chair), Mr. Casper and Ms. Chwick. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with NASDAQ listing standards.

Risk Committee

The Risk Committee assists the Board with its oversight of the Company’s risk management activities, with particular responsibility for overseeing designated areas of risk that are not the primary responsibility of another committee of the Board or retained for the Board’s direct oversight. Items delegated to the Risk Committee by the Board include technology and cyber-security risk, credit risk, clearing risk and regulatory risk. The Risk Committee also oversees and receives reports related to the Company’s cyber-security insurance policies and data security policies and procedures. The Risk Committee currently consists of Ms. Chwick (Chair), Mr. Ketchum, Ms. Portney and Mr. Prager.

Meetings and attendance

The following table sets forth the chairs and membership structure of the Board and each standing Board committee as of April 27, 2022, and the number of Board and Board committee meetings held during 2021.

The non-management directors met in executive session without management directors or employees at each of the meetings of the Board during 2021. We expect each director to attend each meeting of the full Board and of the committees on which such director serves and to attend the annual meeting of stockholders. All directors, except Xiaojia Charles Li, attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served. Mr. Li joined the Board in July 2021 and attended two of the three Board meetings held during 2021 during the time he was serving as a director. He missed the October 2021 meeting due to the time difference and travel restrictions imposed on travel between the Unites States and China during the Pandemic. Twelve of the thirteen directors who were serving on our Board at the time attended our 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

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Board involvement in risk oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to oversee the Company’s risk management processes by informing itself of the Company’s material risks and evaluating whether management has reasonable controls in place to address the material risks. The Board is not responsible, however, for defining or managing the Company’s various risks.

The Board of Directors and its committees oversee risk through regular reports from management. The Board’s committees report on the matters discussed at the committee level to the full Board. The Risk Committee assists the Board with its oversight of the Company’s risk management activities, including operational risks, technology risks relating to information security, business resiliency and continuity, software change management and deployment and system capacity, credit and settlement risks and regulatory risks. The Audit Committee assists the Board in its oversight of the Company’s significant financial risk exposures. In addition, the Compensation Committee is charged with reviewing and assessing risks arising from the Company’s compensation policies. Risk management is a factor that the Board and the Nominating and Corporate Governance Committee consider when determining who to nominate for election as a director of the Company and which directors serve on each Committee. In addition, the Nominating and Corporate Governance Committee is charged with overseeing risk related to the Company’s environmental, social and governance strategy and initiatives. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

The Company’s Global Management Team assists management’s efforts to assess and manage risk. The Global Management Team is chaired by the CEO and is comprised of the Company’s senior managers with global oversight. The Global Management Team assesses the Company’s business strategies and plans and ensures that appropriate policies and procedures are in place for identifying, evaluating, monitoring, managing and measuring significant risks. The Chief Risk Officer regularly prepares updates and reports for the Global Management Team, Risk Committee and the Board of Directors.

We have assembled a cross-functional team, which includes several of our executive officers, for continuously monitoring the impact of the Pandemic on our employee base and business operations. Throughout the Pandemic, the Board has overseen this risk management initiative, working closely with management to maintain information flow and timely review of issues arising from the Pandemic. For information on the effect of the Pandemic on our business, see “Management’s Discussion and Analysis — Critical Factors Affecting our Industry and our Company — Economic, Political and Market Factors” in the Company’s Annual Report on

Form 10-K.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board evaluations

Each year, the members of the Board of Directors conduct a confidential written assessment of the Board’s performance that is reviewed and summarized by the Company’s Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee. As part of the evaluation process, the Board reviews its overall composition, including director tenure, board leadership structure, diversity, including the effectiveness of its diversity policy, and individual skill sets, to ensure it serves the best interests of stockholders and positions the Company for future success. Each Board committee also conducts an annual written self-assessment of its performance during the prior year.  The results of the assessments are then summarized and communicated back to the appropriate committee chairpersons and our Lead Independent Director. After the evaluations, the Board and management work to improve upon any issues or focus points disclosed during the evaluation process. As part of the evaluation process, each committee reviews its charter annually.

Succession planning and talent management

The Board is committed to positioning MarketAxess for further growth through ongoing talent management, succession planning and the deepening of our leadership bench.  Management facilitates a formal talent management and leadership development review on an annual basis for the Board.  The review is focused on both immediate, short-term coverage plans for all executives in the event of an unforeseen situation, as well as longer-term, strategic succession planning.  A critical element of the review is an evaluation of the Company’s formal leadership development and talent acquisition initiatives in order to ensure that our leadership team has the skills, capabilities and experience to effectively lead our existing, and future, global business.  The review also focuses on the retention of key managers.  The annual talent management and leadership development review is supplemented by an additional year-end review by the Board of the individual performance and year-end compensation proposals for the executive management team and other key staff.

The Board values diversity among the management team and strives to increase the diversity of the executive management team, as well as the management teams reporting to them.  The Board considers formal and informal initiatives to promote diversity as part of their annual talent management review.  In addition, in any external searches for executive management team candidates in which the Company considers candidates that are not employees of the Company, the Company will request that any search firm that it engages include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Company selects such executive management team candidates.

The Board has formal exposure to the executive team at Board meetings, as well as at Board committee meetings and other discussions.  There are other opportunities for more informal interaction with employees across the organization throughout the year through various events and collaborative experiences.

Code of Conduct, Code of Ethics and other governance documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the CEO and Senior Financial Officers, which includes Mr. Gerosa, our Chief Financial Officer (“CFO”). Both the Code of Conduct and the Code of Ethics for the CEO and Senior Financial Officers can be accessed in the Investor Relations — Corporate Governance section of our website at www.marketaxess.com.  We intend to satisfy any disclosure obligations regarding waivers of or amendments to our Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers by posting such information on our website at www.marketaxess.com.

You may also obtain a copy of these documents without charge by writing to MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, New York 10001, Attention: Investor Relations.

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Copies of the charters of our Board’s Audit Committee, Compensation Committee, Finance Committee, Risk Committee and Nominating and Corporate Governance Committee, as well as a copy of the Company’s Corporate Governance Guidelines, can be accessed in the Investor Relations — Corporate Governance section of our website.

Communicating with our Board members

Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the MarketAxess Holdings Inc. Board of Directors, c/o General Counsel, 55 Hudson Yards, 15th Floor, New York, New York 10001. The General Counsel will review the correspondence and forward it to our CEO and Chairman and the Lead Independent Director, or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 55 Hudson Yards, 15th Floor, New York, New York 10001, or electronically, at our corporate website, www.marketaxess.com under the heading “Investor Relations — Corporate Governance,” by clicking the “Confidential Ethics Web Form” link.

Director compensation

For 2021, our Compensation Committee retained the services of Grahall, LLC (“Grahall”) as its independent compensation consultant for purposes of advising on non-employee director compensation. Grahall reports directly to the Compensation Committee and prepares an annual review of director compensation for the Compensation Committee. The Compensation Committee then submits any proposed changes in pay level or program structure of our non-employee director compensation to the full Board for its consideration, and if appropriate, approval.

Grahall reviews and recommends compensation structure and adjustments based on the board compensation of the following:

•	Proxy peer group (see “Compensation discussion and analysis — How we determine pay levels — Peer group”);
•	ISS peer group (updated by ISS annually); and
•	Industry data sources, including the National Association of Corporate Directors.

All directors, other than Mr. McVey and Mr. Concannon, are non-employee and independent directors. Mr. McVey and Mr. Concannon receive no additional compensation for service as a director.

In 2021, (i) the value of the Board member equity retainer was increased from $120,000 to $140,000 per year, (ii) the Lead Independent Director fee was increased from $45,000 to $50,000, per year; (iii) committee chair fees (other than for audit) were increased to $20,000 per year; and (iv) committee member fees (other than for audit) were increased to $10,000 per year, in each case, as recommended by Grahall. The changes were effective as of

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July 1, 2021. The changes were made to better align director compensation with the above-referenced market data provided by Grahall.

A summary of the structure of our director pay program that is in effect as of July 2021 is as follows:

Director Compensation Pay Structure - Effective July 2021

	Board Cash Retainer	Cash Committee Chair / LID Fee [1]	Cash Committee Membership Fee [1]	Board Equity Retainer
Annual Retainer - All	$85,000	-	-	$140,000
Audit Committee	-	$25,000	$12,500	-
Compensation / Talent Committee	-	$20,000	$10,000	-
Governance / Nominating Committee	-	$20,000	$10,000	-
Finance Committee	-	$20,000	$10,000	-
Risk Committee	-	$20,000	$10,000	-
Lead Independent Director[2]	-	$25,000	-	$25,000

(1)	Committee members serving as chair do not also receive a membership fee.
(2)	The Lead Independent Director may choose to receive the retainer in cash or a combination of cash and equity.

In August 2021, we granted 300 shares of restricted stock or restricted stock units (“RSUs”) to each non-employee director except for Mr. Li, who was granted a prorated amount of 271 RSUs in August 2021 after joining the Board in July 2021.  Mr. Casper, as Lead Director, received 53 additional shares of restricted stock, equating to half of his Lead Independent Director Fee.  All shares are scheduled to vest on the date of the next annual stockholders’ meeting. The number of shares of restricted stock or RSUs granted was determined on the grant date by dividing the equity grant value of $140,000 (or $126,575 for Mr. Li) by the average of the closing price of our Common Stock for the ten trading days up to and including the grant date.  We expect to continue to compensate our non-employee directors with a combination of cash and equity awards. All equity awards to non-employee directors are made under the Company’s 2020 Equity Incentive Plan.

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Below is a summary of the amount and form of actual compensation received by each non-employee director in 2021:

Director Compensation for Fiscal 2021

Name	Fees Earned or Paid in Cash [1]	Stock Awards [2,4]	All Other Compensation [3]	Total
	(S)	(S)	(S)	(S)
Stephen P. Casper	117,500	167,735	713	285,948
Nancy Altobello	118,750	142,551	0	261,301
Steven L. Begleiter	110,948	142,551	0	253,499
Jane Chwick	113,750	142,551	5,557	261,858
William F. Cruger	121,250	142,551	600	264,401
Kourtney Gibson	102,953	142,551	527	246,031
Justin Gmelich	102,651	142,551	0	245,202
Richard Ketchum	93,750	142,551	600	236,901
Xiaojia Charles Li	39,728	128,771	0	168,499
Emily Portney	93,750	142,551	600	236,901
Richard Prager	108,255	142,551	600	251,406
John Steinhardt	45,337	0	600	45,936

(1)

The amounts represent Board, Committee, Committee Chair and Lead Independent Director cash retainers earned in 2021. For Messrs. Li and Steinhardt, the amounts represent Board retainers earned for the portion of the year that each director served on the Board. Mr. Li joined the Board in July 2021. Mr. Steinhardt left the Board following the 2021 Annual Meeting in June 2021.

(2)

The amounts represent the aggregate grant date fair value of stock awards granted by the Company in 2021, computed in accordance with FASB ASC Topic 718.  For further information on how we account for stock-based compensation, see Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.  Mr. Li received a prorated number of 271 RSUs based on his length of service in 2021.

(3)	Represents accrued dividends paid on restricted stock or RSUs, as applicable.
(4)

The table below sets forth information regarding the aggregate number of unvested stock awards outstanding at the end of fiscal year 2021 for each non-employee director, including unvested stock awards granted in fiscal year 2021 and, in relation to Messrs. Begleiter, Cruger, and Gmelich and Ms. Altobello, RSUs for which the director previously elected to defer receipt.  There are no stock option awards granted to directors in fiscal year 2021 and no stock options outstanding at fiscal year end.

Equity Awards Outstanding

Name	Aggregate Number of Stock Awards Outstanding at Fiscal Year End
Stephen P. Casper	353
Nancy Altobello	538
Steven L. Begleiter	1,056
Jane Chwick	300
William F. Cruger	1,272
Kourtney Gibson	300
Justin Gmelich	538
Richard Ketchum	300
Xiaojia Charles Li	271
Emily Portney	300
Richard Prager	300
John Steinhardt	0

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Share ownership & holding guidelines

To keep the interests of non-employee directors and stockholders aligned, the Board of Directors has adopted stock ownership guidelines for our non-employee directors.  Non-employee directors are required to hold not less than the number of shares of Common Stock equal in value to five times the annual cash retainer payable to a director, or $425,000.  The holding requirement must be achieved within five years after the director has become a Board member and maintained throughout the non-employee director’s service with the Company. All shares of Common Stock beneficially owned by the director, including shares purchased and held personally, vested and unvested restricted shares, vested and unvested restricted stock units, settled performance shares, and shares deferred under a non-qualified deferred compensation arrangement, count toward the minimum ownership requirement. Vested and unvested stock options and unearned performance shares are excluded.

In addition to the ownership guidelines, all non-employee directors must hold all shares granted for service for a minimum of five years from the date of grant. Directors are also required, for a period of six months following his or her departure from the Board, to comply with the Company’s Insider Trading Policy that, among other things, prohibits trading in the Company’s securities during specified blackout periods.

As of April 1, 2022, the holding requirement was equal to 1,004 shares, calculated using a price of $423.21 per share, which was the average of the daily closing price of our Common Stock for the twelve-month period ended on March 31, 2022. All of our non-employee directors have either achieved the designated level of ownership or are in the five-year period following their appointment or election to the Board during which they are expected to achieve compliance:

Directors' Stock Ownership

Name	Appointed	Requirement (multiple of cash retainer)	Current Holdings (multiple of cash retainer)
Stephen P. Casper	April 2004	5.0x	267.7x
Nancy Altobello	April 2019	5.0x	4.5x
Steven L. Begleiter	April 2012	5.0x	45.0x
Jane Chwick	October 2013	5.0x	30.8x
William F. Cruger	November 2013	5.0x	30.7x
Kourtney Gibson	July 2020	5.0x	2.5x
Justin Gmelich	October 2019	5.0x	3.7x
Richard Ketchum	April 2017	5.0x	10.3x
Xiaojia Charles Li	July 2021	5.0x	1.4x
Emily Portney	October 2017	5.0x	9.0x
Richard Prager	July 2019	5.0x	9.1x

Our equity plan provides for the accrual of dividends (or dividend equivalents) on unvested shares.   However, dividends are not paid and are subject to forfeiture until all restrictions on the shares have lapsed.

We do not provide any retirement benefits or other perquisites to our non-employee directors.

22	2022 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Certain relationships and related person transactions

Related person transactions

Our related persons include our directors, director nominees, executive officers, holders of more than five percent of the outstanding shares of our Common Stock and the foregoing persons’ immediate family members. We review relationships and transactions in which the Company and our related parties are or will be participants to determine whether such related persons have a direct or indirect material interest. As required under SEC rules, related person transactions that involve in excess of $120,000 and are determined to be directly or indirectly material to a related person are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed.

Since January 1, 2021, there has not been, nor is there currently proposed, any related person transaction in which the Company was a participant, the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Other transactions

Although not considered related person transactions that are required to be disclosed under SEC rules, each of the 5% stockholders that are listed under “Security ownership of certain beneficial owners and management” or their affiliated entities is a party to a user agreement, dealer agreement or data agreement that governs their access to, and activity on, our electronic trading platforms and access to our data products.

In addition, certain entities for which some of our directors serve as employees or officers have entered into transactions with the company, including user agreements, dealer agreements and data agreements that govern their access to, and activity on, our electronic trading platforms and access to our data products. Each of these agreements were entered into in the ordinary course of business and, subject to our usual trade terms, provide for the fees and expenses to be paid by such entities for the use of the platform or access to data. For example, in May 2021, we launched the Diversity Dealer Initiative, a series of technology enhancements that enable leading buy-side institutions and minority-, women- and veteran-owned broker dealers to more easily trade with one another on our platforms. One of our directors, Kourtney Gibson, serves as the President of Loop Capital Markets LLC, a minority-owned broker dealer that is a participating Diversity Dealer in the program. While these transactions are not considered related person transactions that are required to be disclosed under SEC rules, our Audit Committee reviews and approves such transactions on an annual basis.

2022 Proxy Statement	23

ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND INITIATIVES

We are focused on growing our business sustainably by delivering long-term value for our customers, suppliers, stockholders, employees and the communities where we live and work. At MarketAxess, we think of our environmental, social and governance (“ESG”) strategy as one that encompasses both corporate and commercial objectives. We aim to operate the Company responsibly while managing risks and using our resources wisely.  As further described in the Company’s 2021 ESG Report, MarketAxess demonstrated its ESG commitment in 2021 by completing its first ESG non-financial materiality and prioritization assessment and continuing our efforts to implement our effective diversity, equity and inclusion and human capital management strategies.  The report also details other topics identified by the assessment, including customer privacy, data security, ethical conduct of business and employee health and wellbeing. Our 2021 ESG Report, including the results of the non-financial ESG materiality and prioritization assessment, can be accessed in the Investor Relations — Corporate Governance section of our website, but is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our filings with the SEC.

Board and management oversight of ESG matters

The Company’s ESG strategy and initiatives are generally overseen by the Board’s Nominating and Corporate Governance Committee.  In addition, other Board committees have oversight of specific topics that fall within our ESG umbrella. For example, the Compensation Committee oversees the Company’s efforts with respect to diversity, equity and inclusion and the Risk Committee oversees the Company’s cybersecurity policies and procedures. Our President & COO and General Counsel & Corporate Secretary share management oversight over our ESG strategy and initiatives.

During 2021, the Nominating and Governance Committee received presentations from management and discussed our ESG strategy, including the non-financial materiality and prioritization assessment. The results of this assessment are discussed in our 2021 ESG Report, which can be accessed in the Investor Relations — Corporate Governance section of our website.

Carbon footprint

We support the Paris Agreement Under the United Nations Framework Convention on Climate Change. Part of our support is developing an understanding of how our Company’s operations contribute to global carbon emissions. For that reason, in January 2022, we began measuring our Scope 1, 2 and some of our 3 emissions and, once measured, we plan to put measurable environmental goals in place. More information can be found in our 2021 ESG Report, which can be accessed in the Investor Relations — Corporate Governance section of our website.

Commercial ESG initiatives

In 2021, we launched the Diversity Dealer Initiative (DDI) to enable buy side firms to trade more easily with minority-, women- and veteran-owned broker-dealers, while still achieving best execution. The DDI leverages our anonymous all-to-all Open Trading marketplace and provides enhanced trading connections by allowing institutional investor clients to select a diversity dealer to intermediate an Open Trading transaction.

24	2022 Proxy Statement

ENVIORNMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND INITIATIVES

In addition, in 2019 we launched our “Trading for Trees” program, under which five trees are planted by One Tree Planted, our partner charitable organization, for every $1 million of green bond trades executed on our platforms.

Green bonds are fixed income instruments designed to fund projects that have positive environmental and/or climate benefits.  In 2021, $51.1 billion in corporate and municipal green bond trading volume was executed globally on the MarketAxess platforms, an increase of 89.3% from 2020. In the U.S., where public data is available, MarketAxess ranks as the largest municipal and corporate green bond marketplace with an estimated market share of 20.9% in municipal and TRACE-reported corporate green bond volume.

The third year of our “Trading for Trees” initiative proved successful. Our clients’ green bond trading on the MarketAxess platform resulted in over 255,000 trees being planted across six countries, including India, Côte d’Ivoire, Rwanda, and Canada. The impact of our projects was focused on wildfire restoration and enhanced biodiversity, and provided local communities with resources to fight hunger and climate change.

2022 Proxy Statement	25

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022 and to audit the Company’s internal control over financial reporting as of December 31, 2022, and the Board is asking stockholders to ratify that selection. PwC has audited our consolidated financial statements each year since our formation in 2000. The Audit Committee periodically considers whether there should be a rotation of independent registered public accounting firms and the Audit Committee currently believes that the continued retention of PwC is in the best interests of the Company and our stockholders. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

In 2011, the Company, in the ordinary course of its business, entered into a bulk data agreement with PwC for the purpose of supporting valuation conclusions reached by PwC in the normal course of PwC’s audit and other work for its clients, which has been amended from time to time. Pursuant to the agreement, the Company provides bond pricing data to PwC on terms consistent with the terms of similar data sales agreements entered into by the Company. The aggregate annual revenue to the Company from the data agreement is $295,000. On an annual basis, the Audit Committee evaluates the effect of such agreement on the independence of PwC and has concurred with the opinion of the Company’s management and PwC that the arrangement constitutes an “arm’s-length” transaction that would not affect PwC’s independence.

Representatives of PwC will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy. Abstentions will have the same effect as a vote AGAINST this proposal. Brokers have discretionary authority to vote on Proposal 2 and, therefore, there will be no broker non-votes on Proposal 2.

BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

26	2022 Proxy Statement

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit and other fees

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the years ended December 31, 2021 and 2020 and the audit of our broker-dealer subsidiaries’ annual financial statements, as well as fees paid to PwC for tax compliance and planning, if any, and other services, are set forth below.

Except as set forth in the following sentence, the Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audit-related, tax and other services rendered by PwC to the Company or its subsidiaries. The Audit Committee has authorized the CEO and the CFO to purchase permitted non-audit services rendered by PwC to the Company or its subsidiaries up to, and including, a limit of $10,000 per service and an annual aggregate limit of $20,000 for all such services.

Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm submits to the Audit Committee (and the Audit Committee requests from the independent registered public accounting firm), as soon as possible, the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Immediately following the completion of each fiscal year, the independent registered public accounting firm also submits to the Audit Committee (and the Audit Committee requests from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

Set forth below is information regarding fees paid by the Company to PwC during the fiscal years ended December 31, 2021 and 2020.

Fee Category	2021	2020
Audit Fees(1)	$2,690,747	$2,765,478
All Other Fees(2)	1,720	4,460
Total	$2,692,467	$2,769,938

(1)

The aggregate fees incurred include amounts for the audit of the Company’s consolidated financial statements (including fees for the audit of our internal control over financial reporting), the audit of our broker-dealer subsidiaries’ annual financial statements and the audits of our foreign subsidiaries’ annual statutory financial statements.

(2)	Other Fees are comprised of annual subscription fees for accounting related research and service fees related to XBRL conversion services.

2022 Proxy Statement	27

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of Ms. Altobello (Chair), Mr. Cruger, Ms. Gibson and Mr. Gmelich. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates, and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors.

During fiscal year 2021, the Audit Committee met five times. The Company’s senior financial management and independent registered public accounting firm were in attendance at such meetings. Following each quarterly meeting during 2021, the Audit Committee conducted a private session with the independent registered public accounting firm, without the presence of management. The Audit Committee also had one joint meeting with the Risk Committee during 2021.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

We have reviewed and discussed with senior management the Company’s audited financial statements for the year ended December 31, 2021 which are included in the Company’s 2021 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

We have received the written disclosures and the letter from PwC concerning their communications with us concerning independence, as required by applicable requirements of the PCAOB, and we have discussed with PwC their independence.

Based upon the foregoing review and discussions with our independent registered public accounting firm and senior management of the Company, we recommended to our Board that the financial statements prepared by the Company’s management and audited by its independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, that was filed with the SEC.

Submitted by the Audit Committee of the
Board of Directors:

Nancy Altobello — Chair
William F. Cruger
Kourtney Gibson
Justin G. Gmelich

28	2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 11, 2022 by (i) each person or group of persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers (“NEOs”), (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 11, 2022 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act and includes voting and investment power with respect to shares. The percentage of beneficial ownership is based on 37,451,233 shares of Common Stock outstanding at the close of business on April 11, 2022. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that such person or entity beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, New York 10001.

	Number of Shares Beneficially Owned	Percentage of Stock Owned
5% Stockholders
The Vanguard Group [1]	4,159,090	11.11%
T. Rowe Price Associates, Inc. [2]	3,668,968	9.80%
BlackRock, Inc. [3]	3,563,993	9.52%
NEOs and Directors
Richard M. McVey [4]	528,929	1.41%
Nancy Altobello [5]	668	*
Steven Begleiter [6]	8,285	*
Stephen P. Casper [7]	53,761	*
Jane Chwick [8]	6,177	*
Christopher Concannon [9]	35,668	*
William F. Cruger [10]	5,192	*
Kourtney Gibson [11]	509	*
Justin Gmelich [12]	508	*
Richard G. Ketchum [13]	2,060	*
Xiaojia Charles Li [14]	271	*
Emily H. Portney [15]	1,797	*
Richard Prager [16]	1,826	*
Antonio L. DeLise [17]	8,482	*
Christopher N. Gerosa [18]	802	*
Kevin McPherson [19]	69,232	*
Naineshkumar Shantilal Panchal [20]	—	*
Scott Pintoff [21]	4,661	*
Christophe Roupie [22]	5,815	*
Nicholas Themelis [23]	5,355	*
All Executive Officers and Directors as a Group (18 persons) [24]	726,161	1.94%

*	Less than 1%.

(1)

Information regarding the number of shares beneficially owned by The Vanguard Group was obtained from a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2022. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

2022 Proxy Statement	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

Information regarding the number of shares beneficially owned by T. Rowe Price Associates, Inc. was obtained from a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2022. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)

Information regarding the number of shares beneficially owned by BlackRock, Inc. was obtained from a Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2022. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Consists of (i) 440,273 shares of Common Stock owned individually; (ii) 2,000 shares of Common Stock owned by immediate family members; (iii) 37,742 shares of unvested restricted stock; and (iv) 48,914 shares of Common Stock issuable pursuant to stock options granted to Mr. McVey that are or become exercisable within 60 days. Does not include (i) 163,673 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 4,150 unvested restricted stock units; (iii) 223,066 deferred restricted stock units or (iv) 12,531 performance shares and performance stock units.

(5)	Consists of (i) 368 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock units that vest within 60 days. Does not include (i) 238 deferred restricted stock units.
(6)	Consists of (i) 7,985 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock units that vest within 60 days. Does not include 756 deferred restricted stock units.
(7)

Consists of (i) 8,600 shares of Common Stock owned individually; (ii) 44,808 shares of Common Stock held indirectly in a trust for which Mr. Casper’s spouse is the trustee; and (iii) 353 unvested restricted stock awards that vest within 60 days.

(8)	Consists of (i) 5,877 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock awards that vest within 60 days.
(9)

Consists of (i) 15,273 shares of Common Stock owned individually; (ii) 18,914 shares of unvested restricted stock; and (iii) 1,481 shares of Common Stock issuable pursuant to stock options granted to Mr. Concannon that are or become exercisable within 60 days. Does not include (i) 86,008 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 3,568 unvested restricted stock units or (iii) 8,953 performance shares and performance stock units.

(10)	Consists of (i) 4,892 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock awards that vest within 60 days. Does not include 972 deferred restricted stock units.
(11)	Consists of (i) 209 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock awards that vest within 60 days.
(12)	Consists of (i) 208 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock units that vest within 60 days. Does not include (i) 238 deferred restricted stock units.
(13)	Consists of (i) 1,760 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock awards that vest within 60 days.
(14)	Consists of 271 unvested restricted stock units that vest within 60 days.
(15)	Consists of (i) 1,497 shares of Common Stock owned individually; and (ii) 300 unvested restricted stock awards that vest within 60 days.
(16)

Consists of (i) 849 shares of Common Stock owned individually; (ii) 677 shares of Common Stock beneficially owned by Mr. Prager by trust; and (iii) 300 unvested restricted stock awards that vest within 60 days.

(17)

Consists of (i) 8,482 shares of Common Stock owned individually. Does not include (i) 2,251 unvested restricted stock units; (ii) 16,260 deferred restricted stock units or (iii) 3,125 performance shares and performance stock units.

(18)

Consists of (i) 722 shares of Common Stock owned individually; and (ii) 80 shares of unvested restricted stock. Does not include (i) 2,455 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 1,073 unvested restricted stock units or (ii) 1,381 performance stock units.

(19)	Consists of (i) 69,232 shares of Common Stock owned individually. Does not include (i) 3,032 unvested restricted stock units or (ii) 4,014 performance shares and performance stock units.
(20)	Does not include (i) 5,821 unvested restricted stock units; or (ii) 3,986 performance shares and performance stock units.
(21)	Consists of (i) 4,661 shares of Common Stock owned individually. Does not include (i) 1,658 unvested restricted stock units or (ii) 2,316 performance shares and performance stock units.
(22)

Consists of (i) 5,374 shares of Common Stock owned individually; and (ii) 441 shares of unvested restricted stock. Does not include (i) 1,243 unvested restricted stock units or (ii) 2,128 performance shares and performance stock units.

(23)	Consists of (i) 5,355 shares of Common Stock owned individually. Does not include (i) 3,189 unvested restricted stock units or (ii) 4,355 performance shares and performance stock units.
(24)

Consists of (i) 615,265 shares of Common Stock owned individually; (ii) 57,177 shares of unvested restricted stock; (iii) 3,324 shares of restricted stock units that vest or deliver within 60 days; and (iv) 50,395 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.  Does not include (i) 252,136 shares of Common Stock issuable pursuant to stock options that are not exercisable within 60 days; (ii) 20,545 restricted stock units that are unvested; (iii) 225,270 deferred restricted stock units or (iv) 35,309 performance shares and performance stock units.

30	2022 Proxy Statement

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of the date hereof.

Name	Age	Position
Richard M. McVey	62	Chief Executive Officer and Chairman of the Board of Directors
Christopher R. Concannon	54	President, Chief Operating Officer and Director
Christopher N. Gerosa	46	Chief Financial Officer
Kevin McPherson	51	Global Head of Sales
Naineshkumar Shantilal Panchal	50	Chief Information Officer
Scott Pintoff	51	General Counsel and Corporate Secretary
Christophe Roupie	56	Head of EMEA and APAC

Richard M. McVey has been CEO and Chairman since our inception. See “Proposal 1 – Election of Directors — Director information” for a discussion of Mr. McVey’s business experience.

Christopher R. Concannon has been President & COO, and a member of the Board of Directors, since January 2019. See “Proposal 1 – Election of Directors — Director information” for a discussion of Mr. Concannon’s business experience.

Christopher N. Gerosa has been CFO since August 2021. Prior to his current role, Mr. Gerosa was Head of Accounting and Finance of the Company from April 2015 to August 2021, with global responsibility for accounting, tax, treasury management and financial planning and analysis functions. Prior to joining the Company, Mr. Gerosa was Chief Financial Officer of Primus Guaranty, Ltd. (“Primus”) from 2010 to 2014 and Corporate Treasurer from April 2007 to 2014. Prior to these roles, Mr. Gerosa held the position of Corporate Controller and served as the Director of Investor Relations of Primus. Mr. Gerosa joined Primus in 2003 and was an integral part of taking Primus public in 2004. Before joining Primus, he worked in the product controller areas of Deutsche Bank and Goldman Sachs. Mr. Gerosa began his professional career at Arthur Andersen. He served as a U.S. Army National Guard Infantry Officer after receiving his B.B.A. from the University of Notre Dame.

Kevin McPherson has been Global Head of Sales since June 2014.  From January 2008 to June 2014, Mr. McPherson was the Company’s U.S. Sales Manager.  From March 1999 to December 2007, Mr. McPherson was a Sales Representative for the Company, running the Company’s West Coast sales and distribution effort.  From June 1996 to March 1999, Mr. McPherson worked within the Emerging Markets Fixed Income Group of Scudder Stevens & Clark, where he traded emerging market fixed income securities and supported portfolio administration.  Mr. McPherson began his career at State Street Bank & Trust, where he worked from June 1994 to June 1996 as an accountant and auditor for fixed income and equities portfolios.  Mr. McPherson received a B.A. in business administration from the University of Maine.

Naineshkumar Shantilal Panchal has been Chief Information Officer since March 2022. Prior to his current role, Mr. Panchal served as a Managing Director of Goldman Sachs Asset Management Technology from November 2014 to February 2022. In that role, he served in various capacities, including a Global Co-Head of Technology, Asset Management Division from 2020 to 2021, Global Head of Goldman Sachs Asset Management Portfolio Management and Trading Technology from 2019 to 2020, Global Co-Head of Goldman Sachs Asset Management Portfolio Management and Trading Technology from 2018 to 2019 and Global Head of Fixed Income and Sales Technology, Asset Management Division from 2014 to 2018. Prior to this role, he was a Managing Director, Technology of Goldman Sachs Securities Division, serving in various capacities from 1996 to 2014. Mr. Panchal began his career as a Consultant, Financial Services at Andersen Consulting prior to his tenure at Goldman Sachs. He holds a B.A. and an M.A., each in Computer Science, from Cambridge University.

2022 Proxy Statement	31

EXECUTIVE OFFICERS

Scott Pintoff has been General Counsel and Corporate Secretary since February 2014.  Prior to joining us, Mr. Pintoff was General Counsel and Corporate Secretary at GFI Group, a position he held since 2003.  At GFI, Mr. Pintoff was responsible for all legal, regulatory and compliance matters, including their IPO, all acquisitions and implementation of the Dodd-Frank Act. Mr. Pintoff joined GFI Group in 2000 as Associate General Counsel. Prior to GFI, Mr. Pintoff was at Dewey Ballantine LLP from 1996 to 2000 within the mergers and acquisitions group. Mr. Pintoff received a B.A. (Honors) from Wesleyan University and a J.D. from the New York University School of Law.

Christophe Roupie has been Head of EMEA and APAC since May 2020. From March 2017 through May 2020, Mr. Roupie was the Company’s Head of Europe and Asia.  Prior to joining us, from October 2015 until October 2016, Mr. Roupie was the CEO of HiRock AG, a family office in Switzerland.  From May 2005 to October 2015, Mr. Roupie was Global Head of Trading and Securities Financing at AXA Investment Managers. While at AXA Investment Managers, he managed trading teams in Paris, London, Hong Kong and Greenwich, Connecticut across equities, fixed income, FX, derivatives, repo and stock lending.  Prior to this, Mr. Roupie was the Global Head of Fixed Income Trading at IXIS AM (now Natixis Asset Management) from October 2000 to March 2005.

32	2022 Proxy Statement

A LETTER FROM OUR COMPENSATION AND TALENT COMMITTEE

Dear Fellow Stockholders,

As members of MarketAxess’ Compensation and Talent Committee (the “Compensation Committee”), we endeavor to create an executive compensation program that is performance-based, directly correlated with business and financial results, and designed to attract, reward and retain high caliber executives.

As detailed in the Compensation Discussion and Analysis, in 2021, the Company made significant strides in executing against its long-term growth strategy against a challenging market backdrop.  Credit spreads and credit spread volatility were at historically low levels throughout most of 2021, adversely impacting the Company’s financial results relative to record levels achieved in 2020. Because of difficult market conditions for credit trading, our 2021 results were below our budget and the compensation of our employees, including the NEOs, fell as a result.

In 2021, we received strong positive feedback from stockholders on our compensation program. The 2021 say-on-pay proposal received 96.2% support, and subsequent stockholder engagement in late 2021 and early 2022, has generally been positive. The Compensation Committee seeks to include the input of our stockholders in the regular evaluation of our programs and welcomes continued stockholder feedback regarding our executive compensation practices. The Company’s management reached out to stockholders who collectively represented over 65% of our outstanding common stock and had conversations with 6 stockholders who requested engagement representing approximately 25% percent of our outstanding common stock. The feedback from our stockholders, including the welcomed evolution of our executive compensation programs over the last few years, was conveyed to our Compensation Committee. We remain determined to understand your perspectives and committed to considering constructive changes in response to your feedback.

Our compensation program is designed to reward the short-term and long-term success of the Company. 2021 NEO cash incentives were tied to both 2021 Adjusted Operating Income and the executive’s individual performance, including contributions to the Company’s growth strategy. 2021 equity incentives, granted in January 2022, were comprised 50% of performance stock units, which measure a combination of market share, revenue growth, and operating margin, over a subsequent three-year performance period.

Our Compensation Committee is and will remain committed to the ongoing evaluation and improvement of our executive compensation program. We look forward to continuing the dialogue and encourage you to reach out with any questions or concerns related to our program before making your voting decision. Thank you for your investment in MarketAxess.

Submitted by the Compensation and Talent Committee of the Board of Directors:

Richard L. Prager – Chair

Nancy Altobello

Kourtney Gibson

2022 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program and provides an overview of the Company’s pay for performance methodology and compensation decisions for the following NEOs:

Name	Title
Richard M. McVey	Chief Executive Officer and Chairman of the Board of Directors
Christopher R. Concannon	President and Chief Operating Officer
Christopher N. Gerosa	Chief Financial Officer
Kevin McPherson	Global Head of Sales
Antonio L. DeLise	Former Global Head of Corporate Development and Former Chief Financial Officer
Nicholas Themelis	Former Chief Information Officer

Effective August 1, 2021, Mr. Gerosa succeeded Mr. DeLise as the Company’s CFO. Mr. DeLise is a NEO for 2021 because he was the CFO of the Company for a portion of the year. Effective March 1, 2022, Mr. Panchal succeeded Mr. Themelis as Chief Information Officer. Mr. Themelis is a NEO for 2021 because Mr. Themelis was one of the Company’s three most highly compensated executive officers as of December 31, 2021. Both Mr. DeLise and Mr. Themelis have retired from their respective positions as of the date of this Proxy Statement. See “Executive compensation — Employment agreements and severance arrangements with our Named Executive Officers.”

We have not made any changes or adjustments to our executive compensation program as a result of the Pandemic. Any consideration given to the impact of the Pandemic by the Compensation Committee in their evaluation of a NEO’s performance during 2021 is described below in “2021 compensation detail – Annual Cash Incentives – 2021 Individual Performance.”

Responding to stockholders; evolving pay practices

Say-on-Pay support & 2021 stockholder engagement

Our annual say-on-pay vote (“Say-on-Pay”) is one of our opportunities to receive feedback from stockholders regarding our executive compensation program. At the 2021 Annual Meeting, approximately 96.2% of the votes cast approved the Say-on-Pay proposal, an increase from 93.7% and 73% in 2020 and 2019, respectively.  Since 2019, management and the Board have conducted annual outreach with our stockholders to better understand investors’ perspectives on our compensation program and incorporate their feedback. Following the 2021 Annual Meeting, we continued this dialogue by reaching out to stockholders who collectively represented over 65% of our outstanding common stock and had conversations with six stockholders who requested engagement representing more than 25% percent of our outstanding common stock.  During our outreach, we discussed a range of relevant topics with stockholders, including the evolution of our executive compensation programs, for which we received consistently positive feedback.

With regard to non-compensation matters, the stockholders with whom we spoke welcomed the continued refreshment of the Board, the publication of our second ESG Report, our decision to begin measuring the Company’s carbon emissions in 2022 and the success of our Trading-for-Trees and Diversity Dealer initiatives.

Stockholder feedback was relayed directly to the Board of Directors, including to relevant Board committees that oversee various ESG Topics. See “Environmental, social and governance strategy and initiatives — Board and management oversight of ESG matters” for more information.

Compensation highlights

Below are key elements of our executive compensation program for performance year 2021:

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•

NEO’s Annual Cash Incentive Compensation Program – 50% of the NEOs’ annual cash incentive was tied to the Company’s adjusted operating income performance for the fiscal year based on the 2021 budget, and 50% was tied to the executive’s delivery against individual goals and strategic corporate objectives.

•

Annual Equity Award Performance Share Metrics – the performance stock units granted in January 2022, representing 50% of our NEOs’ annual equity award in relation to prior year performance, were awarded with a three-year performance period based on a combination of market share, revenue growth and operating margin metrics.  Performance targets for years two and three are based off of the previous year’s actual results.

•

Continued Committee Refreshment – In July 2021, the Chair of the Compensation Committee was rotated to Mr. Prager and Ms. Gibson joined the Compensation Committee. Following the 2021 compensation process, Mr. Begleiter was rotated off the Compensation Committee.

Executive summary

MarketAxess 2021 performance overview

In 2021, the Company made significant strides in executing against its long-term growth strategy. In terms of our core business, we maintained our strong leadership position in the U.S. credit institutional client e-trading space, and we registered very strong growth in our international credit businesses, including Eurobonds and emerging markets, reflecting the benefit of our global product diversification efforts. Open Trading continues to be a key differentiator in terms of our liquidity offering, with approximately 1,700 counterparties driving significant transaction cost savings for our clients. Beyond our core business, we made significant progress expanding our growth cylinders. Our U.S. Treasury bond platform recorded a record $4.1 trillion of volume in 2021 and we made key technology enhancements to enable investor clients to leverage our all-to-all Live Markets order book. In municipal bonds, we integrated our acquisition of MuniBrokers, a central electronic trading venue serving municipal bond inter-dealer brokers and dealers, in order to expand our existing municipal bond trading solution. And on the data and post-trade side, we significantly enhanced our service offering, with the addition of Regulatory Reporting Hub increasing combined post-trade and data revenue by 43% in 2021. We continued to grow our total active client base to nearly 1,900 active clients, with approximately 1,000 clients trading three or more products on our platform. These number of clients records enhance the network effect on our platforms.

We believe that the Company improved its strategic positioning in 2021 against a challenging market backdrop.  Credit spreads and credit spread volatility were at historically low levels throughout most of 2021, adversely impacting our financial results relative to record levels achieved in 2020. Because of difficult market conditions for credit trading, our 2021 results were below our budget and the compensation of our employees, including the NEOs, fell as a result.

For reference, we have included compound annual growth rates (“CAGR”), where appropriate, for the key performance metrics discussed below.

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COMPENSATION DISCUSSION AND ANALYSIS

Key performance metrics

Our key performance metrics include:

Total Revenues:

A 32% increase in revenue in 2020, driven by a significant increase in volatility during the year, made for tough year-over-year comparisons in 2021, as credit spreads and credit spread volatility decreased significantly, and estimated U.S. credit market TRACE volumes declined 7%. While market conditions were more challenging in 2021, the Company reported a record $699 million in revenue, the 13th consecutive year of record revenue. Partially offsetting the weaker U.S. credit environment was a strong performance in our international growth cylinders, Eurobond trading and emerging markets trading as well as higher post-trade revenue with the acquisition of Regulatory Reporting Hub, which closed at the end of 2020. Furthermore, revenue growth over the combined 2020-2021 period grew at a CAGR of 17%, above our 5-year revenue growth rate, and in line with the long-term revenue growth trajectory for the Company.

Operating Income:

To capture the long-term growth opportunity for stockholders in the global fixed-income market, the Company is continuing to invest in new markets, trading protocols and data and content. Given challenging market conditions in 2021 and our continued investments to drive future growth, operating income declined 10% in 2021. Total expenses in 2021 increased 15%, and included $24.0 million in costs related to the acquisition of Regulatory Reporting Hub and MuniBrokers. Excluding these strategic investments, total operating expenses would have increased 7% year-over-year. Furthermore, operating income growth over the combined 2020-2021 period grew at a CAGR of 16%, above our 5-year operating income growth rate, and in line with long-term operating income growth trajectory for the Company.

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Estimated U.S. Credit Market Share:

In 2021, the Company maintained its strong leadership position in the U.S. credit institutional e-trading space. The institutional client segment is the largest in the global credit markets and represents the highest-quality order flow for banks and other market makers. In 2021, approximately 92% of credit volume on the platform was executed by institutional clients and our estimated market share of the U.S. credit market was 19.3%, in line with the prior year, while estimated U.S. credit market TRACE volumes decreased 7%. Since November of 2021, credit spreads and credit spread volatility have continued to increase off the lows of 2021.

Closing Stock Prices as of December 31:

Market conditions were more challenging in 2021, dampening earnings relative to elevated 2020 levels, resulting in a decline in the 2021 closing stock price. Despite challenging market conditions, the Company continued to invest and innovate in new platforms, new trading protocols, new functionality and international expansion, expanding and creating new avenues of growth for the future. For example, in U.S. Treasuries, the company recently introduced a live, all-to-all order book, leveraging the acquisition of LiquidityEdge to curate a new and innovative trading liquidity pool for rates trading. In municipal bonds, we are enhancing the content we offer in this space with the integration of MuniBrokers. And, on the international front, we are focusing on adding new local markets to expand our leading global emerging markets product offering. We believe these growth initiatives will only enhance our already strong growth profile in 2022 and beyond.

Relative Stock Performance

All of the major product areas trading on the Company’s platforms are in early stages of electronification. Given this, the Company’s focus is on investing and innovating to capture the long-term opportunity over the next decade. We believe that the differentiated liquidity pool on our platforms and the trading efficiency and transaction cost savings that we provide to investors and dealers globally, will lead to greater electronification in the global fixed income market. Despite our one-year underperformance relative to the S&P 500 and our Peer Group Median, our long-term track record is reflected in the superior returns for stockholders generated over the five-to-ten-year periods noted below.

	10-Year Return	5-Year Return	3-Year Return	1-Year Return
MKTX	1,448.0	189.5	98.2	-27.5
S&P 500	362.6	133.4	100.4	28.7
Peer Group Median	524.4	178.3	85.2	17.9

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of executive compensation

The compensation structure for our NEOs is comprised of base salaries, annual cash incentive compensation and various forms of equity granted under our 2020 Equity Incentive Plan.  The combination of these elements enables us to offer a competitive, cost-effective compensation program that balances variable, or at-risk, compensation with prudent risk-taking and the interests of our stockholders. Equity awards may be granted on an annual basis or as one-time awards, including multi-year awards that are attributed over multiple years of compensation.  We believe that equity awards serve as an important part of an NEO’s compensation in that they further ensure alignment of the NEO’s interests with those of our stockholders.

Annual variable cash and equity compensation gives the Compensation Committee the flexibility to tie NEO compensation to individual and corporate performance, which is an important element of our pay philosophy and each NEO’s compensation.

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The table below summarizes the elements of our compensation program as in effect for fiscal year 2021, and how each element supports the Company’s compensation objectives:

Component		Performance Link		Description
Base Salary	Cash	N/A		• Provides a consistent minimum level of compensation that is paid throughout the year at a cost-effective level for the Company
Annual Cash Incentive	Cash	Adjusted operating income (50%)		• Performance-based cash incentive opportunity • Rewards short-term performance in a framework that discourages excessive risk-taking
Individual performance and contributions to strategic corporate objectives (50%)
Long-Term Annual Equity Incentive [1]	50% Performance stock units (PSUs)	Granted in 2021 for 2020	Granted in 2022 for 2021

•  Financial performance targets are pre-determined by the Compensation Committee and reflect our financial and strategic long-term goals

•  Three-year performance periods with one- year calculation periods

•  Targets for years two and three are tied to prior year’s results

•  Cliff-vest after three years

		Market share (50%)	US credit market share (33.3%)
Revenue growth excluding US credit (33.3%)
Operating margin (50%)
Operating margin (33.3%)
	50% Time vested equity (RSUs and stock options)	Stock price performance

•  Share-based awards establish direct alignment with our stock price performance and stockholder interests

•  Messrs. McVey and Concannon receive the portion of their annual long-term equity award that is time-based half in restricted stock units (“RSUs”) and half in stock options

•  Under our “Flex Share” program, the other NEOs may choose to receive this portion of their award in all RSUs or a combination of RSUs and stock options, allowing the Company to deliver more individualized awards without incurring additional expense

•  Vest ratably over three years

(1)	In connection with his appointment as CFO, Mr. Gerosa also received a one-time multi-year equity grant. See “— 2021 compensation detail —Multi-year awards” below.

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COMPENSATION DISCUSSION AND ANALYSIS

The NEOs also receive standard employee benefits, including healthcare, life insurance, disability and retirement savings plans. The NEOs do not receive any perquisites.

2021 compensation decisions

A significant portion of each NEO’s compensation is dependent on our financial performance, with firm-wide annual cash incentives impacted by adjusted operating income. The Company generated $379.6 million of adjusted operating income in 2021, which was below our 2021 internal target goal of $474.7 million.  See Appendix A for a reconciliation of adjusted operating income to operating income. Accordingly, the cash incentive plan pool funding was lower than budgeted, resulting in lower cash incentive compensation for our NEOs.  Further details about how the adjusted operating income affected the NEO’s cash incentive can be found under “— 2021 compensation detail — Annual cash incentives” below.

The remainder of each NEO’s annual cash incentive awards for 2021 was determined by the Compensation Committee’s assessment of the performance of each NEO and his contribution to our corporate objectives for 2021.

The Compensation Committee considered the Company’s relative underperformance in 2021 when determining to decrease the annual cash incentives and reduce the size of the equity awards granted in January 2022 for 2021 performance.

As compared to 2020, annual cash incentives, annual long-term equity incentives and total direct compensation (“TDC”), which includes cash payments, annual equity awards made in relation to prior year performance (e.g., January 2022 awards for 2021 performance) and the annualized value of multi-year equity awards, decreased for each NEO.

2021 Total Compensation Summary (000's)

	2021 Base	2021 Incentive			Total Compensation [2]
	Salary	Cash	Equity [1]	Total	2021	vs. 2020 ($)	vs. 2020 (%)
Richard M. McVey	$500	$1,800	$5,450	$7,250	$7,750	-$750	-9%
Christopher R. Concannon	$500	$1,200	$3,550	$4,750	$5,250	-$250	-5%
Christopher N. Gerosa [3]	$277	$370	$553	$923	$1,200	-	-
Kevin McPherson	$300	$1,000	$1,350	$2,350	$2,650	-$250	-9%
Antonio L. DeLise	$300	$700	$900	$1,600	$1,900	-$500	-21%
Nicholas Themelis	$300	$1,000	$1,300	$2,300	$2,600	-$600	-19%

(1)

Represents equity awards attributable to 2021 performance. Messrs. McVey’s, Concannon’s and Gerosa’s equity incentive column include $2,200,000, $1,000,000 and $333,333 in attributed multi-year compensation from previously granted multi-year equity awards. See “—Multi-Year Awards” below.

(2)

“2021 Total Compensation” differs from the figures shown in the total column of the table under “Executive compensation —Summary compensation table.” The Summary Compensation Table reflects the full grant date value of any multi-year performance equity award received by the NEOs in the year actually granted, in accordance with FASB ASC Topic 718. In addition, the 2021 figures in the Summary Compensation Table include equity awards granted in January 2021 for 2020 performance.

(3)

Mr. Gerosa’s base salary column shows the amount he received, reflecting a salary change from $260,000 per year to $300,000 per year effective as of August 1, 2021, in connection to his promotion to CFO.

Executive compensation practices and governance

Principles and strategy

Our executive compensation program is designed to promote the following core principles that are aligned with our Company’s business strategy:

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•	Alignment: we align Company and individual performance and decision-making with long-term stockholder value creation;
•	Retention: attract, reward and retain high caliber executives;
•	Motivation: motivate high performance from our NEOs by offering greater incentives for superior performance and reduced awards for underperformance;
•	Prudence: discourage imprudent risk-taking by avoiding undue emphasis on any one metric or short-term goals; and
•	Fairness: be transparent and fair to both our NEOs and our stockholders.

We believe these principles have served us well for many years, and we are continuing to refine them in response to input from our stockholders.

Our compensation principles place a majority of our executive officers’ compensation at risk and emphasize incentives tied to individual and Company performance, as well as continued service. As a result, the only fixed compensation paid is base salary, which represented 6% of our CEO’s total compensation and no more than 23% of the other NEO’s total compensation in 2021.  We also seek to promote long-term commitments from our NEOs because we believe that continuity of the Company’s leadership team benefits both the Company and our stockholders. As such, we utilize long-term (three- to five-year) equity incentives in conjunction with short-term incentives (performance-based annual cash awards). Ultimately, the value realized by our NEOs from our equity incentive awards will depend on our financial performance, changes in our Common Stock price, and satisfaction of an award’s vesting schedule. Taken together, we believe these factors help create a comprehensive scheme that both reinforces our long-term performance-based orientation and is aligned with the interests of our stockholders.

Best practices

Our pay practices align with our compensation principles and facilitate our implementation of those principles.  They also demonstrate our commitment to sound compensation and governance policies.

Compensation Policies and Practices
What We Do	What We Avoid

✓  Emphasis on performance-based compensation

✓  Use of clawbacks

✓  Stock ownership guidelines

✓  Use of long-term equity awards that align with stockholder interests

✓  Automatic reduction of severance payments subject to §280G excise tax

✓  Engage with investors

✓  Dividends and dividend equivalents on restricted stock and RSUs are paid only when the awards vest

✓  Engage independent compensation consultants

X  No guaranteed bonuses except for new hires

X  No pension / SERP plans

X  No single-trigger change in control benefits

X  No §280G excise tax “gross-up” benefits

X  No recycling of options or stock appreciation rights

X  No "repricing" underwater options without

stockholder approval

X  No hedging or pledging of MarketAxess stock

X  No perquisites for NEOs

Role of the Compensation Committee

The Compensation Committee administers the compensation program for our NEOs.  The Compensation Committee reviews all components of remuneration (both cash and equity) and decides which elements of compensation, if any, should be adjusted or paid based on corporate and individual performance results and competitive benchmark data. The Compensation Committee also determines performance award payouts for the prior fiscal year based on actual results against performance goals.

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COMPENSATION DISCUSSION AND ANALYSIS

In performing its duties, the Compensation Committee:

•

annually reviews competitive compensation data, recent compensation trends and any other relevant market data obtained by its compensation consultants and considers the impact on our compensation architecture, policies and strategies;

•	reviews all compensation earned by each NEO, including each NEO’s past wealth realization and future equity incentive opportunities;
•	consults with the compensation consultants and full Board regarding market and performance data when considering decisions concerning the structure and amount of our CEO’s compensation;
•

considers the recommendations of our CEO relating to the performance of our NEOs (other than himself) and the recommendations of its compensation consultants relating to market data and compensation trends when considering decisions concerning the structure and amount of compensation of our NEOs.

The Compensation Committee’s function is fully described in its charter, which is available on our corporate website at www.marketaxess.com under “Investor Relations – Corporate Governance.”  In performing its duties, the Compensation Committee receives assistance from management and our independent compensation consultants. The Compensation Committee’s decisions relating to compensation for our NEOs are reviewed by our full Board of Directors.

Role of independent compensation consultants

Pursuant to its charter, the Compensation Committee may retain and terminate any consultant or other advisor, as well as approve the advisor’s fees and other engagement terms. For fiscal year 2021, the Compensation Committee retained FW Cook (“FW Cook”) as its independent compensation consultant for purposes of advising on executive compensation.  Representatives from FW Cook attended Compensation Committee meetings, participated in executive sessions and communicated directly with the Compensation Committee.  During 2021, FW Cook provided the following services to the Compensation Committee:

•	Executive Compensation Design – Provided the Compensation Committee with executive compensation design suggestions and alternatives;
•	Pay Analysis – Reviewed and benchmarked competitive market pay levels with respect to 2021 compensation for our global management team, including the NEOs;
•	Peer Group Construction – Reviewed and recommended changes to the Company’s peer group composition (as discussed below in Peer Group); and
•

General Advice/Compliance – Provided general compensation-related recommendations to the Compensation Committee and performed other services, including providing advice regarding regulatory and advisory compliance issues, and other governance issues.

Grahall advised the Compensation Committee with regard to the compensation for our Board of Directors. See “Corporate governance and board matters — Director compensation" for more information.

Each compensation consultant reported directly, and is directly accountable, to the Compensation Committee. The Compensation Committee assessed the independence of Grahall and FW Cook pursuant to SEC rules and determined that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultants on an annual basis.

Role of senior management

Senior management, including the CEO, President and Chief Human Resources Officer, make recommendations for the meeting agendas and prepare the materials for Compensation Committee meetings and attend those meetings, other than during executive session.  Other senior managers, such as the CFO and General Counsel, may also assist in the preparation or presentation of relevant material.  The CEO recommends annual

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compensation for the NEOs, other than himself, to the Compensation Committee for consideration, but the Compensation Committee is responsible for the final recommendations.  No member of management is present in the Compensation Committee meetings when matters related to their individual compensation are under discussion.

Compensation risk assessment

The Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices.  The Compensation Committee regularly reviews the Company’s compensation policies and practices to ascertain any potential material risks that may be created by the Company’s compensation programs. FW Cook provided the Compensation Committee an assessment of the effectiveness of all major components of the Company’s compensation programs, including the mix between annual and long-term compensation; short and long-term incentive program design; incentive plan performance criteria and corresponding objectives; the Company’s severance and change-in-control policies; its clawback policy; and its stock ownership guidelines. The Compensation Committee’s review includes the compensation practices for our entire employee base to ensure that our pay practices, compensation programs and business strategies do not motivate imprudent risk-taking by any employee.

The Compensation Committee considered these items in determining the appropriate compensation programs for the Company.  The Company utilizes many design features that mitigate the likelihood of encouraging excessive risk-taking behavior. Among these design features are the use of:

•	Equity compensation with long-term vesting (three to five years);
•	Holding periods or cliff-vesting for certain long-term equity awards;
•	Compensation recoupment policies;
•	Stock ownership and retention guidelines that meet market standards;
•	The Compensation Committee’s ability to exercise downward discretion in determining payouts, including after consideration of regulatory, compliance and legal issues; and
•	Training on our Code of Conduct and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

Based on the foregoing, the Compensation Committee and management agree that our compensation policies and practices do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation programs do not provide incentives that encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks and is compatible with the internal controls and the risk management practices of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

How we determine pay levels

Peer group

The Compensation Committee assesses the Company’s financial performance and executive compensation competitiveness against a group of peer companies that it selects based on input from FW Cook.  A key objective of our executive compensation program is to ensure that the total compensation package and structure that we provide to our NEOs is competitive with the companies with whom we compete for executive talent. The 2021 peer group consisted of companies that are similar to the Company in terms of competitive positioning, financial size, operating characteristics, market sector or industry classification. FW Cook engages with the Compensation Committee to review the peer group annually and periodically make changes.

In 2021, FW Cook completed an annual review of the composition of our peer group. Factors considered in determining the peer group (“Peer Group”) included:

•	financial size – market cap and revenues, generally +/- 2.5 times the Company’s most recent annual revenues and +/- 5 times the Company’s most recent market capitalization;
•	whether companies compete with us for clients, executives or other employee talent;
•	market sector, asset class or product offering;
•	peers of peers, as well as peers designated by shareholder advisory firms in their annual reviews; and
•	reviewing the broader market for additional firms in financial services, IT services and software industries, based on relative revenue, market capitalization and operating income similarity.

For the 2021, our Peer Group was comprised of the following firms:

2021 Peer Group
ACI Worldwide, Inc.	Envestnet, Inc.	Nasdaq Inc.
Aspen Technologies, Inc.	Factset Research Systems, Inc.	SEI Investments Company
BGC Partners, Inc.	Fair Isaac Corporation	Tradeweb Markets Inc.
Black Knight, Inc.	Guidewire Software, Inc.	TransUnion
Cboe Global Markets, Inc.	Morningstar, Inc.	Verisk Analytics, Inc.
Cohen & Steers, Inc.	MSCI Inc.	Virtu Financial, Inc.

In 2021, we added TransUnion to, and removed Alliance Bernstein Holding L.P. from, our Peer Group. We made these changes because they result in a Peer Group that is more representative of the Company’s performance, size and business operations and improves the Company’s market capitalization positioning.

Benchmarking — importance and process

In addition to the peer group, FW Cook also used leading industry compensation surveys for the financial services and financial technology sectors for benchmarking purposes.  The surveys provide a broader view of compensation levels and trends, which is useful in combination with the Peer Group data. The Compensation Committee considered this data, in conjunction with the Company’s performance and each NEO’s individual performance, contribution and expertise in determining how each NEO is paid vis-à-vis the recommended market data. The Compensation Committee is presented summary statistics and does not review the list of individual companies that participate in the surveys.

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2021 compensation detail

Elements of executive compensation

The compensation structure for our NEOs is comprised of base salaries, annual cash incentive compensation and various forms of equity granted under our 2020 Equity Incentive Plan.  The combination of these elements enables us to offer a competitive, cost-effective compensation program that balances variable, or at-risk, compensation with prudent risk-taking and stockholder interests. Equity awards may be granted on an annual basis or as one-time awards, including multi-year awards, that are attributed over multiple years of compensation.  We believe that equity awards serve as an important part of an NEO’s compensation in that they further ensure alignment of the NEO’s interests with those of our stockholders.

Annual variable cash and equity compensation gives the Compensation Committee the flexibility to tie NEO compensation to individual and corporate performance, which is an important element of our pay philosophy and each NEO’s compensation.

The NEOs also receive standard employee benefits including healthcare, life insurance, disability and retirement savings plans. The NEOs do not receive any perquisites.

Pay mix

We believe that lower base salaries and higher levels of variable incentive awards motivate our NEOs, facilitate the achievement of our growth objectives and promote decision-making that is aligned with our stockholders’ interests. A lower base of fixed costs (including base salary) also allows us to better manage expenses, which helps improve profitability. We also believe that the balance among pay components in our compensation program design mitigates against a focus on short-term results and decreases the potential for excessive or inappropriate risk-taking (see “Executive compensation practices and governance — Compensation risk assessment” above). An overview of the elements of pay provided to Mr. McVey and, on average, to the other NEOs for fiscal year 2021 is as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Base salary

Base salary is the only fixed component of our NEOs’ total cash consideration and is intended to provide a minimum consistent level of compensation throughout the year at a cost-effective level for the Company.  We avoid automatic base salary increases and target our NEO’s base salaries below applicable median base pay levels to manage our fixed compensation costs and reinforce our pay-for-performance philosophy.

While most of the NEOs’ base salaries were at or below the 25th percentile of base salaries reported by our Peer Group, we did not adjust base salaries in 2021.  Instead, we provided our NEOs with increased compensation opportunities through variable and long-term incentive awards, as described below.  Mr. McVey’s base salary has remained unchanged since 2011.

Annual cash incentives

The NEO’s annual cash incentives are designed to reward short-term performance in a framework that discourages excessive risk-taking.

The chart below summarizes each NEO’s target annual cash incentive, along with the funding as a percentage of target for both the adjusted operating income and individual performance portions and the actual payout amounts for the year ended December 31, 2021.

2021 Cash Incentive Summary (000's)

	Target Cash	Funding as a Percentage of Target			2021 Cash
	Incentive	Adjusted Operating Income [1]	Individual	Total [2]	Incentive
Richard M. McVey	$2,250	80%	80%	80%	$1,800
Christopher R. Concannon	$1,500	80%	80%	80%	$1,200
Christopher N. Gerosa [3]	$400	80%	105%	93%	$370
Kevin McPherson	$1,200	80%	87%	83%	$1,000
Antonio L. DeLise [3]	$725	80%	113%	97%	$700
Nicholas Themelis	$1,200	80%	87%	83%	$1,000

(1)

Adjusted operating income excludes unplanned inorganic activity and the impact of cash incentives. See “Appendix A – Reconciliation OF Non-GAAP Amounts” for a reconciliation of adjusted operating income to operating income.

(2)	Funding as a percentage of target is equally weighted between adjusted operating income (50%) and the NEO’s individual performance and contributions to strategic corporate objectives (50%).
(3)	Messrs. DeLise’s and Gerosa’s target cash incentives represent blended targets based on the August 2021 transition of the CFO role.

In 2021, 50% of the annual cash incentive for our NEOs was directly linked to the Company’s adjusted operating income results. This performance metric is different than the performance metrics used for the Company’s annual long-term equity incentive awards. The other 50% of the annual cash incentive for our NEOs was based on the executive’s individual performance and contributions to the Company’s growth strategy. For 2021, the NEOs’ cash incentives were paid out of the 2009 Employee Performance Incentive Plan (the “Employee Cash Incentive Plan”).

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2021 adjusted operating income performance

As our adjusted operating income was approximately $379.6 million, 20% lower than the target of $474.7 million, the portion of each executive officer’s cash award payable based on adjusted operating income was paid out at 80% in accordance with the table below.

Adjusted Operating Income Performance Grid (millions)

Performance	Adjusted Operating Income [1]	Payout
125% of Target or Higher	≥ $593.4	125%
110% of Target	$522.2	110%
100% of Target	$474.7	100%
90% of Target	$427.2	90%
2021 Actual	$379.6	80%
75% of Target	$356.0	75%
Less Than 75% of Target	< $356.0	0%

(1)

Adjusted operating income excludes unplanned inorganic activity and the impact of cash incentives. See “Appendix A – Reconciliation OF Non-GAAP Amounts” for a reconciliation of adjusted operating income to operating income.

2021 individual performance

The Compensation Committee assesses the individual performance and contributions to the Company’s growth strategy of the NEOs in connection with the determination of each NEO’s annual cash incentive award.  The Compensation Committee believes that including this component provides an opportunity to evaluate the quality of individual results on an annual basis.

The Compensation Committee assessed the individual performance and contributions to the Company’s growth strategy of our NEOs based on our strategic corporate objectives:

Strategic Corporate Objectives [1]
Growth through Market Share Gains in Core Products	Best in Post Trade and Regulatory Reporting
Growth through Product Expansion and Innovation	Growth through Corporate Development and M&A
Growth through Global Client/Dealer Relationships	Build a Scalable and Resilient Business
Growth through International Expansion	Best Place to Work

(1)

For 2022, the Compensation Committee will introduce pre-defined diversity and human capital goals that will be among the factors considered when determining our global management team’s, including the NEOs, individual performance. See “--Change to individual performance for 2022” below.

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COMPENSATION DISCUSSION AND ANALYSIS

These goals are intended to ensure the long-term stability of the Company and alignment between NEO’s compensation and the Company’s long-term strategic goals. Specifically, the NEOs were credited with the following contributions to our key imperatives:

2021 Individual Performance Considerations
Richard M. McVey

•  Delivered record firm-wide revenues

•  Executed our long-term growth strategy, including product and geographic expansion efforts

•  Delivered record volumes in emerging markets, Eurobonds, and trading automation

•  Expanded our client network by growing our client base

•  Maintained a leadership position in US Credit Market Share

•  Oversaw transformative talent acquisition and organizational development initiatives

Christopher R. Concannon

•  Shaped significant portions of our long-term growth strategy

•  Led transformative talent acquisition and organizational development initiatives

•  Orchestrated and completed the acquisition of MuniBrokers

•  Initiated a new business unit for ETF and index products

•  Maintains key client relationships and expanded client base

•  Drove strategy and execution for DE&I, ESG and return to office initiatives

Christopher N. Gerosa

•  Maintained a strong track record of regulatory compliance and financial controls

•  Supported the development of our self-clearing enhancements and the conversion of our clearing business in the UK

•  Managed our capital and operational controls to support growth of Open Trading globally

•  Successfully transitioned to CFO

Kevin McPherson

•  Grew Municipal Bonds and Emerging Markets businesses

•  Launched RFQ for Treasuries

•  Grew Portfolio Trading

•  Delivered record growth in trading automation

•  Expanded our client network by growing our institutional client base

•  Grew Emerging Markets business

Antonio L. DeLise

•  Maintained strong track record of financial controls

•  Completed acquisition of MuniBrokers

•  Delivered on expense synergies across M&A acquisitions, Reg Reporting Hub and MuniBrokers

•  Supported the development of our self-clearing enhancements and the conversion of our clearing business in the UK

•  Managed our capital and operational controls to support growth of Open Trading globally

•  Executed succession plan for several key positions, including the new CFO and Chief Audit Officer

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COMPENSATION DISCUSSION AND ANALYSIS

Nicholas Themelis

•  Launched connectivity to China Bond Connect

•  Launched RFQ for Treasuries

•  Delivered Portfolio Trading enhancements

•  Delivered record growth in trading automation

•  Expanded Post Trade technology enhancements that resulted in an increase in Post Trade revenue

•  Completed the integration of MuniBrokers

Change to weighting of annual cash incentives for 2022

The Compensation Committee believes that tying annual cash incentives to financial performance is an important aspect of our executive compensation program. For that reason, the Compensation Committee increased the weighting of adjusted operating income to 60% of Messrs. McVey’s and Concannon’s annual cash incentive for 2022. The remaining 40% will continue to be based on Messrs. McVey’s and Concannon’s individual performance and contributions to the Company’s growth strategy. No change was made to the weighting of the other executive officers’ annual cash incentive components for whom the weighting will continue to be 50% adjusted operating income and 50% individual performance and contributions to the Company’s growth strategy.

Change to individual performance for 2022

Recognizing the increasing importance of ESG, and diversity and human capital management specifically, to the Company’s business, the Compensation Committee will introduce pre-defined diversity and human capital goals that will be among the factors considered when determining our global management team’s, including the NEOs, individual performance payouts for their 2022 annual cash incentives. The Compensation Committee believes that having our diversity and human capital goals impact NEO compensation reinforces the achievement of such goals.

Non-qualified deferred cash plan

The Company offers a voluntary non-qualified deferred cash plan that allows U.S.-based NEOs and other select participants to defer all or part of their cash bonus.  For the cash bonus paid in 2022 for 2021 performance, (a) Mr. DeLise deferred 50% of his $700,000 cash incentive or $350,000 and (b) Mr. Gerosa deferred 15% of his $370,000 cash incentive or $55,500.  Please see “Executive compensation — Nonqualified Deferred Compensation.”

Annual long-term equity incentives

We grant equity awards to our NEO’s annually as part of our on-going compensation program. In 2021, in connection with Mr. Gerosa’s appointment as CFO, our Board also approved an equity award valued at $1 million, comprised of 50% performance stock units, 25% restricted stock units and 25% stock options. See “—Multi-year awards” below.

SEC rules require that we report all equity granted during the applicable reporting year in our executive compensation tables (see “Executive compensation” below).  As such, in this CD&A, we provide an overview of all equity awards granted in January 2021 for 2020 performance.  However, in calculating TDC for performance year 2021, we used the value of equity granted in January 2022 in recognition of performance during 2021.  Accordingly, we have also included an overview of equity awards granted in 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Our annual long-term equity incentives are share-based awards that establish direct alignment with our stock price performance and stockholder interests. The amount awarded to each of the NEOs is based upon the NEO’s individual performance and contributions to our growth strategy and may be further informed by our stock ownership guidelines and benchmark data. For information on how the Compensation Committee determines the NEO’s individual performance and contributions to our growth strategy, please refer to the factors described under “2021 compensation detail – Annual Cash Incentives – 2021 Individual Performance.”  The number of shares awarded is based on the average closing price of our Common Stock for the ten consecutive trading days leading up to and including the date of grant, helping to ensure that the timing of any award will not be subject to manipulation and reducing the impact of any significant short-term swings in stock price. The awards vest over a minimum of three years, and the first vesting date is at least one year from the date of grant.

The composition of our NEO’s annual equity awards granted in January 2021 and 2022 were as follows:

Component	Performance Link		Description
50% Performance stock units (PSUs)	Granted in 2021 for 2020	Granted in 2022 for 2021

•  Financial performance targets are pre-determined by the Compensation Committee and reflect our financial and strategic long-term goals

•  Three-year performance periods with one-year calculation periods

•  Targets for years two and three are tied to prior year’s results

•  Cliff-vest after three years

	Market share (50%)	US credit market share (33.3%)
Revenue growth excluding US credit (33.3%)
Operating margin (50%)
Operating margin (33.3%)
50% Time vested equity (RSUs and stock options)	Stock price performance

•  Share-based award establishes direct alignment with our stock price performance and stockholder interests

•  Messrs. McVey and Concannon receive the portion of their annual long-term equity award that is time-based half in RSUs and half in stock options

•  Under our “Flex Share” program, the other NEOs may choose to receive this portion of their award in all RSUs or a combination of RSUs and stock options, allowing the Company to deliver more individualized awards without incurring additional expense

•  Vest ratably over three years

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COMPENSATION DISCUSSION AND ANALYSIS

The chart below shows the annual equity award value granted to our NEOs in January 2021 to reward their performance in 2020 and the value of any multi-year awards included in their TDC for 2020.

2020 Equity Incentive Summary (000's)

	Multi-Year	Granted January 2021 for 2020				2020 Equity
	Attribution [1]	PSUs	RSUs	Options	Total	Incentive
Richard M. McVey	$2,200	$1,775	$888	$888	$3,550	$5,750
Christopher R. Concannon	$1,000	$1,250	$625	$625	$2,500	$3,500
Christopher N. Gerosa	-	-	$313	-	$313	$313
Kevin McPherson	-	$700	$700	-	$1,400	$1,400
Antonio L. DeLise	-	$600	$600	-	$1,200	$1,200
Nicholas Themelis	-	$850	$850	-	$1,700	$1,700

(1)	See “—Multi-year awards” below.

The chart below shows the annual equity award value granted to our NEOs in January 2022 to reward their performance in 2021 and the value of any multi-year awards included in their TDC for 2021.

2021 Equity Incentive Summary (000's)

	Multi-Year	Granted January 2022 for 2021				2021 Equity
	Attribution [1]	PSUs	RSUs	Options	Total	Incentive
Richard M. McVey	$2,200	$1,625	$813	$813	$3,250	$5,450
Christopher R. Concannon	$1,000	$1,275	$638	$638	$2,550	$3,550
Christopher N. Gerosa	$333	$110	$55	$55	$220	$553
Kevin McPherson	-	$675	$675	-	$1,350	$1,350
Antonio L. DeLise	-	$450	$450	-	$900	$900
Nicholas Themelis	-	$650	$650	-	$1,300	$1,300

(1)	See “—Multi-year awards” below.

2022 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Performance stock units

PSUs are intended to align our employees’ interests, including the NEOs, with those of our stockholders, with a focus on long-term financial results. PSUs are granted to the NEOs and other employees pursuant to the 2020 Equity Incentive Plan.

The Compensation Committee approved the following awards of PSUs in 2022 and 2021:

2020 and 2021 Performance Share Unit Summary

	Granted January 2021 for 2020			Granted January 2022 for 2021
	Grant Date	Units Granted at Target	Grant Date Fair Value [1]	Grant Date	Units Granted at Target	Grant Date Fair Value [1]
Richard M. McVey	1/15/2021	3,283	$1,717,009	1/31/2022	4,601	$1,584,952
Christopher R. Concannon	1/15/2021	2,312	$1,209,176	1/31/2022	3,610	$1,243,573
Christopher N. Gerosa	-	-	-	1/31/2022	311	$107,133
Kevin McPherson	1/15/2021	1,295	$677,285	1/31/2022	1,911	$658,301
Antonio L. DeLise	1/15/2021	1,110	$580,530	1/31/2022	1,274	$438,868
Nicholas Themelis	1/15/2021	1,572	$822,156	1/31/2022	1,840	$633,843

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718. The Company determines the number of performance stock units to grant by dividing the target grant value by the 10-trading day average up to and including the date of grant.

The PSUs granted to the NEOs cliff-vest after three years and have three-year performance periods with one-year calculation periods. Targets for years two and three are based on prior year’s results.

For the awards granted in January 2021 for 2020 performance, the Compensation Committee established market share (50%) and operating income (50%) as the two financial metrics applicable to the awards. Market share is a relative metric that measures the composite market share of our revenues based on our performance in US high grade bonds, US high yield bonds, Eurobonds and emerging market bonds.

For the awards granted in January 2022 for 2021 performance, the Compensation Committee established US credit market share (33.3%), revenue growth excluding US credit (33.3%), and operating margin (33.3%) as the three financial metrics applicable to the awards. US credit market share is a relative metric that captures our market share performance in US high grade and US high yield bonds. Our performance with respect to Eurobonds and emerging markets bonds were shifted to revenue growth excluding US credit, along with other products, including US treasuries, municipal bonds, data and post-trade services, among our other revenue streams. The Compensation Committee believes that this change in metrics for awards granted in 2022 captures our full revenue stream opportunity in our financial performance metrics and further emphasizes long-term value creation through growth in new product areas and markets.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance metrics used in 2021 and 2022 are different than the performance metric used for the Company’s annual cash incentive plan. Goals were set at the beginning of the fiscal year based on prior actual results and the Company’s budget, which is subject to review by the Board. The Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the performance metric payout results as a percentage of target, as well as the resulting payout for the PSUs as a percentage, following the Compensation Committee’s certification of the Company’s results against such targets at the end of each applicable three-year performance period.

The performance stock unit payout opportunity ranges from 0 to 150% or from 0 to 200% of target, based on performance and subject to continued service and employment agreement, severance protection agreements and award agreement terms, each as applicable. The chart below summarizes the performance metrics for the PSUs held by our NEOs that are currently outstanding:

Performance Metrics for Outstanding PSUs

Grant Date	Metrics	Metric Weightings	Performance Range
1/15/2020	Market Share Operating Margin	1/2 1/2	0% - 150%
1/15/2021	Market Share Operating Margin	1/2 1/2	0% - 200%
1/31/2022	US Credit Market Share Revenue Growth Excluding US Credit Operating Margin	1/3 1/3 1/3	0% - 200%

Restricted stock units and stock options

RSUs and stock options are intended to align our employees’ interests, including the NEOs, with those of our stockholders, and promote retention. RSUs and stock options are granted to the NEOs and other employees pursuant to the 2020 Equity Incentive Plan.

Messrs. McVey and Concannon receive the portion of the annual long-term equity award that is time-based half in RSUs and half in stock options. Under our “Flex Share” program, the other NEOs may choose to receive this portion of their award in all RSUs or a combination of RSUs and stock options, allowing the Company to deliver more individualized awards without incurring additional expense to the Company. The ratio of stock options to RSUs granted was 3.47 and 3.77 for the awards granted in January 2022 and 2021, respectively, in each case, based on the relative accounting cost of each award component on the award date.

In addition, settlement of RSU grants may be deferred at the NEO’s election, which provides an added benefit of allowing the NEO to maintain additional upside leverage in our shares of Common Stock through delayed taxation. Generally, deferring RSUs has no impact on an RSU’s vesting schedule, except that the initial vesting date for an RSU deferred in the year of grant must occur at least 13 months after the grant date in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee approved the following awards of RSUs and stock options in 2021 and 2022 for 2020 and 2021 performance, respectively:

2020 and 2021 Restricted Stock Unit Summary

	Granted January 2021 for 2020			Granted January 2022 for 2021
	Grant Date	Units Granted	Grant Date Fair Value [1]	Grant Date	Units Granted	Grant Date Fair Value [1]
Richard M. McVey	1/15/2021	1,641	$858,243	1/31/2022	2,300	$792,304
Christopher R. Concannon	1/15/2021	1,156	$604,588	1/31/2022	1,805	$621,786
Christopher N. Gerosa	-	-	-	1/31/2022	156	$53,739
Kevin McPherson	1/15/2021	1,295	$677,285	1/31/2022	1,911	$658,301
Antonio L. DeLise	1/15/2021	1,110	$580,530	1/31/2022	1,274	$438,868
Nicholas Themelis	1/15/2021	1,572	$822,156	1/31/2022	1,840	$633,843

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718. The Company determines the number of restricted stock units to grant by dividing the target grant value by the 10-trading day average up to and including the date of grant.

2020 and 2021 Stock Option Summary

	Granted January 2021 for 2020				Granted January 2022 for 2021
	Grant Date	Units Granted	Strike Price	Grant Date Fair Value [1]	Grant Date	Units Granted	Strike Price	Grant Date Fair Value [1]
Richard M. McVey	1/15/2021	6,187	$523.00	$856,932	1/31/2022	7,982	$344.48	$791,577
Christopher R. Concannon	1/15/2021	4,358	$523.00	$603,606	1/31/2022	6,263	$344.48	$621,103
Christopher N. Gerosa	-	-	-	-	1/31/2022	540	$344.48	$53,552

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718. The Company determines the number of stock options to grant by dividing the target grant value by the 10-trading day average up to and including the date of grant and multiplying by the 3.47 and 3.77 ratio for stock options granted in 2022 and 2021, respectively.

The RSUs and stock options granted to the NEOs vest ratably over three years.

The exercise price of the stock options granted to the NEOs is the closing market price of our Common Stock on the date of grant.

Multi-year awards

One-time awards are not a regular part of the Company’s annual compensation program for existing NEOs. In alignment with the feedback we received from our stockholders, we expect that the use of multi-year and other one-time equity awards will be limited to circumstances such as the hiring of new executives or the retention of key executives.  In all past cases, multi-year awards granted by the Company have been attributed to three or more years of future compensation and reduce the annual compensation awarded to the NEOs for those years of attribution.  Importantly, these awards act as dollar for dollar offset against future equity awards.

The multi-year awards that are currently outstanding were awarded: (a) in 2018 to Mr. McVey in relation to the extension of his employment agreement for an additional five-year term in order to secure his employment (the “CEO Multi-year Award”), (b) in 2019 to Mr. Concannon in relation to his appointment as President & Chief Operating Officer and to offset unvested, forfeited equity compensation from his previous employer and in lieu of a 2018 cash bonus payment from his previous employer (the “COO Multi-year Award”) and (c) in 2021 to Mr. Gerosa in relation to his appointment as CFO (the “CFO Multi-year Award”).

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COMPENSATION DISCUSSION AND ANALYSIS

The CEO Multi-year Award had a grant date fair value of $11 million. The Compensation Committee designed the CEO Multi-year Award such that the aggregate $11 million is spread over five years of annual compensation and reduces the amount of the annual equity award that Mr. McVey receives for each of those performance years by $2.2 million on a dollar-for-dollar basis (the first and last years are partial year attributions).  The CEO Multi-year Award consists of stock options and performance shares that cliff vest in November 2023 that are contingent upon the Company meeting certain stock price thresholds and tenure requirements for Mr. McVey. The stock price performance criteria for the CEO Multi-year Award were met in 2019. Mr. McVey must remain either employed by the Company or a director of the Company throughout the vesting period, except in the event of certain involuntary termination scenarios. Mr. McVey may not dispose of the stock options or performance shares prior to their vesting to capitalize on any increase in stock price, short-term or otherwise.

The COO Multi-year Award had a grant date fair value of $5 million. It was a portion of an overall $11.75 million award. The Compensation Committee designed the COO Multi-year Award such that $5 million is spread over five years of annual compensation and reduces the amount of the annual equity award that Mr. Concannon receives for each of those performance years by $1 million on a dollar-for-dollar basis. The COO Multi-year Award consists of stock options and performance shares that cliff vest in January 2024 and are contingent upon the Company meeting certain stock price thresholds and tenure requirements for Mr. Concannon. The stock price performance criteria for the COO Multi-year Award were met in 2019.

The CFO Multi-year Award had a grant date fair value of $1 million. The Compensation Committee designed the CFO Multi-year Award such that $1 million is spread over three years of annual compensation and reduces the amount of the annual equity award that Mr. Gerosa receives for each of those performance years by $333,333 on a dollar-for-dollar basis. The CFO Multi-year Award consists of performance stock units that will cliff vest in August 2024 and restricted stock units and stock options that will vest ratably over three years. The performance criteria for the performance stock units are the same as those granted as part of the NEOs’ annual awards granted in 2021 (market share and operating margin).

Other benefits

We provide our NEOs with the same benefits offered to all other employees. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. In the U.S. and the U.K., key benefits include paid vacation time, premiums paid for group life insurance and disability policies, employer contributions to the NEO’s retirement account, and the payment of all or some of the NEO’s healthcare premiums in fiscal year 2021. We review these other benefits on an annual basis and make adjustments as warranted based on competitive practices and our performance. Comparable benefits are offered to employees in other geographic locations in which we operate.

The NEOs do not receive any perquisites.

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COMPENSATION DISCUSSION AND ANALYSIS

Total direct compensation

Our compensation decisions for year-end 2021 were a balance between the Company’s financial results for the year and its performance in light of its peers, individual performance, benchmarking data, and the impact and value of any long-term retention incentives previously awarded to each NEO.  A summary of each NEO’s 2021 TDC and year-over year change in TDC can be found below:

2021 Total Compensation Summary (000's)

	2021 Base	2021 Incentive			Total Compensation [2]
	Salary	Cash	Equity [1]	Total	2021	vs. 2020 ($)	vs. 2020 (%)
Richard M. McVey	$500	$1,800	$5,450	$7,250	$7,750	-$750	-9%
Christopher R. Concannon	$500	$1,200	$3,550	$4,750	$5,250	-$250	-5%
Christopher N. Gerosa [3]	$277	$370	$553	$923	$1,200	-	-
Kevin McPherson	$300	$1,000	$1,350	$2,350	$2,650	-$250	-9%
Antonio L. DeLise	$300	$700	$900	$1,600	$1,900	-$500	-21%
Nicholas Themelis	$300	$1,000	$1,300	$2,300	$2,600	-$600	-19%

(1)

Represents equity awards attributable to 2021 performance. Messrs. McVey’s, Concannon’s and Gerosa’s equity incentive column include $2,200,000, $1,000,000 and $333,333 in attributed multi-year compensation from previously granted multi-year equity awards. See “—Multi-Year Awards” above.

(2)

“2021 Total Compensation” differs from the figures shown in the total column of the table under “Executive compensation —Summary compensation table.” The Summary Compensation Table reflects the full grant date value of any multi-year performance equity award received by the NEOs in the year actually granted, in accordance with FASB ASC Topic 718. In addition, the 2021 figures in the Summary Compensation Table include equity awards granted in January 2021 for 2020 performance.

(3)	Mr. Gerosa’s base salary column reflects a salary change from $260,000 per year to $300,000 per year effective as of August 1, 2021, in connection to his promotion to CFO.

Additional compensation information

Common Stock ownership guidelines

We believe that equity-based awards are an important factor in aligning the long-term financial interest of our NEOs and our stockholders. As such, we maintain stock ownership guidelines for our NEOs. Generally, under the guidelines, Mr. McVey is required to own not less than a number of shares of Common Stock equal in value to ten times his base salary using a price of $423.21 per share, which was the average of the daily closing price of our Common Stock for the twelve-month period ending March 31, 2022 (the “Calculation Price”).  At his current base salary of $500,000, Mr. McVey’s required ownership level is not less than 11,815 shares.  Additionally, effective April 2016, for the remainder of the time Mr. McVey holds the title of CEO and for the twelve months thereafter, he will be required to maintain beneficial ownership of at least 50% of the shares that he received as equity compensation as of the date of the guideline or thereafter. All of his vested and unvested restricted shares, vested and unvested restricted stock units, settled performance shares, and shares deferred under a non-qualified deferred compensation arrangement will be counted for the post-termination holding requirement; vested and unvested stock options are excluded from the requirement.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Concannon is required to own not less than five times his base salary using the Calculation Price.  The Company’s other NEOs are required to own not less than three times their base salary using the Calculation Price. At their current base salaries, Mr. Concannon’s required ownership is not less than 5,907 shares and the other NEOs required ownership is not less than 2,127 shares.  New NEOs will be subject to the same guidelines and will be required to be in compliance within five years of becoming an NEO. Under our ownership guidelines, shares purchased and held beneficially, vested and unvested RSUs and restricted shares and settled performance shares count toward the minimum ownership requirement. Vested and unvested options and unsettled performance shares are not counted toward the ownership requirement. Compliance with the Common Stock ownership guidelines is reviewed by our Board’s Nominating and Corporate Governance Committee every year or more often at the discretion of the Board or Nominating and Corporate Governance Committee. All of our NEOs are currently in compliance with the guidelines.

NEO Stock Ownership Requirements (Multiple of Base Salary)

	Requirement	Current Holdings
Richard M. McVey	10.0x	598.6x
Christopher R. Concannon	5.0x	32.0x
Christopher N. Gerosa	3.0x	2.7x
Kevin McPherson	3.0x	101.9x

Incentive compensation clawback

The Board is dedicated to maintaining and enhancing a culture focused on integrity and accountability which discourages conduct detrimental to the Company’s sustainable growth. Each of our incentive plans therefore contain a clawback provision that allows the Company to recoup all or part of the year-end incentive compensation paid to NEOs in the event of a misstatement of financial results (whether through mistake or wrongdoing) discovered within 12 months of December 31st of the respective performance year.  The clawback provisions apply to all cash and equity incentive awards for our NEOs.  In addition, Messrs. McVey’s and Concannon’s employment agreements provide the Company with the right to recapture all compensation paid, whether in the form of cash, Common Stock or any other form of property, to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the SEC (the “Dodd-Frank Act”) and the Remuneration Code published by the U.K. Financial Conduct Authority.

Prohibition of employee and Director hedging and pledging

The Company’s insider trading policy prohibits directors, employees (including officers), consultants, representatives or independent contractors or other persons in a special relationship with the Company from engaging in any hedging transaction with respect to Company securities or transactions of a speculative nature at any time.  Hedging includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) and other transactions designed to hedge or offset, or that have the effect of hedging or offsetting, any decrease in the market value of Company securities or limit the ability to profit from an increase in the value of Company securities.  All such persons are prohibited from short-selling Company securities or engaging in transactions involving Company-based derivative securities (which include options, warrants, stock appreciation rights or similar rights whose value is derived from the value of Company securities).  This prohibition includes, but is not limited to, trading in Company-based put and call option contracts, transacting in straddles, and similar transactions. These individuals are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

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COMPENSATION DISCUSSION AND ANALYSIS

Severance and change in control arrangements

In hiring and retaining executive level talent, the Compensation Committee believes that providing the executive with a level of security in the event of an involuntary termination of employment or in the event of a change in control is an important and competitive part of the executive’s compensation package. We entered into employment agreements with Messrs. McVey and Concannon that provide for severance payments and benefits in the event of the termination of their employment under certain circumstances. The other NEOs are entitled to severance payments and benefits in the event of termination of their employment under certain circumstances pursuant to the terms of severance protection agreements.  The severance protection agreements also provide for the accelerated vesting of some or all outstanding equity awards in the event of termination of their employment under certain circumstances or upon a change in control of the Company.

While the agreements with our NEOs are designed to protect them in the event of a change in control, they do not provide for “single-trigger” protection, nor does the Company provide any 280G protection or “gross-up” for excise taxes that may be imposed under Code Section 4999. The agreements do provide that if any payments or benefits paid or provided to the executive would be subject to, or result in, the imposition of the excise tax imposed by Code Section 4999, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless they would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

See “Executive Compensation — Potential termination or change in control payments and benefits” for additional information regarding these arrangements, payments and benefits.

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COMPENSATION DISCUSSION AND ANALYSIS

Impact of tax and accounting

As a general matter, the Compensation Committee reviews and considers the tax and accounting implications of using the various forms of compensation employed by the Company.

When determining the size of grants to our NEOs and other employees under the Company’s 2020 Equity Incentive Plan, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, RSUs, performance shares and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock, RSUs and performance shares, the cost is equal to the fair value of the Common Stock on the date of grant times the number of shares or units granted, with adjustments made proportionally for the number of performance shares and performance stock units expected to vest at the end of each accounting period until final certification of the award. For stock options, the cost is equal to the fair value determined using an option pricing model. This expense is recognized over the requisite service or performance period.

Code Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally prohibited any publicly-held corporation from taking a Federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain executive officers and certain other individuals. Exceptions to this rule had historically included qualified performance-based compensation. However, this performance-based exception from the deduction limit has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our U.S. NEOs in excess of $1 million is not deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017.  While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. There can be no assurance that any compensation will in fact be deductible.

2022 Proxy Statement	59

REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation and Talent Committee (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Talent Committee of the Board of Directors:

Richard L. Prager — Chair
Nancy Altobello
Kourtney Gibson

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Summary compensation table

The following table sets forth all compensation received during fiscal years 2019, 2020 and 2021 by (i) Richard M. McVey, our CEO, (ii) Christopher M. Concannon, our President & COO, (iii) Christopher N. Gerosa, our CFO, (iv) Kevin McPherson, our Global Head of Sales, (v) Antonio L. DeLise, our former Global Head of Corporate Development and former Chief Financial Officer, and (vi) Nicholas Themelis, our former Chief Information Officer. These executives are referred to as our “named executive officers” or “NEOs” elsewhere in this Proxy Statement.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary [1]	Bonus [2]	Stock Awards [3,4]	Option Awards [3,4]	Non- Equity Incentive Plan Compensation [5]	All Other Compensation [6]	Total
		($)	($)	($)	($)	($)	($)	($)
Richard M. McVey	2021	500,000	—	2,575,252	856,932	1,800,000	10,000	5,742,184
Chief Executive Officer	2020	500,000	—	2,532,567	854,119	2,250,000	7,000	6,143,686
	2019	500,000	—	2,715,708	—	—	7,000	3,222,708
Christopher R. Concannon	2021	500,000	—	1,813,764	603,606	1,200,000	10,000	4,127,370
President & COO	2020	500,000	—	2,209,599	—	1,500,000	7,000	4,216,599
	2019	473,717	1,500,000	8,986,309	2,875,003	—	7,000	13,842,029
Christopher N. Gerosa	2021	276,667	—	1,066,021	250,098	370,000	10,000	1,972,786
CFO
Kevin McPherson	2021	300,000	—	1,354,570		1,000,000	10,000	2,664,570
Global Head of Sales	2020	300,000	—	589,032	—	1,200,000	7,000	2,096,032
	2019	300,000	1,100,000	346,942	—	—	7,000	1,753,942
Antonio L. DeLise	2021	300,000	—	1,161,060		700,000	10,000	2,171,060
Former Head of Corporate Development and Former Chief Financial Officer	2020	300,000	—	540,189	—	900,000	7,000	1,747,189
	2019	300,000	875,000	386,473	—	—	7,000	1,568,473
Nicholas Themelis	2021	300,000	—	1,644,312		1,000,000	10,000	2,954,312
Former Chief Information Officer	2020	300,000	—	687,447	—	1,200,000	7,000	2,194,447
	2019	300,000	1,200,000	411,128	—	—	7,000	1,918,128

(1)	Mr. Gerosa’s 2021 salary reflects an August 1, 2021 base salary increase related to his promotion to CFO. Mr. Concannon’s 2019 salary represented a partial year of service.
(2)	As determined by the Compensation Committee, Mr. McVey received additional equity in lieu of a cash incentive for performance year 2019, which is reflected in the Stock Awards column.
(3)

The amounts represent the aggregate grant date fair value of stock and option awards granted by the Company in 2019, 2020 and 2021, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation and certain assumptions made, see Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be realized by the NEOs. The amounts reported for stock awards in 2019, 2020 and 2021 include performance shares or performance stock units.

For 2021, the grant date fair value of the performance stock units is $1,717,009, $1,209,176, $677,285, $580,530 and $822,156 for Messrs. McVey, Concannon, McPherson, DeLise and Themelis, respectively. The grant date fair value of the performance shares is reported based on achievement of 100% of the target performance goals, which represents the probable outcome of the performance goals as of the grant date.  If the Company achieves the maximum performance goals, as measured at the end of the three-year performance period ending December 2023, then the fair value of the performance stock units granted in 2021 would be $3,434,018, $2,418,352, $1,354,570, $1,161,060 and $1,644,312 for Messrs. McVey, Concannon, McPherson, DeLise and Themelis, respectively.  See “2021 compensation detail – Annual long-term equity incentives – Performance stock units” in the CD&A for additional detail.

(4)

In August 2021, Mr. Gerosa was awarded a one-time equity grant that consisted of performance stock units, restricted stock units and stock options, with an aggregate grant date value of $1,000,000. The grant date fair value of the performance shares of $508,432 is reported based on achievement of 100% of the target performance goals, which represents the probable outcome of the performance goals as of the grant date.  If the Company achieves the maximum performance goals, as measured at the end of the two-year performance period ending December 2023, then the fair value of the performance stock units granted in 2021 would be $1,016,864.

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EXECUTIVE COMPENSATION

The performance stock units will cliff vest on the third-year anniversary of the date of grant and the stock options and restricted stock units will vest in three equal annual installments beginning on the first anniversary of the date of grant.  See “2021 compensation detail – Annual long-term equity incentives – Performance stock units” in the CD&A for additional detail.  In January 2019, Mr. Concannon was awarded a hire-on equity grant that consists of performance shares and performance-based stock options with an aggregate grant date fair value of $5,750,000.  The performance criteria for this award was met, in full, in 2019.  The award remains subject to time-based vesting conditions and will fully vest in January 2024 if such conditions are met.

(5)	These amounts represent annual cash incentive compensation earned under the Employee Cash Incentive Plan. See “2021 compensation detail – Annual cash incentive” in the CD&A for additional detail.
(6)	These amounts represent employer matching contributions to the Company’s 401(k) defined contribution plan for each NEO for each year reported.

Grants of plan-based awards

The following table summarizes the grants of performance stock units, restricted stock units and stock options we made to the NEOs in 2021, as well as potential payouts pursuant to certain performance-based compensation arrangements. There can be no assurance that the grant date fair value of stock awards will ever be realized.

2021 Grants of Plan-Based Awards Table

	Grant	Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name/Award Type	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards[1]
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)
Richard M. McVey
Annual Cash Incentive[2]			—	2,250,000	—
Restricted Stock Units[3]	1/15/2021	12/11/2020							1,641			858,243
Performance Stock Units[4]	1/15/2021	12/11/2020				1,642	3,283	6,566				1,717,009
Stock Options[6]	1/15/2021	12/11/2020								6,187	523.00	856,932
Christopher R. Concannon
Annual Cash Incentive[2]			—	1,500,000	—
Restricted Stock Units[3]	1/15/2021	12/11/2020							1,156			604,588
Performance Stock Units[4]	1/15/2021	12/11/2020				1,156	2,312	4,624				1,209,176
Stock Options[6]	1/15/2021	12/11/2020								4,358	523.00	603,606
Christopher N. Gerosa
Annual Cash Incentive[2]			—	400,000	—
Restricted Stock Units[3]	1/15/2021	1/8/2021							579			302,817
Restricted Stock Units[3]	8/1/2021	7/13/2021							535			254,216
Performance Stock Units[5]	8/1/2021	7/13/2021				535	1,070	2,140				508,432
Stock Options[6]	8/1/2021	7/13/2021								1,915	475.17	250,098
Kevin McPherson
Annual Cash Incentive[2]			—	1,200,000	—
Restricted Stock Units[3]	1/15/2021	12/11/2020							1,295			677,285
Performance Stock Units[4]	1/15/2021	12/11/2020				648	1,295	2,590				677,285
Antonio L. DeLise
Annual Cash Incentive[2]			—	725,000	—
Restricted Stock Units[3]	1/15/2021	12/11/2020							1,110			580,530
Performance Stock Units	1/15/2021	12/11/2020				555	1,110	2,220				580,530
Nicholas Themelis
Annual Cash Incentive[2]			—	1,200,000	—
Restricted Stock Units[3]	1/15/2021	12/11/2020							1,572			822,156
Performance Stock Units[4]	1/15/2021	12/11/2020				786	1,572	3,144				822,156

(1)

The value of a restricted stock unit and stock option is based on the fair value of such award, computed in accordance with FASB ASC Topic 718. The value of a performance stock unit is based on the grant date fair value of such award assuming 100% of target, computed

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in accordance with FASB ASC Topic 718.  For further information on how we account for stock-based compensation, see Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(2)

Amounts reflect the threshold, target, and maximum annual cash incentive compensation amounts that could have been earned during 2021 our Employee Cash Incentive Plan. Messrs. DeLise’s and Gerosa’s target cash incentives represent blended targets based on the August 2021 transition of the CFO role. The amounts of annual cash incentive compensation earned in 2021 by our NEOs were determined and paid in January 2022. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “Compensation discussion & analysis — 2021 compensation detail — Annual cash incentives.”

(3)

Amounts reflect the number of restricted stock units awarded in 2021 to the NEOs. These grants of restricted stock units, which were made under the 2020 Equity Incentive Plan, vest in three equal installments beginning on the first anniversary of the date of grant, subject to the NEO’s continued service. See “Compensation discussion & analysis — 2021 compensation detail — Annual long term equity incentives — Restricted stock units and stock options.”

(4)

Reflects the threshold, target and maximum number of performance stock units, that were awarded under the 2020 Equity Incentive Plan, that would vest based on the level of achievement by the Company of operating margin and market share targets for the three-year performance period beginning on January 1, 2021 and ending on December 31, 2023. Each performance stock unit that is earned will cliff vest on January 31, 2024, subject to the NEO’s continued service. See “Compensation discussion & analysis — 2021 compensation detail — Annual long term equity incentives — Performance stock units.”

(5)

Reflects the threshold, target and maximum number of performance stock units, that were awarded under the 2020 Equity Incentive Plan to Mr. Gerosa under a one-time award, that would vest based on the level of achievement by the Company of operating margin and market share targets for the two-year performance period beginning on January 1, 2022 and ending on December 31, 2023. Each performance stock unit that is earned will cliff vest on August 1, 2024, subject to his continued service.   See “Compensation discussion & analysis — 2021 compensation detail — Annual long term equity incentives — Performance stock units.”

(6)

Amounts reflect the number of shares underlying stock options awarded to the NEOs in 2021. The grant of stock options, which was made under the 2020 Equity Incentive Plan, will vest in three equal installments beginning on the first anniversary of the date of grant, subject to the participant’s continued service. See “Compensation discussion & analysis — 2021 compensation detail — Annual long term equity incentives — Restricted stock units and stock options.”

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EXECUTIVE COMPENSATION

Outstanding equity awards at fiscal year-end

The following table summarizes unexercised stock options, shares of restricted stock and restricted stock units that had not vested, and related information for each of our NEOs, as of December 31, 2021. The market value of restricted stock awards and restricted stock units is based on the closing price of the Company’s Common Stock on December 31, 2021 of $411.27.

Outstanding Equity Awards - Year End 2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable[1]	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)			(#)	($)	(#)	($)
Richard M. McVey	24,515		156.85	1/15/2023
	16,037		203.72	1/15/2024
	3,176		368.10	1/15/2026
		69,113	257.78	5/8/2024
		79,411	278.40	5/8/2024
		6,166	368.10	1/15/2026
		6,187	523.00	1/15/2027
					(5)	37,742	15,522,152
					(3)	3,572	1,469,056
					(3)	2,560	1,052,851
					(4)	1,534	630,888
					(6)	1,641	674,894
					(7)			4,647	1,911,172
					(8)			3,283	1,350,199
Christopher R. Concannon		35,679	272.88	7/22/2024
		41,189	294.71	7/22/2024
		4,358	523.00	1/15/2027
					(9)	18,914	7,778,761
					(10)	12,365	5,085,354
					(4)	2,001	822,951
					(6)	1,156	475,428
					(7)			3,031	1,246,559
					(8)			2,312	950,856
Christopher N. Gerosa		1,915	475.17	8/1/2027
					(3)	109	44,828
					(4)	160	65,803
					(6)	579	238,125
					(11)	1	411
					(12)	535	220,029
					(13)			1,070	440,059
Kevin McPherson					(3)	382	157,105
					(3)	343	141,066
					(4)	534	219,618
					(6)	1,295	532,595
					(7)			808	332,306
					(8)			1,295	532,595
Antonio L. DeLise					(3)	425	174,790
					(3)	381	156,694
					(4)	490	201,522
					(6)	1,110	456,510
					(7)			741	304,751
					(8)			1,110	456,510
Nicholas Themelis					(3)	463	190,418
					(3)	416	171,088
					(4)	623	256,221
					(6)	1,572	646,516
					(7)			943	387,828
					(8)			1,572	646,516

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(1)

Of the 6,166 stock options granted to Mr. McVey, 3,083 vested on January 31, 2022 and the remainder will vest on January 31, 2023, subject to time-based performance conditions.  Of the 6,187 stock options granted to Mr. McVey, 2,103 vested on January 31, 2022 and the remainder will vest 50% on each of January 31, 2023 and January 31, 2024, subject to time-based performance conditions. 69,113 and 79,411 stock options granted to Mr. McVey will fully vest on November 8, 2023, subject to time-based performance conditions. 35,679 and 41,189 stock options granted to Mr. Concannon will fully vest on January 22, 2024, subject to time-based performance conditions. Of the 4,358 stock options granted to Mr. Concannon, 1,481 vested on January 31, 2022 and the remainder will vest 50% on each of January 31, 2023 and January 31, 2024, subject to time-based performance conditions.  The 1,915 stock options granted to Mr. Gerosa will vest one-third on each of the first three anniversaries of the August 1, 2021 grant date, subject to time-based performance conditions. The stock options will also vest and become exercisable in the event of certain terminations of employment. See “— Potential termination or change in control payments and benefits” for additional information.

(2)

Each share of restricted stock and each restricted stock unit represents one share of the Company’s Common Stock that is subject to forfeiture if the applicable vesting requirements are not met. Generally, vesting is subject to the NEOs continued service through the vesting date, except that shares of restricted stock and restricted stock units will vest in the event of certain terminations of employment and, in certain circumstances, may vest upon a change in control. See “— Potential termination or change in control payments and benefits” for additional information.

(3)	These restricted shares and restricted stock units fully vested on January 31, 2022.
(4)	50% of these restricted shares and restricted stock units vested on January 31, 2022 and the remainder will vest on January 31, 2023.
(5)

37,742 shares for Mr. McVey outstanding as of December 31, 2021 represent 100% of the target unearned performance shares awarded on November 8, 2018.  The shares were settled as the applicable performance goals were met.  The shares will fully vest on November 8, 2023.

(6)

For Mr. McVey, 558 RSUs vested on January 31, 2022 and 50% of the remainder will vest on each of January 31, 2023 and 2024.  For Mr. Concannon, 394 vested on January 31, 2022 and 50% of the remainder will vest on each of January 31, 2023 and 2024.  For Mr. DeLise, 378 RSUs vested on January 31, 2022 and 50% of the remainder will vest on each of January 31, 2023 and 2024.  For Mr. Gerosa, 197 RSUs vested on January 31, 2022 and 50% of the remainder will vest on each of January 31, 2023 and 2024.  For Mr. McPherson, 441 RSUs vested on January 31, 2022 and 50% of the remainder will vest on each of January 31, 2023 and 2024.  For Mr. Themelis, 535 RSUs vested on January 31, 2022 and 50% of the remainder will vest on each of January 31, 2023 and 2024.

(7)

The 4,647 shares for Mr. McVey, 3,031 shares for Mr. Concannon, 741 shares for Mr. DeLise, 808 shares for Mr. McPherson and 943 shares for Mr. Themelis outstanding as of December 31, 2021 represent 100% of the target performance shares awarded on January 15, 2020.  The shares will not settle until January 2023 and will vest on January 31, 2023.

(8)

The 3,283 shares for Mr. McVey, 2,312 shares for Mr. Concannon, 1,110 shares for Mr. DeLise, 1,295 shares for Mr. McPherson and 1,572 shares for Mr. Themelis outstanding as of December 31, 2021 represent 100% of the target performance shares awarded on January 15, 2021.  The shares will not settle until January 2024 and will vest on January 31, 2024.

(9)

18,914 shares for Mr. Concannon outstanding as of December 31, 2021 represent 100% of the target unearned performance shares awarded on January 22, 2019.  The shares were settled as the applicable performance goals were met.   The shares will fully vest on January 22, 2024.

(10)	These shares vested on January 22, 2022.
(11)	This share vested on February 28, 2022.
(12)	535 RSUs granted to Mr. Gerosa will vest one-third on each anniversary of the August 1, 2021 grant date.
(13)

The 1,071 shares for Mr. Gerosa outstanding as of December 31, 2021 represent 100% of the target performance shares awarded on August 1, 2021.  The shares will not settle until January 2024 and will vest on August 1, 2024.

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EXECUTIVE COMPENSATION

Option exercises and stock vested

The following table summarizes each exercise of stock options, each vesting of restricted stock and related information for each of our NEOs on an aggregated basis during 2021.

2021 Option Exercises and Stock Vesting

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise [1]	Number of Shares Acquired on Vesting	Value Realized on Vesting [2]
	(#)	($)	(#)	($)
Richard M. McVey	27,020	9,252,729	30,303	16,667,099
Christopher R. Concannon	—	—	8,729	4,481,163
Christopher N. Gerosa	—	—	776	419,580
Kevin McPherson	22,388	8,045,591	10,403	5,625,526
Antonio L. DeLise	9,607	3,438,697	9,907	5,357,309
Nicholas Themelis	13,433	4,729,391	12,609	6,818,443

(1)	Value realized represents the market value on the date of exercise in excess of the exercise price.
(2)	Value realized represents the market value on the date of vesting.

Non-qualified deferred compensation

All U.S.-based NEOs were eligible to elect to defer the settlement of the RSUs awarded in whole or in part.  The following table sets forth information with respect to vested RSUs held by Messrs. McVey and DeLise as of December 31, 2021, for which they have elected to defer the delivery of the underlying shares until the earlier of (i) separation of service (within the meaning of Code Section 409A), subject to the six-month delay required under Code Section 409A, (ii) a change of control of the Company and (iii) the calendar year in which the applicable anniversary following vesting occurs:

Deferral Elections

Name	Award / Deferral	Amount Deferred	Re-deferral	Deferral Period
	Date	(#)	Date	(Years)
Richard M. McVey	1/14/2011	67,961	12/1/2015 [1]	10
	1/19/2011	119,565	12/1/2015 [1]	10
	1/15/2013	29,623	N/A [2]	7
	1/15/2014	26,087	11/18/2019	separation of service
	1/15/2015	16,556	N/A [2]	5
	1/15/2016	9,033	N/A [2]	5
	1/15/2017	6,222		separation of service
	1/15/2018	4,418	N/A [2]	3
	1/15/2019	5,197		separation of service
	1/15/2020	790		separation of service
Antonio L. DeLise	1/13/2012	16,260	10/18/2016 [3]	10
	1/15/2014	3,028	N/A [4]	5
	1/15/2015	2,763	N/A [4]	4

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(1)	Mr. McVey took receipt of 23,106 and 14,945 shares from his January 14, 2011 and January 19, 2011 awards, respectively, in February 2022.
(2)

Mr. McVey did not elect to re-defer his January 2013 and January 2015 RSU awards, and he began taking receipt of the underlying shares in February 2021.  He did not elect to re-defer his January 2016 and January 2018 RSU awards, and he began taking receipt of the underlying shares in February 2022.

(3)	Mr. DeLise’s shares will be delivered in August 2022, 6 months past his February 2022 separation of service (within the meaning of Code Section 409A).
(4)

Mr. DeLise did not elect to re-defer his January 15, 2014 and 2015 RSU awards.  He began taking receipt of the shares underlying the RSUs in February 2020 and the last tranches were delivered in January 2022.

The table below shows (i) the contributions made by each NEO during the fiscal year ended December 31, 2021, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended December 31, 2021, (iii) the aggregate amount of withdrawals or distributions made for each NEO and (iv) the aggregate balance of each of our NEOs as of December 31, 2021:

2021 Non-qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year [1,2]	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year [3,4]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End [5]
	($)	($)	($)	($)	($)
Richard M. McVey	2,631,474	—	(47,351,342)	13,397,650	123,109,196
Christopher R. Concannon	—	—	62,729	—	362,729
Christopher N. Gerosa	55,500	—	3,767	—	145,971
Kevin McPherson	—	—	—	—	—
Antonio L. DeLise	350,000	—	(3,679,389)	1,051,766	13,703,474
Nicholas Themelis	—	—	—	—	—

(1)

For Mr. McVey, reflects the market value of the Common Stock underlying 4,018 RSUs that vested on January 31, 2021 and 790 RSUs that vested on February 15, 2021 based on the closing price of our Common Stock on such dates of $540.76 and $552.55, respectively. In addition, it includes the value of amounts accrued and unpaid under dividend equivalent rights in 2018 through 2020 as of such vesting dates.  The dividend equivalents are equal in amount to the ordinary cash dividends paid to the holders of our Common Stock in 2018 through 2020 and will be paid when Mr. McVey takes receipt of the underlying shares of the applicable RSUs.

(2)

Executive contributions for Mr. Gerosa and Mr. DeLise include $55,500 and $350,000, respectively, that were voluntarily deferred from their 2021 cash bonuses under the non-qualified deferred cash plan.  Their full cash bonus amounts are reported in the Summary Compensation Table for 2021.

(3)

Aggregate Earnings with respect to vested and undelivered RSUs include changes in the market value of the shares of Common Stock underlying the RSUs based on the difference of the closing price of our Common Stock on December 31, 2021 of $411.27 and the closing price of our Common Stock on the date of vesting, as well as the value of amounts accrued under a dividend equivalent right in 2021 that were unpaid as of December 31, 2021. Additionally, Aggregate Earnings include the difference in value of shares of Common Stock underlying the RSUs deferred by Mr. DeLise in 2012, 2014 and 2015 and by Mr. McVey in 2011, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020 at Fiscal Year End 2021 versus Fiscal Year End 2020, as well as the value of accrued but unpaid dividend equivalents. These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.

(4)

Mr. Concannon’s aggregate earnings of $62,729 and Mr. Gerosa’s aggregate earnings of $3,767 represent returns incurred through the non-qualified deferred cash plan.  Earnings of $553,191 were added to Mr. DeLise’s Aggregate Earnings for 2021 representing the returns he incurred through the non-qualified deferred cash plan.

(5)

The value of the Aggregate Balance at Last Fiscal Year End for the RSUs was determined by adding all Executive Contributions for Fiscal Year-End 2021 to any Aggregate Earnings for Fiscal Year 2021 and the Aggregate Balance at Last Fiscal Year-End as previously reported for year-end 2020, which was $181,226,715 for Mr. McVey, $300,000 for Mr. Concannon and $18,084,629 for Mr. DeLise.  Mr. Gerosa had a balance of $86,704 under the non-qualified deferred cash plan prior to his becoming an NEO.

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EXECUTIVE COMPENSATION

Employment agreements and severance arrangements with our Named Executive Officers

Richard M. McVey employment agreement

Effective November 6, 2018, Mr. McVey and the Company entered into an amendment to his employment agreement (the “CEO Employment Agreement”) providing for an initial term ending on January 15, 2025 with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term.

The CEO Employment Agreement provides that Mr. McVey will be employed by us as CEO and Chairman, and his employment may be terminated by him or by the Company at any time. Mr. McVey’s annual base salary under the CEO Employment Agreement is a minimum of $500,000 per year.

Under the CEO Employment Agreement, Mr. McVey is eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as is in effect from time to time and is entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with other senior management of the Company.

The CEO Employment Agreement provides for severance payments and benefits (subject to Mr. McVey’s execution of a waiver and general release) if Mr. McVey’s employment is terminated under various conditions. See below under “— Potential termination or change in control payments and benefits” for a description of such payments and benefits.

The Company does not provide tax reimbursements to executives in the event of a Change of Control.  The CEO Employment Agreement provides that if any payments or benefits paid or provided to him would be subject to, or result in, the imposition of the excise tax imposed by Section 4999 of the Code, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless he would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.  The CEO Employment Agreement further provides that any award gains and annual incentive awards received by Mr. McVey are subject to potential clawback under policies adopted by the Company to comply with applicable law, rules or other regulatory requirements.

For purposes of the CEO Employment Agreement, “Cause Event” generally means Mr. McVey’s:

•	willful misconduct or gross negligence in the performance of his duties;
•	conviction of, or plea of guilty or nolo contendere to, a crime relating to us or any of our affiliates, or any felony; or
•	material breach of his employment agreement or any other material written agreement with us.

For purposes of the CEO Employment Agreement, “Good Reason” generally means:

•

Mr. McVey’s no longer holding the title of Chief Executive Officer, or the failure of the Board to nominate him as a director or, once elected to the Board, the failure of the Board to elect him as Chairman;

•

a material diminution in his duties, authorities or responsibilities or the assignment of duties or responsibilities materially adversely inconsistent with his then-current position (other than as a result of his ceasing to be a director);

•	our material breach of his employment agreement;
•	a relocation of his principal place of business of more than 50 miles; or
•

our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under his employment agreement.

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For purposes of the CEO Employment Agreement, “Change in Control” generally means:

•	an acquisition representing 50% or more of the combined voting power of our then outstanding securities;
•

a change in the majority of the members of our Board during any two-year period, unless such members are approved by two-thirds of the Board members who were members at the beginning of such period or members whose nominations were so approved;

•

our merger or consolidation, other than (a) a transaction resulting in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of such surviving entity immediately after such transaction or (b) a transaction effected to implement a recapitalization (or similar transaction) in which no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•

our stockholders’ approval of a plan of complete liquidation or the consummation of the sale or disposition of all or substantially all of our assets other than (a) the sale or disposition of all or substantially all of our assets to a beneficial owner of 50% or more of the combined voting power of our outstanding voting securities at the time of the sale or (b) pursuant to a spinoff type transaction of such assets to our stockholders.

Christopher Concannon employment agreement

On January 7, 2019, the Company entered into an employment letter agreement (the “President Employment Agreement”), effective as of January 22, 2019, with Christopher Concannon, pursuant to which Mr. Concannon became the Company’s President and Chief Operating Officer.

The President Employment Agreement provides that Mr. Concannon will be employed by the Company as the COO for an initial five-year term with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term. Under the President Employment Agreement, Mr. Concannon’s minimum annual base salary is $500,000 per year and he is eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as in effect from time to time and annual equity grants on terms and conditions determined by the Compensation Committee in its sole discretion.

The President Employment Agreement provides that Mr. Concannon’s employment may be terminated by him or by the Company at any time. The President Employment Agreement provides for severance payments and benefits (subject to Mr. Concannon’s execution of a waiver and general release) if Mr. Concannon’s employment is terminated under various conditions. See below under “— Potential termination or change in control payments and benefits” for a description of such payments and benefits.

For purposes of the President Employment Agreement, the terms “Cause Event”, “Change in Control”, and “Good Reason” generally have the same meaning as defined in the CEO Employment Agreement, except that (i) “Cause Event” also means intentional failure or refusal to follow a lawful and proper direction of the Board, the Company or the CEO or any other conduct that is reasonably likely to have a material adverse effect on the business, assets or reputation of the Company, and (ii) “Good Reason refers to Mr. Concannon no longer holding the title of President.

The President Employment Agreement provides that if any payments or benefits paid or provided to Mr. Concannon would be subject to, or result in, the imposition of the excise tax imposed by Code Section 4999, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless Mr. Concannon would, on a net after-tax basis, receive less compensation than if the payment were not so reduced. The President Employment Agreement further provides that any award gains and annual incentive awards received by Mr. Concannon will be subject to potential clawback under policies adopted by the Company to comply with applicable law, rules or other regulatory requirements.

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EXECUTIVE COMPENSATION

In connection with entering into the President Employment Agreement, Mr. Concannon also executed a Proprietary Information and Non-Competition Agreement and the Company’s standard form of Indemnification Agreement.

Severance protection agreements

Messrs. DeLise, Gerosa, McPherson and Themelis do not have employment agreements with us but are entitled to severance payments and benefits under their respective severance protection agreements (the “Severance Protection Agreements” or the “SPAs”), which provide for severance payments and benefits (subject to such executive’s execution of a waiver and general release) if such executive’s employment is terminated under various conditions. See below under “— Potential termination or change in control payments and benefits” for a description of such payments and benefits.

For purposes of the Severance Protection Agreements, “Cause” generally means such executive’s:

•	willful misconduct, gross misconduct, or gross negligence in the performance of such executive’s duties;
•	conviction of, or plea of guilty or nolo contendere to, a crime relating to us or any of our affiliates, or any felony;
•	material breach of any material written agreement (including such executive’s proprietary information and non-competition agreement) with us or on of our written policies signed by such executive;
•	intentional failure or refusal to follow a lawful and proper direction of the Board or the CEO; or
•

any other conduct by the executive, whether or not in the course of performing the executive’s responsibilities to the Company, that has or is reasonably likely to have a material adverse effect on the business, assets or reputation of the Company.

For purposes of the Severance Protection Agreements, “Good Reason” generally means the occurrence of any of the following:

•	an adverse change in such executive’s title
•

a material diminution in such executive’s duties, authorities or responsibilities or the assignment of duties or responsibilities materially adversely inconsistent with such executive’s then-current position;

•	a reduction in such executive’s base salary or annual target incentive bonus (as a percentage of base salary)
•	a relocation of such executive’s principal place of business of more than 50 miles;
•	we provide written notice of our intent not to renew the applicable Severance Protection Agreement;
•

our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under the Severance Protection Agreement.

For purposes of the Severance Protection Agreements, the term “Change in Control” generally has the same meaning as defined in the CEO Employment Agreement.

Proprietary information and non-competition agreements

Each of our U.S.-based NEOs has entered into, and is subject to the terms of, a Proprietary Information and Non-Competition Agreement with us that contains, among other things, (i) certain provisions prohibiting disclosure of our confidential information without our prior written consent, (ii) certain non-competition provisions that restrict their engaging in certain activities that are competitive with us during their employment and for one year thereafter for Messrs. McVey, Concannon, McPherson and Themelis and six months thereafter for Messrs. DeLise and Gerosa, (iii) certain non-solicitation provisions that restrict their recruiting, soliciting or hiring our non-clerical employees or consultants during their employment and for two years thereafter and (iv) certain non-

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solicitation provisions that restrict their soliciting any person or entity to terminate, cease, reduce or diminish their relationship with us, during their employment and for two years thereafter for Messrs. McVey and Concannon and one year thereafter for Messrs. DeLise, Gerosa, McPherson and Themelis.

DeLise Consulting Services Agreement and Side Letter Agreement

In connection with the transition of the Chief Financial Officer role and in order to promote continuity and efficiency, the Company entered into a Consulting Services Agreement in February 2022 with Mr. DeLise that will continue until January 2023, unless earlier terminated: (i) at any time upon the mutual written consent of the Company and Mr. DeLise; (ii) upon written notice to either the Company or Mr. DeLise of a material breach of the agreement; or (iii) with five days’ written notice by either party for any reason. The term of the agreement may be extended by mutual agreement of the Company and Mr. DeLise. Mr. DeLise also agreed to serve as a director of one of our subsidiaries for no compensation.

Pursuant to its terms, Mr. DeLise receives a fee of $500 per hour of service.

Mr. DeLise’s consulting services include assistance with the Company’s ongoing income tax examinations described in Note 9 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, exit and decommissioning of two of the Company’s former offices, and other duties as assigned.

Mr. DeLise and the Company also entered into a side letter agreement in February 2022 that provides that if, prior to January 2024, Mr. DeLise is both removed from the board of one of the Company’s subsidiaries and the Company terminates the Consulting Services Agreement other than for Cause, then he will receive a cash payment of $137,250.

Mr. DeLise’s outstanding unvested equity will continue to vest, in accordance with the existing award agreements without modification.

Themelis Consulting Services Agreement and Separation Agreement

In connection with the transition of the Chief Information Officer role and in order to promote continuity and efficiency, the Company entered into a Consulting Services Agreement in April 2022 with Mr. Themelis that will continue until February 2023, unless earlier terminated: (i) at any time upon the mutual written consent of the Company and Mr. Themelis; or (ii) upon the Company terminating Mr. Themelis for Cause. The term of the agreement may be extended by mutual agreement of the Company and Mr. Themelis.

Pursuant to its terms, Mr. Themelis will receive a monthly consulting fee of $29,500. If the Agreement is terminated early, including by the Company for Cause, no additional payments will be due and payable.

Mr. Themelis’ consulting services include assistance transitioning the Chief Information Officer role to his successor, advising on the ongoing software development lifecycle process and other duties as assigned.

Pursuant to the terms of a Separation Agreement between Mr. Themelis and the Company and in consideration of Mr. Themelis’ 2022 service as an employee, he is eligible to earn a performance-based cash incentive with a target of $250,000, which is tied to pre-established performance conditions that include the successful and timely completion of critical platform enhancements as well as assisting with the transition of his successor.

Mr. Themelis’ outstanding unvested equity will continue to vest, in accordance with the existing award agreements without modification.

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Potential termination or change in control payments and benefits

Each of the NEOs is entitled to certain payments and benefits pursuant to their employment agreements and/or other agreements, as applicable, entered into between us and such executive upon a termination of such executive’s employment in certain circumstances or in the event of a change in control of the Company. For Messrs. McVey and Concannon, their rights upon certain termination or change in control events: (a) to base salary continuation, bonus and healthcare benefits are governed by the CEO Employment Agreement and President Employment Agreement, respectively; and (b) to vesting of unvested equity awards are governed by their equity award agreements. For Messrs. Gerosa and McPherson, their rights upon certain termination or change in control events are governed by their applicable Severance Protection Agreement or where more favorable, their applicable equity award agreements. For Messrs. DeLise and Themelis, their rights upon certain termination or change in control events were governed by their applicable Severance Protection Agreement or where more favorable, their applicable equity award agreements. The benefits described herein are subject to the applicable NEO’s, his estate’s or his legal guardian’s, as applicable, execution of a general release of claims and covenant not to sue.

The following tables estimate the payments we would be obligated to make to each of our NEOs as a result of such NEO’s termination or resignation under the circumstances shown or because of a change in control, in each case assuming such event had occurred on December 31, 2021. We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through December 31, 2021 that would be paid in the normal course of continued service, such as accrued but unpaid salary, and (ii) vested account balances under our 401(k) Plan that are generally available to all of our salaried employees. Where applicable, the information in the table uses a price per share for our Common Stock of $411.27, the closing price on December 31, 2021.

Messrs. DeLise and Themelis transitioned to consulting roles in 2022. Please refer to “—Employment agreements and severance arrangements with our Named Executive Officers” for more information.

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Payments and Benefits for Mr. McVey
	Termination for Cause or Without Good Reason	Prior to CIC Termination[1]	Following CIC Termination[1]	CIC Trigger[1] (No Termination)	Enhanced Non-CCPP Termination[1]	Death or Disability CCPP Termination[1]	Death or Disability Non-CCPP Termination[1]	Non-Extension Non-CCPP Termination[1]
Base Salary [2]	—	$1,000,000	$1,000,000	—	$1,000,000	$1,000,000	$500,000	$500,000
Bonus [3]	—	$2,760,000	$2,760,000	—	$2,760,000	$2,760,000	$1,380,000	$1,380,000
Health Benefits [4]	—	$63,570	$63,570	—	$47,677	$63,570	$31,785	$31,785
Unvested Restricted Stock [5]	—	$15,522,152	$16,991,209	$16,991,209	$7,761,076	$16,256,681	$16,256,681	—
Unvested Performance Shares [6]	—	—	$1,911,172	$1,911,172	—	$955,586	$955,586	—
Unvested Performance Stock Units [7]	—	—	$1,350,199	$1,350,199	—	$1,350,199	$1,350,199	—
Unvested Restricted Stock Units [8]	—	—	$674,894	$2,358,633	—	$1,516,764	$1,516,764	—
Unvested Stock Options [9]	—	$21,159,494	$21,425,680	$266,186	$21,159,494	$10,712,840	$10,712,840	—
Total	—	$40,505,216	$46,176,724	$22,877,400	$32,728,248	$34,615,640	$32,703,855	$1,911,785

(1)

A “Prior to CIC Termination” occurs if Mr. McVey resigns for Good Reason or his employment is terminated for any reason other than his resignation without Good Reason (including due to his providing a notice of non-extension of the term of the CEO Employment Agreement at least 90 days prior to the end of the term (a “Non-Extension Notice”)), or by us for Cause, in any case, within three months prior to a “change in control event” within the meaning of Section 409A of the Code (such period, a “Prior Change in Control Protection Period” or a “Prior CCPP”). A “Following CIC Termination” occurs if Mr. McVey resigns for Good Reason or his employment is terminated for any reason other than his resignation without Good Reason (including due to his providing a Non-Extension Notice), or by us for Cause, in any case, within (a) 18 months (for base salary, bonus and healthcare) and (b) 24 months (for equity awards), in each case, after a Change in Control as defined in the CEO Employment Agreement (such period, combined with a Prior CCPP, a “CCPP”). A “CIC Trigger” occurs if, immediately prior to a Change in Control, the Compensation Committee determines that the applicable equity award will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans. An “Enhanced Non-CCPP Termination” occurs if Mr. McVey’s employment is terminated outside of a CCPP for any reason other than: (a) his death, (b) his voluntary resignation without Good Reason (including due to his providing a Non-Extension Notice), (c) due to our providing a Non-Extension Notice, (d) by us as a result of his having a disability or (e) for Cause. A “Death or Disability CCPP Termination” occurs if Mr. McVey’s employment is terminated during a CCPP due to his death or by us as a result of his having a disability. A “Death or Disability Non-CCPP Termination” occurs if Mr. McVey’s employment is terminated outside of a CCPP due to his death or by us as a result of his having a disability. A “Non-Extension Non-CCPP Termination” occurs if Mr. McVey’s employment is terminated outside a CCPP due to our providing a Non-Extension Notice. An “Average Bonus” for Mr. McVey means the average of his annual bonus amounts received for the Company’s three fiscal years immediately preceding the termination.

(2)

Represents the continued payment of base salary: (a) upon a Prior to CIC Termination, a Following CIC Termination, an Enhanced Non-CCPP Termination or a Death or Disability CCPP Termination for 24 months; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Non-CCPP Termination, for 12 months.

(3)

Represents a bonus: (a) upon a Prior to CIC Termination, a Following CIC Termination, an Enhanced Non-CCPP Termination or a Death or Disability CCPP Termination, in the amount of two times Mr. McVey’s Average Bonus, payable in 24 monthly installments; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Non-CCPP Termination, in the amount of one times Mr. McVey’s Average Bonus, payable in 12 monthly installments.

(4)

Represents healthcare coverage: (a) upon a Prior to CIC Termination, a Following CIC Termination or a Death or Disability CCPP Termination, for 24 months; (b) for an Enhanced Non-CCPP Termination, for 18 months; and (c) upon a Death or Disability Non-CCPP Termination or a Non-Extension Non-CCPP Termination, for 12 months.

(5)

Represents the value of the unvested restricted stock issued to Mr. McVey upon the settlement of performance shares granted to him in January 2018, as part of his multi-year award (the “McVey 2018 Multi-Year”), and in January 2019 (the “McVey 2019 Annual”) and January 2020 (the “McVey 2020 Annual”), each as part of his annual award, which will vest as follows: (a) for the McVey 2018 Multi-Year, (i) upon a Prior to CIC Termination, a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, his unvested restricted stock shall fully vest; and (ii) upon an Enhanced Non-CCPP Termination, half of his restricted stock shall vest; and (b) for the McVey 2019 Annual and McVey 2020 Annual, (i) upon a Following CIC Termination or a CIC Trigger, his unvested restricted stock shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his restricted stock shall vest.

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(6)

Represents the target value of the unvested performance shares granted to Mr. McVey in January 2020 as part of his annual award (the “McVey 2020 Annual”), which will vest as follows (a) upon a Following CIC Termination or a CIC Trigger, his unvested performance shares shall fully vest; provided that, with respect to a Following CIC Termination, the performance stock would only vest if Mr. McVey is terminated without Cause in the period following a Change in Control and (b) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested performance shares shall vest.

(7)

Represents the target value of the unvested performance stock units granted to Mr. McVey in January 2021 as part of his annual award (the “McVey 2021 Annual” and together with the McVey 2019 Annual and McVey 2020 Annual, the “McVey Annual Awards”), which will fully vest upon a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination; provided that, with respect to a Following CIC Termination, the performance stock units would only vest if Mr. McVey is terminated without Cause in the period following a Change in Control.

(8)

Represents the value of the unvested restricted stock units granted to Mr. McVey as part of the McVey Annual Awards, which will vest as follows: (a) for the McVey 2019 Annual and McVey 2020 Annual, (i) upon a Following CIC Termination or a CIC Trigger, his unvested restricted stock units shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested restricted stock units shall vest; and (b) for the McVey 2021 Annual, upon a Following CIC Termination, a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, his unvested restricted stock units shall fully vest; provided that, with respect to a Following CIC Termination, the performance stock units would only vest if Mr. McVey is terminated without Cause in the period following a Change in Control.

(9)

Represents the value of the unvested stock options granted to Mr. McVey as part of the McVey 2018 Multi-Year, the McVey 2020 Annual and the McVey 2021 Annual, which will vest as follows: (a) for the McVey 2018 Multi-Year, (i) upon a Prior to CIC Termination, a Following CIC Termination, or an Enhanced Non-CIC Termination, his unvested stock options shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested stock options shall vest; (b) for the McVey 2020 Annual, (i) upon a Following CIC Termination or a CIC Trigger, his unvested stock options shall fully vest; and (ii) upon a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, half of his unvested stock options shall vest; and (c) for the McVey 2021 Annual, upon a CIC Trigger, a Death or Disability CCPP Termination or a Death or Disability Non-CCPP Termination, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2021 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date.

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Payments and Benefits for Mr. Concannon

	Termination for Cause or Without Good Reason	Death or Disability CCPP Termination[1]	Death or Disability Non-CCPP Termination[1]	CCPP Without Cause or for Good Reason Termination[1]	Non-CCPP Without Cause or for Good Reason[1]	CIC Trigger[1] (No Termination)	Non-Extension Termination[1]
Base Salary [2]	—	$1,000,000	$500,000	$1,000,000	$1,000,000	—	$500,000
Bonus [3]	—	$3,000,000	$1,500,000	$3,000,000	$3,000,000	—	$1,500,000
Health Benefits [4]	—	$47,677	$31,785	$47,677	$47,677	—	$31,785
Unvested Restricted Stock [5]	—	$7,778,761	$7,778,761	$7,778,761	$3,889,380	$7,778,761	—
Unvested Performance Shares [6]	—	$623,280	$623,280	$1,246,559	—	$1,246,559	—
Unvested Performance Stock Units [7]	—	$950,856	$950,856	$950,856	—	$950,856	—
Unvested Restricted Stock Units [8]	—	$5,972,257	$5,972,257	$6,383,733	$5,085,354	$6,383,733	—
Unvested Stock Options [9]	—	$4,869,303	$4,869,303	$9,738,607	$9,738,607	—	—
Total	—	$24,242,135	$22,226,242	$30,146,193	$22,761,018	$16,359,909	$2,031,785

(1)

A “Death or Disability CIC Termination” occurs upon Mr. Concannon’s death or disability during a CCPP (as defined in footnote (1) to the “Payments and Benefits for Mr. McVey” table). A “Death or Disability Non-CCPP Termination” occurs upon Mr. Concannon’s death or disability outside of a CCPP. A “CCPP Without Cause or for Good Reason Termination” occurs upon: (i) a termination by Mr. Concannon for Good Reason during a Prior CCPP (as defined in footnote (1) to the “Payments and Benefits for Mr. McVey” table); or (ii) the Company terminates Mr. Concannon without Cause or a termination by Mr. Concannon for Good Reason during the portion of a CCPP that is not a Prior CCPP. A “Non-CCPP Without Cause or for Good Reason Termination” means a termination by the Company without Cause or by Mr. Concannon for Good Reason that is not a CCPP Without Cause or for Good Reason Termination. A “CIC Trigger” occurs if, immediately prior to a Change in Control, the Compensation Committee determines that the applicable equity award will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans. A “Non-Extension Termination” occurs if Mr. Concannon’s employment is terminated due to our providing a Non-Extension Notice (as defined in footnote (1) to the “Payments and Benefits for Mr. McVey” table, except with respect to the President Employment Agreement). An “Average Bonus” for Mr. Concannon means the average of his annual bonus amounts received in 2019 and 2020.

(2)

Represents the continued payment of base salary: (a) upon a Death or Disability CIC Termination, a CCPP Without Cause or for Good Reason Termination or a Non-CCPP Without Cause or for Good Reason Termination, for 24 months; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Termination, for 12 months.

(3)

Represents a bonus: (a) upon a Death or Disability CIC Termination, a CCPP Without Cause or for Good Reason Termination or a Non-CCPP Without Cause or for Good Reason Termination, in the amount of two times Mr. Concannon’s Average Bonus, payable in 24 monthly installments; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Termination, in the amount of one times Mr. Concannon’s Average Bonus, payable in 12 monthly installments.

(4)

Represents healthcare coverage: (a) upon a Death or Disability CIC Termination, a CCPP Without Cause or for Good Reason Termination or a Non-CCPP Without Cause or for Good Reason Termination, for 18 months; and (b) upon a Death or Disability Non-CCPP Termination or a Non-Extension Termination, for 12 months.

(5)

Represents the value of the unvested restricted stock issued to Mr. Concannon upon the settlement of performance shares granted to him in January 2019, as part of his sign on award (the “Concannon Sign On”), which will vest as follows: (a) upon a Death or Disability CIC Termination, a Death or Disability Non-CCPP Termination, a CCPP Without Cause or For Good Reason Termination or a CIC Trigger, his unvested restricted stock shall fully vest; and (b) upon a Non-CCPP Without Cause or For Good Reason Termination, half of his restricted stock shall vest.

(6)

Represents the target value of the unvested performance shares granted to Mr. Concannon in January 2020 as part of his annual award (the “Concannon 2020 Annual”), which will vest as follows: (a) upon a CCPP Without Cause or for Good Reason Termination or a CIC Trigger, his unvested performance shares shall fully vest; provided that the unvested performance shares would not vest if his employment was terminated by him for Good Reason; and (b) upon a Death or Disability CIC Termination or a Death or Disability Non-CCPP Termination, half of his unvested performance shares shall vest.

(7)

Represents the target value of the unvested performance stock units granted to Mr. Concannon in January 2021 as part of his annual award (the “Concannon 2021 Annual,” together with the Concannon 2020 Annual, the “Concannon Annual Awards”), which will fully vest upon a CCPP Without Cause or For Good Reason Termination, a Death or Disability CIC Termination, a Death or Disability Non-CCPP

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EXECUTIVE COMPENSATION

Termination or a CIC Trigger; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested performance stock units would not vest if his employment was terminated by him for Good Reason.

(8)

Represents the value of the unvested restricted stock units granted to Mr. Concannon as part of the Concannon Sign On and the Concannon Annual Awards, which will vest as follows: (a) for the Concannon Sign On, upon a Death or Disability CIC Termination, a Death or Disability Non-CCPP Termination, a CCPP Without Cause or For Good Reason Termination, a Non-CCPP Without Cause or For Good Reason Termination or a CIC Trigger, his unvested restricted stock units shall fully vest; (b) for the Concannon 2020 Annual, (i) upon a CCPP Without Cause or For Good Reason Termination or a CIC Trigger, his unvested restricted stock units shall fully vest; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested restricted stock units would not vest if his employment was terminated by him for Good Reason; and (ii) upon a Death or Disability CIC Termination, a Death or Disability Non-CCPP Termination, half of his unvested restricted stock units shall vest; and (c) for the Concannon 2021 Annual, upon a CCPP Without Cause or For Good Reason Termination, Death or Disability CIC Termination, a Death or Disability Non-CCPP Termination or a CIC Trigger, his unvested restricted stock units shall fully vest; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested restricted stock units would not vest if his employment was terminated by him for Good Reason.

(9)

Represents the value of the unvested stock options granted to Mr. Concannon as part of the Concannon Sign On and Concannon 2021 Annual, which will vest as follows: (a) for the Concannon Sign On, (i) upon a CCPP Without Cause or For Good Reason Termination or a Non-CCPP Without Cause or For Good Reason Termination, his unvested stock options shall fully vest; and (ii) upon a Death or Disability CIC Termination, a Death or Disability Non-CCPP Termination, half of his unvested stock options shall vest; and (b) for the Concannon 2021 Annual, upon a CCPP Without Cause or For Good Reason Termination, a Death or Disability CIC Termination, a Death or Disability Non-CCPP Termination or a CIC Trigger, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2021 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date; provided that, with respect to a CCPP Without Cause or for Good Reason Termination, the unvested stock options would not vest if his employment was terminated by him for Good Reason.

76	2022 Proxy Statement

EXECUTIVE COMPENSATION

Payments and Benefits for Mr. Gerosa
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Termination[1]	Death or Disability
Severance [2]	—	$892,500	—	$595,000	$297,500
Pro Rata Bonus [3]	—	$295,000	—	$295,000	$147,500
Health Benefits [4]	—	$48,122	—	$32,081	$32,081
Unvested Restricted Stock [5]	—	$110,632	$110,632	$77,730	$110,632
Unvested Performance Stock Units [6]	—	$440,059	$440,059	—	$440,059
Unvested Restricted Stock Units [7]	—	$458,566	$458,566	$155,049	$458,566
Unvested Stock Options [8]	—	—	—	—	—
Total	—	$2,244,878	$1,009,257	$1,154,860	$1,486,338

(1)

A “CIC Termination”, occurs upon termination by the Company without Cause or a termination by the applicable NEO for Good Reason during the period beginning on the effective date of a Change in Control and ending on the second anniversary following such effective date (such period, a “Protection Period”). A “CIC Trigger” occurs if, immediately prior to a Change in Control, the Compensation Committee determines that the applicable equity award will not be continued, assumed or have new rights substituted therefor in accordance with the applicable incentive plans. An “Non-CIC Termination” occurs either upon (a) a termination by the Company without Cause prior to a Change in Control, or (b) a termination by the Company without Cause or a termination by the applicable NEO for Good Reason following the expiration of a Protection Period. The applicable NEO’s “Average Annual Bonus” means the average of his annual bonus amounts earned and payable for the Company’s three fiscal years immediately preceding the termination.

(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. Gerosa’s base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC Termination, equal to one times the sum of Mr. Gerosa’s base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. Gerosa’s base salary and his Average Annual Bonus, payable in a lump sum.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination or a Non-CIC Termination, equal to Mr. Gerosa’s Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum.

(4)	Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC Termination or upon death or disability, for twelve months.
(5)

Represents the value of the unvested restricted stock granted to Mr. Gerosa in January 2019 and January 2020, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or upon death or disability, his restricted stock shall fully vest; and (b) upon a Non-CIC Termination, his restricted stock shall continue to vest for a year from such termination.

(6)

Represents the target value of the unvested performance stock units granted to Mr. Gerosa in January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance stock units shall fully vest; and (b) upon a Non-CIC Termination, his performance stock units shall continue to vest for a year from such termination (but as such shares cliff vest in January 2024, no performance stock units shall vest)

(7)

Represents the value of the unvested restricted stock units granted to Mr. Gerosa in January 2021, February 2021 and August 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested restricted stock units shall fully vest; and (ii) upon a Non-CIC Termination, his unvested restricted stock units shall continue to vest for a year from such termination.

(8)

Represents the value of the unvested stock options granted to Mr. Gerosa in August 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested stock options shall fully vest, but have no impact on the value presented in the table above because it is presented as of December 31, 2021 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date; and (b) upon a Non-CIC Termination, his unvested stock options shall continue to vest for a year from such termination, but have no impact on the value presented in the table above because it is presented as of December 31, 2021 and the stock options had an exercise price greater than the closing market price of a share of our Common Stock on such date

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EXECUTIVE COMPENSATION

Payments and Benefits for Mr. McPherson
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Termination[1]	Death or Disability
Severance [2]	—	$2,150,000	—	$1,433,333	$716,667
Pro Rata Bonus [3]	—	$1,133,333	—	$1,133,333	$566,667
Health Benefits [4]	—	$48,122	—	$32,081	$32,081
Unvested Restricted Stock [5]	—	$141,066	$141,066	$141,066	$141,066
Unvested Performance Shares [6]	—	$332,306	$332,306	—	$332,306
Unvested Performance Stock Units [7]	—	$532,595	$532,595	—	$532,595
Unvested Restricted Stock Units [8]	—	$909,318	$909,318	$448,284	$909,318
Total	—	$5,246,739	$1,915,284	$3,188,098	$3,230,699

(1)	Refer to footnote (1) under the “Payments and Benefits Payable to Mr. Gerosa” table for applicable definitions.
(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. McPherson’s base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC Termination, equal to one times the sum of Mr. McPherson’s base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. McPherson’s base salary and his Average Annual Bonus, payable in a lump sum.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination or a Non-CIC Termination, equal to Mr. McPherson’s Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum.

(4)	Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC Termination or upon death or disability, for twelve months.
(5)

Represents the value of the unvested restricted stock issued to Mr. McPherson upon the settlement of performance shares granted to him in January 2019, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or upon death or disability, his restricted stock shall fully vest; and (b) upon a Non-CIC Termination, his restricted stock shall continue to vest for a year from such termination.

(6)

Represents the target value of the unvested performance shares granted to Mr. McPherson in January 2020, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance shares shall fully vest; and (b) upon a Non-CIC Termination, his performance shares shall continue to vest for a year from such termination (but as such shares cliff vest in January 2023, no shares shall vest).

(7)

Represents the target value of the unvested performance stock units granted to Mr. McPherson in January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance stock units shall fully vest; and (b) upon a Non-CIC Termination, his performance stock units shall continue to vest for a year from such termination (but as such shares cliff vest in January 2024, no performance stock units shall vest).

(8)

Represents the value of the unvested restricted stock units granted to Mr. McPherson in January 2019, January 2020 and January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested restricted stock units shall fully vest; and (b) upon a Non-CIC Termination, his unvested restricted stock units shall continue to vest for a year from such termination.

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EXECUTIVE COMPENSATION

Payments and Benefits for Mr. DeLise
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Termination[1]	Death or Disability
Severance [2]	—	$1,762,500	—	$1,175,000	$587,500
Pro Rata Bonus [3]	—	$875,000	—	$875,000	$437,500
Health Benefits [4]	—	$32,906	—	$21,937	$21,937
Unvested Restricted Stock [5]	—	$156,694	$156,694	$156,694	$156,694
Unvested Performance Shares [6]	—	$304,751	$304,751	—	$304,751
Unvested Performance Stock Units [7]	—	$456,510	$456,510	—	$456,510
Unvested Restricted Stock Units [8]	—	$832,822	$832,822	$431,011	$832,822
Total	—	$4,421,182	$1,750,776	$2,659,642	$2,797,713

(1)	Refer to footnote (1) under the “Payments and Benefits Payable to Mr. Gerosa” table for applicable definitions.
(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. DeLise’s base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC Termination, equal to one times the sum of Mr. DeLise’s base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. DeLise’s base salary and his Average Annual Bonus, payable in a lump sum.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination or a Non-CIC Termination, equal to Mr. DeLise’s Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum.

(4)	Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC Termination or upon Death or Disability, for twelve months.
(5)

Represents the value of the unvested restricted stock issued to Mr. DeLise upon the settlement of performance shares granted to him in January 2019, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or upon death or disability, his restricted stock shall fully vest; and (b) upon a Non-CIC Termination, his restricted stock shall continue to vest for a year from such termination.

(6)

Represents the target value of the unvested performance shares granted to Mr. DeLise in January 2020, which will vest as follows: (a) upon a CIC Termination, CIC Trigger or death or disability, his unvested performance shares shall fully vest; and (b) upon a Non-CIC Termination, his performance shares shall continue to vest for a year from such termination (but as such shares cliff vest in January 2023, no shares shall vest).

(7)

Represents the target value of the unvested performance stock units granted to Mr. DeLise in January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance stock units shall fully vest; and (b) upon a Non-CIC Termination, his performance stock units shall continue to vest for a year from such termination (but as such shares cliff vest in January 2024, no performance stock units shall vest).

(8)

Represents the value of the unvested restricted stock units granted to Mr. DeLise in January 2019, January 2020 and January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested restricted stock units shall fully vest; and (b) upon a Non-CIC Termination, his unvested restricted stock units shall continue to vest for a year from such termination.

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EXECUTIVE COMPENSATION

Payments and Benefits for Mr. Themelis
	Termination for Cause or Without Good Reason	CIC Termination[1]	CIC Trigger[1] (No Termination)	Non-CIC Termination[1]	Death or Disability
Severance [2]	—	$2,237,500	—	$1,491,667	$745,833
Pro Rata Bonus [3]	—	$1,191,667	—	$1,191,667	$595,833
Health Benefits [4]	—	$48,122	—	$32,081	$32,081
Unvested Restricted Stock [5]	—	$171,088	$171,088	$171,088	$171,088
Unvested Performance Shares [6]	—	$387,828	$387,828	—	$387,828
Unvested Performance Stock Units [7]	—	$646,516	$646,516	—	$646,516
Unvested Restricted Stock Units [8]	—	$1,093,156	$1,093,156	$538,352	$1,093,156
Total	—	$5,775,876	$2,298,588	$3,424,855	$3,672,336

(1)	Refer to footnote (1) under the “Payments and Benefits Payable to Mr. Gerosa” table for applicable definitions.
(2)

Represents severance: (a) upon a CIC Termination, equal to one and a half times the sum of Mr. Themelis’ base salary and his Average Annual Bonus, payable in a lump sum; (b) upon a Non-CIC Termination, equal to one times the sum of Mr. Themelis’ base salary and his Average Annual Bonus, payable in regular installments over twelve months; and (c) upon death or disability, equal to half of the sum of Mr. Themelis’ base salary and his Average Annual Bonus, payable in a lump sum.

(3)

Represents a pro rata bonus: (a) upon a CIC Termination or a Non-CIC Termination, equal to Mr. Themelis’ Average Annual Bonus, payable in a lump sum; and (b) upon death or disability, equal to half of his Average Annual Bonus, payable in a lump sum.

(4)	Represents healthcare coverage: (a) upon a CIC Termination, for eighteen months; and (b) upon a Non-CIC Termination or upon death or disability, for twelve months.
(5)

Represents the value of the unvested restricted stock issued to Mr. Themelis upon the settlement of performance shares granted to him in January 2019, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or upon death or disability, his restricted stock shall fully vest; and (b) upon a Non-CIC Termination, his restricted stock shall continue to vest for a year from such termination.

(6)

Represents the target value of the unvested performance shares granted to Mr. Themelis in January 2020, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance shares shall fully vest; and (b) upon a Non-CIC Termination, his performance shares shall continue to vest for a year from such termination (but as such shares cliff vest in January 2023, no shares shall vest).

(7)

Represents the target value of the unvested performance stock units granted to Mr. Themelis in January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested performance stock units shall fully vest; and (b) upon a Non-CIC Termination, his performance stock units shall continue to vest for a year from such termination (but as such shares cliff vest in January 2024, no performance stock units shall vest).

(8)

Represents the value of the unvested restricted stock units granted to Mr. Themelis in January 2019, January 2020 and January 2021, which will vest as follows: (a) upon a CIC Termination, a CIC Trigger or death or disability, his unvested restricted stock units shall fully vest; and (ii) upon a Non-CIC Termination, his unvested restricted stock units shall continue to vest for a year from such termination.

Compensation Committee interlocks and insider participation

The Compensation Committee is composed of three independent directors. No member of the Compensation Committee is, or was during 2021, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

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PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act), the Company is providing its stockholders the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to express their views on the NEOs’ compensation. We will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.

As described in detail in the Compensation Discussion and Analysis above, the Company’s NEO compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its NEO compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, in addition to short-term (annual) incentive awards, which has enabled the Company to successfully motivate and reward its NEOs. The Company believes that its ability to retain its current high-performing team of seasoned executive officers is critical to its continuing financial success and that its focus on the long-term interests of its NEOs aligns with the interests of its stockholders.

We urge stockholders to read the letter from the Compensation Committee found on page 33 and the Compensation, Discussion and Analysis beginning on page 34, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives beginning on page 61, which provide detailed information on the compensation of our NEOs.  For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your vote

As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s NEO compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for NEOs. Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy is required to approve this Proposal 3. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

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PROPOSAL 4 — Approval of the Company’s 2022 ESPP

We are asking our stockholders to approve the adoption of the MarketAxess Holdings Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The 2022 ESPP was adopted by our Board of Directors on April 13, 2022. In connection with the anticipated adoption of the 2022 ESPP, the Compensation Committee terminated the 2015 MarketAxess Holdings Inc. Employee Stock Purchase Plan (the “Previous ESPP”), effective as of February 28, 2022.

The 2022 ESPP enables eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase Common Stock, thereby acquiring or increasing their ownership interest in the Company. The 2022 ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code.

The maximum aggregate number of shares of Common Stock that may be purchased under the 2022 ESPP will be 121,111 shares, which is the number of shares that were remaining under the Previous ESPP as of the effectiveness of its termination. This represents 0.32% of the total number of shares of our Common Stock outstanding as of March 31, 2022. In establishing the number of shares of Common Stock that may be purchased under the 2022 ESPP, our Board of Directors considered the amount of shares remaining under the Previous ESPP, the potential dilutive impact to stockholders, the projected participation rate over the term of the 2022 ESPP and equity plan guidelines established by certain proxy advisory firms.

The following summary of the material features of the 2022 ESPP is not intended to be complete and is qualified in its entirety by reference to the full text of the 2022 ESPP which is set forth in Appendix B.

Summary of the 2022 ESPP

Administration

The 2022 ESPP is administered by the Compensation Committee or such other committee of the Board of Directors or the Board of Directors as a whole, in each case as determined by the Board of Directors (the “Committee”). Currently, the Board of Directors has designated the Compensation Committee to act as the Committee under the 2022 ESPP. The Committee has the authority to construe and interpret the 2022 ESPP; to prescribe, amend and rescind rules relating to the 2022 ESPP’s administration; and to take any other actions necessary or desirable for the administration of the 2022 ESPP including, without limitation, adopting sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Internal Revenue Code. See “— International Participation” below. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in 2022 ESPP. The decisions of the Committee are final and binding.

Shares subject to the 2022 ESPP

The maximum aggregate number of shares of Common Stock that may be issued under 2022 ESPP is 121,111 shares, which is the number of shares that were remaining under the Previous ESPP as of the effectiveness of its termination.

In the event of any change in our outstanding Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 ESPP, the Committee will adjust the number and kind of shares of stock that may be delivered under the 2022 ESPP, the purchase price per share and the number of shares of common stock covered by each outstanding option under the 2022 ESPP in a manner that complies with Section 423 of the Internal Revenue Code.

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PROPOSAL 4 — APPROVAL OF THE COMPANY’s 2022 ESPP

Eligibility

Participation in the 2022 ESPP is limited to employees of the Company and any of its participating subsidiaries (a)  who customarily work twenty hours or more per week, (b) whose customary employment is for more than five months per calendar year and (c) who has been employed for sixty days or more prior to the beginning of an offering period. The Committee has the discretion to exclude employees who have been employed for less than two years or highly compensated employees (within the meaning of Section 414(q) of the Internal Revenue Code) from participation in the 2022 ESPP. Under the 2022 ESPP, participating subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of the Company that has been designated by the Committee as eligible to participate in the 2022 ESPP.

As of March 31, 2022, approximately 661 employees of the Company and any of its participating subsidiaries would be eligible to participate in the 2022 ESPP, including certain of our executive officers.

Offering periods

The 2022 ESPP allows eligible employees to purchase Common Stock for separate approximately six-month offering periods, commencing on the first trading day on or after February 16 and August 16 of each year and ending on the first trading day on or after August 15 and February 15 of each year. The first offering period under the 2022 ESPP commences on August 16, 2022 and will end on February 15, 2023. The Committee may change the commencement date, ending date, frequency and duration of the offering periods (subject to a maximum offering period of 27 months). If the 2022 ESPP is not approved by stockholders at the Annual Meeting, the 2022 ESPP will be terminated on or before the end of the first offering period, any accumulated payroll deductions will be returned to the applicable participants, and no shares will be sold under the 2022 ESPP.

Method of participation

Shares of Common Stock will be purchased under the 2022 ESPP on the last trading day of each offering period (a “purchase date”) using accumulated payroll deductions, unless the Committee provides otherwise with respect to the employees of a participating subsidiary in a manner consistent with Section 423 of the Internal Revenue Code. In order to participate in the 2022 ESPP, an eligible employee must complete and submit to the Company or the designated broker an enrollment form, including a payroll deduction authorization in accordance with procedures prescribed by the Committee. Participation in the 2022 ESPP is entirely voluntary.

Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the purchase date. Participants may elect payroll deductions in an amount equal to at least $200 but not more than $2,000 of the participant’s total eligible compensation per month (or such other maximum percentage as the Committee may establish from time to time) within an offering period subject to the limitations described in the third paragraph under “—Grant and exercise of option to purchase” below. If the Eligible Employee contributes an amount that exceeds the limitations set forth in such paragraph, the excess amount shall be returned to the Eligible Employee in the next administratively feasible payroll following the applicable Offering Period. Eligible compensation includes base salary, wages, annual bonuses and overtime pay. During an offering period, a participant may not change the rate of his or her payroll deductions applicable to such offering period. A participant may decrease (including cancelling) or increase his or her rate of payroll deductions for future offering periods by submitting a new enrollment form authorizing the new rate of payroll deductions at least fifteen days before the start of the next offering period. However, a participant may withdraw from an offering period as outlined below under “— Withdrawal.”

Grant and Exercise of Option to Purchase

On the first trading day of each offering period, each participant in that offering period will be granted an option to purchase, on the purchase date, a number of shares of Common Stock determined by dividing the participant’s accumulated payroll deductions by the applicable purchase price; provided, however, that in no event shall any participant purchase more than 150 shares of Common Stock per offering period. The Committee may increase or decrease, in its absolute discretion, the maximum number of shares that a participant may purchase per offering period.

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PROPOSAL 4 — APPROVAL OF THE COMPANY’s 2022 ESPP

The number of shares of Common Stock which a participant may purchase may be reduced if the offering is over-subscribed or if the total number of shares of Common Stock purchased by all participants in such offering would exceed the total number of shares of Common Stock remaining available under the 2022 ESPP. If the Committee determines that, on a particular purchase date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the 2022 ESPP, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

In addition, no eligible employee will be granted an option under the 2022 ESPP if (a) immediately after the grant of the option, such eligible employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code) would own capital stock of the Company and/or hold outstanding options to purchase stock, in the aggregate, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary or (b) such option would permit his or her rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Internal Revenue Code) of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

Purchase Price

The purchase price per share of our Common Stock applicable to purchases during each offering period under the 2022 ESPP will be the lesser of: (a) 85% (or such greater percentage as designated by the Committee) of the fair market value per share on the first day of each offering period; and (b) 85% (or such greater percentage as the Committee may designate) of the fair market value per share on the purchase date but in no event less than par value.

On March 31, 2022, the closing price per share of Common Stock was $352.45 per share, 85% of which is $299.58.

Withdrawal

A participant may withdraw from any offering by submitting to the Company a revised enrollment form indicating his or her election to withdraw at least thirty days before the end of the offering period. Accumulated payroll deductions held on behalf of the withdrawing participant that have not been used to purchase shares of Common Stock shall be paid without interest to the participant in the next administratively feasible payroll following receipt of the enrollment form indicating such participant’s election to withdraw and the participant’s option shall be automatically terminated. If a participant withdraws from an offering period, no payroll deductions will be made during any succeeding offering period, unless the participant re-enrolls.

Termination of eligibility

Upon the termination of a participant’s employment with the Company or a subsidiary, or in the event the participant otherwise ceases to qualify as an eligible employee, the participant will be deemed to have withdrawn from the 2022 ESPP and any accumulated payroll deductions that have not been used to purchase shares of Common Stock shall be returned to the participant and the participant’s option shall be automatically terminated.

If at any time within one (1) year after the Purchase Date and after termination of a participant’s employment for any reason, the Committee determines in its discretion either that, (a) during the participant’s period of employment, the participant engaged in an act or omission which would have warranted termination for cause or (b) after a participant’s termination of employment, the participant engaged in conduct that violated any continuing obligation or duty of the participant in respect of the Company or a participating Subsidiary, then, at the sole discretion of the Committee, the difference between the fair market value of our Common Stock on the purchase date and the purchase price shall be repaid by the participant to the Company upon notice from the Company, subject to applicable law.

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Stockholder rights

No participant will have any voting, dividend or other stockholder rights with respect to the Common Stock covered by such participant’s option until the shares purchased on the participant’s behalf are actually transferred to the participant’s account.

Transferability

Payroll deductions credited to a participant, rights with respect to the exercise of an option, or any rights to receive Common Stock under the 2022 ESPP may not be assigned, transferred, pledged or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution and in accordance with a designation of a beneficiary provided by the participant prior to the participant’s death.

Amendment and termination of the 2022 ESPP

The Committee may, in its sole discretion, amend, suspend or terminate the 2022 ESPP at any time and for any reason. If the 2022 ESPP is terminated, the Committee may elect to terminate all outstanding offering periods either immediately or once shares of Common Stock have been purchased on the next purchase date (which may, in the discretion of the Committee, be accelerated) or permit offering periods to expire in accordance with their terms (and subject to any adjustment in accordance with the 2022 ESPP). If any offering period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to participants.

Effective Date and Term

The 2022 ESPP became effective upon adoption by the Board of Directors on April 13, 2022, subject to stockholder approval at our first annual meeting following adoption by the Board. The 2022 ESPP shall remain in full force and effect until terminated pursuant to the terms of the 2022 ESPP. See “— Amendment and termination of the 2022 ESPP” above.

Change in Control

In the event of a “change in control” as defined in 2022 ESPP, the Committee shall have the power and discretion to: (a) continue the offering period in effect on the date of such change in control, (b) shorten the offering period then in progress by setting a new purchase date, which shall be before the date of the  proposed change in control, (c) substitute shares of common stock available under the 2022 ESPP with shares of common stock of the surviving company or its parent, or (d) terminate the 2022 ESPP and return any payroll deductions that have not been used to purchase shares of common stock to the participant.

New Plan Benefits

Benefits and purchases of our Common Stock under the 2022 ESPP depend on elections made by employees and the fair market value of our Common Stock on dates in the future. As a result, it is not possible to determine the benefits that will be received by eligible executive officers and other employees in the future under the 2022 ESPP. As described above, no employee may purchase shares under the 2022 ESPP in excess of $25,000 in fair market value in any calendar year.

International Participation

To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the 2022 ESPP also permits us to grant employees of our non-U.S. subsidiary entities rights to purchase shares of common stock pursuant to other offering rules or sub-plans adopted by the Committee in order to achieve tax, securities law or other compliance objectives. While the 2022 ESPP is intended to be a qualified “employee stock purchase plan” within the meaning of Code Section 423, any such international sub-plans or offerings are not required to satisfy those U.S. tax code requirements and therefore may have terms that differ from the 2022 ESPP

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PROPOSAL 4 — APPROVAL OF THE COMPANY’s 2022 ESPP

terms applicable in the U.S. However, the international sub-plans or offerings are subject to the 2022 ESPP terms limiting the overall shares available for issuance.

U.S. federal income tax consequences relating to the 2022 ESPP

The following is a summary of certain material U.S. federal income tax consequences associated with the grant and exercise of purchase rights under the 2022 ESPP under current federal tax laws and certain other tax considerations associated with purchase rights under the 2022 ESPP.

423 Component

Rights granted under the 423 Component of the ESPP are intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (a) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (b) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition.

The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

Non-423 Component

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Under the Non-423 Component, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the purchase right over the purchase price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to the fair market value of the shares on the date of exercise of the purchase right, and the participant’s capital gain holding period for those shares will begin on the day after the shares are transferred to the participant.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF CURRENT U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX

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PROPOSAL 4 — APPROVAL OF THE COMPANY’s 2022 ESPP

CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE. The 2022 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Non-U.S. federal income tax consequences relating to the 2022 ESPP

The income taxation consequences to participants and the Company (or its foreign subsidiaries) with respect to participation in the 2022 ESPP vary by country. Generally, outside of the U.S., participants are subject to taxation at the time of purchase. The employing foreign subsidiary may be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided the subsidiary reimburses the Company for the cost of the benefit conferred under the 2022 ESPP.

Securities authorized for issuance under equity compensation plans

The following table shows information relating to the number of shares of Common Stock authorized for issuance under our equity compensation plans as of December 31, 2021:

Plan category	Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	312,753	$274.35	2,518,888

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of the 2022 ESPP. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy. Abstentions will have the same effect as a vote AGAINST this proposal and broker-nonvotes will have no effect on the outcome of the vote.

BOARD RECOMMENDATION
The board unanimously recommends that you vote “FOR” the approval of the 2022 ESPP.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, our Company is required to calculate and disclose the total compensation paid to its median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to the Company’s CEO.  The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Measurement date

We identified the median employee using our employee population on December 31, 2021. We previously used October 1 to identify the median employee and changed this year to December 31 to align with our fiscal year end.

Consistently Applied Compensation Measure (CACM)

We identified our median employee using a consistently applied compensation measure, consisting of the following:

•	Actual base salary paid;
•	Cash bonus paid in 2022 for 2021 performance;
•	Other cash payments including, but not limited to, overtime, allowances and one-time awards;
•	Value of equity awards granted in 2021, computed in accordance with FASB ASC Topic 718; and
•	Company contributions to a pension or retirement plan, including, but not limited to, a 401(k) defined contribution plan in the U.S.

De minimis exception

As of December 31, 2021, we had 676 employees globally, including 424 U.S. employees and 252 non-U.S. employees.  In determining the median employee, we did not include employees from the following countries as they represented, in aggregate, less than 5% of our employee population:

•	Brazil – 3 employees
•	France – 3 employees
•	Singapore – 11 employees
•	The Netherlands – 10 employees

After excluding the CEO and employees located in the countries described above, we determined our median employee from a population of 648 employees, including 423 U.S. employees and 225 non-U.S. employees.

CEO pay ratio

The annual total compensation for the CEO and the median employee, as calculated using the Summary Compensation Table requirements, was $5,742,184 and $162,120, respectively, resulting in a ratio of 35:1.

This pay ratio information is being provided solely for compliance purposes.  Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

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OTHER INFORMATION

General information

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Company, to be used at our Annual Meeting scheduled for Wednesday, June 8, 2022, at 10:00 a.m., Eastern Daylight Time, via live audio webcast at www.virtualshareholdermeeting.com/MKTX2022.

Holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 37,451,233 shares entitled to be voted.

Due to the continuing public health impact of the Pandemic and to support the health and well-being of our stockholders and other participants at the Annual Meeting, the Annual Meeting will be held in virtual format only. You will not be able to attend the Annual Meeting physically, however you may vote and submit questions while attending the Annual Meeting online via the live audio webcast.

To participate in the Annual Meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card.  You will be able to submit questions during the meeting by typing in your question in the “ask a question” box on the meeting page. Should you require technical assistance, support will be available by dialing 800-586-1548 (U.S.) or 303-562-9288 (International) during the meeting. We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

We encourage you to vote your shares, either by voting online during the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the Internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than the Proposals listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.

If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: (1) FOR the election of each of the nominees for director named herein, (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022, (3) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) FOR the approval of the Company’s 2022 ESPP and (5) in accordance with the best judgment of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, see “— Voting — Broker authority to vote.”

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings “— Solicitation of Proxies” and “— Voting.”

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 27, 2022, we expect to mail beneficial owners of our Common Stock a Notice containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice also instructs you on how to vote via the Internet. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. The proxy card includes instructions on how to vote via the telephone. All

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OTHER INFORMATION

beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our Annual Report, on the website referred to in the Notice.

Internet distribution of our proxy materials is designed to provide our stockholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our Proxy Statement and 2021 Annual Report to Stockholders are available at https://materials.proxyvote.com/57060D

Solicitation of proxies

General

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Voting

Stockholders entitled to vote and shares outstanding

Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 37,451,233 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

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OTHER INFORMATION

How to vote

Submitting a proxy via mail, the Internet or telephone

You may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the Notice or the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the Notice before your proxy will be accepted. In addition to the instructions that appear on the Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., EDT, on June 7, 2022 in order for them to be counted at the Annual Meeting.

If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, in addition to the methods described above, you may also submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.

Voting your shares online at the Annual Meeting

For Shares Directly Registered in the Name of the Stockholder: You may vote online at the Annual Meeting at www.virtualshareholdermeeting.com/MKTX2022; however, we encourage you to vote by proxy card or the Internet even if you plan to attend the online meeting. If you plan to attend the online Annual Meeting, you will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

For Shares Registered in the Name of a Brokerage Firm or Bank: If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted prior to or during the online meeting, or contact your broker, bank or other nominee for such information.

Revoking a proxy

A proxy that was submitted via the Internet or by telephone may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone or (2) attending the Annual Meeting and voting online.

A proxy that was submitted by mail may be revoked at any time before it is exercised by (1) giving written notice revoking the proxy to our General Counsel and Corporate Secretary at MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001, (2) subsequently sending another proxy bearing a later date or (3) attending the Annual Meeting and voting online.

If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote online at the meeting.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.

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OTHER INFORMATION

Broker authority to vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker holding shares for the beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal.

Quorum

A quorum is required for the conduct of business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Votes necessary to approve each proposal

Election of Directors. Our Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors (Proposal 1), you may either vote “FOR,” “AGAINST” or “ABSTAIN” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that candidate for director. Abstentions will have no effect in determining whether a director nominee has received a majority of the votes cast because an abstention does not count as a vote cast. In addition, brokers do not have discretionary authority to vote for directors, therefore, broker non-votes will not count as a vote cast “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Other Items. For each of the other proposals listed in the Notice of Annual Meeting of Stockholders (Proposals 2, 3 and 4), if a quorum is present, the proposals will be decided by the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy. Abstentions will be counted as shares present having voting power on these proposals and will have the same effect as votes ”AGAINST.”

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OTHER INFORMATION

Brokers have discretionary authority to vote on Proposal 2, the ratification of the appointment of PwC. Therefore, there will be no broker non-votes on Proposal 2. Brokers do not have discretionary authority to vote on Proposals 3 (Say-on-Pay) and 4 (Approval of the Company’s 2022 ESPP), and any resulting broker non-votes will have the same effect as votes “AGAINST” Proposals 3 and 4.

Availability of certain documents

Householding of Annual Meeting materials

The Company and some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. This “householding” procedure reduces our printing costs and postage fees as well as the environmental impact of the annual meeting. Stockholders who participate in householding will continue to receive separate proxy cards. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001 or 212-813-6000. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.marketaxess.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended December 31, 2021, without charge to any stockholder upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001 or 212-813-6000.

Other matters

As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Stockholder proposals for 2023 Annual Meeting

In order to be considered for inclusion in the Company’s proxy statement and proxy card relating to the 2023 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices in New York, New York, on or before December 28, 2022. In addition, under the Company’s bylaws, any proposal for consideration at the 2023 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on November 28, 2022 and the close of business on December 28, 2022 and is otherwise in compliance with the requirements set forth in the Company’s bylaws.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

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APPENDIX A — RECONCILIATION OF NON-GAAP AMOUNTS

The Company believes that presenting adjusted operating income, a non-GAAP measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines adjusted operating income as operating income before: (1) unplanned inorganic activity and (2) the impact of cash incentives. The Company believes adjusted operating income is an appropriate measure for evaluating the operating performance of the Company on a consolidated basis. Adjusted operating income and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Adjusted operating income should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. All dollar amounts included in this Appendix A are presented in thousands, except as otherwise noted.

The following is a reconciliation of operating income (GAAP) to Adjusted Operating Income (non-GAAP):

Twelve Months Ended
December 31,2021
Operating income	$337,235
Cash incentives	$41,733
Unplanned inorganic activity	$582
Adjusted operating income	$379,550

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APPENDIX B — 2022 ESPP

MARKETAXESS HOLDINGS INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

FOR US EMPLOYEES

1.Purpose. This MarketAxess Holdings Inc. 2022 Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2.Definitions.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in the MarketAxess Holdings Inc. 2020 Equity Incentive Plan, or any equity incentive plan that replaces the MarketAxess Holdings Inc. 2020 Equity Incentive Plan.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means (i) the Compensation and Talent Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

“Common Stock” means the common stock of the Company, par value $0.003 per share.

“Company” means MarketAxess Holdings Inc.

“Compensation” means base salary, wages, annual bonuses and overtime paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan.

“Change in Control” shall have to meaning set forth in the MarketAxess Holdings Inc. 2020 Equity Incentive Plan.

“Clawback Discount Value” shall mean the difference between the Fair Market Value and the Purchase Price on the applicable Purchase Date.

       “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

2022 Proxy Statement	B-1

APPENDIX B – 2022 ESPP

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 18.10 hereof.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer in accordance with Section 421 of the Code and the Treasury Regulations thereunder.

“Eligible Employee” means an Employee other than (i) an Employee whose customary employment is for less than twenty (20) hours per week, (ii) an Employee whose customary employment is for not more than five (5) months in any calendar year and (iii) an Employee who has been employed for less than sixty (60) days prior to the beginning of an Offering Period. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering, Employees who have been employed for less than two years or Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period; for the avoidance of doubt, the Enrollment Form may be an online form Eligible Employees complete with the Designated Broker.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing price as reported on the NASDAQ Global Select Market or other principal exchange on which the Common Stock is then listed on such date, or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

“Offering Date” means the first trading day of each Offering Period as designated by the Committee.

“Offering or Offering Period” means the periods established in accordance with Section 5 during which options to purchase shares of Common Stock may be granted pursuant to the Plan and may be purchased on the Purchase Date.

“Participant” means an Eligible Employee who is actively participating in the Plan.

“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan by the Committee from time to time in its sole discretion.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means this MarketAxess Holdings Inc. 2022 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

B-2	2022 Proxy Statement

APPENDIX B – 2022 ESPP

“Purchase Date” means the last trading day of each Offering Period.

“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.Administration.

3.1The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan's administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

3.2The Committee may establish sub-plans (which need not qualify under section 423 of the Code) and initiate separate Offerings through such sub-plans for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub-plans, at the Committee’s discretion, may provide for allocations of the authorized shares reserved for issue under the Plan as set forth in Section 14(a)). The rules, guidelines and forms of such sub-plans (or the Offerings thereunder) may take precedence over other provisions of the Plan, with the exception of Section 12.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with section 423 of the Code.

4.Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

2022 Proxy Statement	B-3

APPENDIX B – 2022 ESPP

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock, in the aggregate, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5.Offering Periods. The Plan shall be implemented by a series of Offering Periods. Unless otherwise provided by the Committee, Offering Periods shall be periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 16 and August 16 of each year and terminating on the first Trading Day on or after August 15 and February 15, approximately six (6) months later. The Committee shall have the authority to change the duration, frequency, start and end dates of future Offering Periods (up to a maximum Offering Period of 27 months).

6.Participation.

6.1Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least $200 per month, but not more than $2,000 per month, during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins), subject to the limitations set forth in Section 4. If the Eligible Employee contributes an amount that exceeds the limitations set forth in Section 4, the excess amount shall be returned to the Eligible Employee in the next administratively feasible payroll following the applicable Offering Period. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee in writing, a Participant may not make any separate contributions or payments to the Plan.

6.2Election Changes. During an Offering Period, a Participant may not change the rate of his or her payroll deductions applicable to such Offering Period. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period. However, a Participant may withdraw from the Plan in accordance with Section 9.

6.3Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 9, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

B-4	2022 Proxy Statement

APPENDIX B – 2022 ESPP

6.4Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant's accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 150 shares of Common Stock per Offering Period. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during Offering Period.

7.Exercise of Option/Purchase of Shares. A Participant's option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant's accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant's notional account. If and to the extent provided by the Committee, for so long as such shares of Common Stock are maintained in ESPP Share Accounts, all dividends paid with respect to such shares of Common Stock shall be paid in cash. No fractional shares may be purchased.  Any amount remaining in the Participant’s notional account as of the Purchase Date in excess of the amount that may be applied to purchase shares shall be carried over to the next Offering Period, subject to earlier withdrawal by the Participant in accordance with Section 9 or termination of employment in accordance with Section 10.

8.Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker. Participants will not have any voting, dividend or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 8.

9.Withdrawal.

9.1Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least thirty days before the end of the Offering Period. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid without interest to the Participant in the next administratively feasible payroll following receipt of the Participant's Enrollment Form indicating his or her election to withdraw and the Participant's option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

9.2Effect on Succeeding Offering Periods. A Participant's election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws; provided however, the Committee may impose restrictions upon a Participant’s ability to withdraw from an Offering Period and re-enroll in succeeding Offering Periods.

10.Termination of Employment; Change in Employment Status. Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a change in the Participant's employment status following which the Participant is no longer an Eligible Employee, which in either case occurs before the

2022 Proxy Statement	B-5

APPENDIX B – 2022 ESPP

Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant's notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant's death, to the person(s) entitled to such amounts under Section 16, and the Participant's option shall be automatically terminated. If at any time within one (1) year after the Purchase Date and after termination of a Participant’s employment for any reason, the Committee determines in its discretion either that, (1) during the Participant’s period of employment, the Participant engaged in an act or omission which would have warranted termination for Cause or (2) after a Participant’s termination of employment, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or a Participating Subsidiary, then, at the sole discretion of the Committee, the Clawback Discount Value shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law.

11.Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

12.Shares Reserved for Plan.

12.1Number of Shares. Subject to adjustments as described below, a total of 121,221 shares of Common Stock have been reserved for issuance under the Plan..

12.2Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

13.Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 16 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

14.Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

15.Statements. Participants will be provided with and/or have access to statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant's notional account.

B-6	2022 Proxy Statement

APPENDIX B – 2022 ESPP

16.Designation of Beneficiary. A Participant may file, on forms supplied by the Designated Broker, a written designation of beneficiary who is to receive any shares of Common Stock, from the Participant's ESPP Share Account under the Plan in the event of such Participant's death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant's notional account in the event of the Participant's death prior to the Purchase Date of an Offering Period. In the event that no such form or designation is filed, the shares of Common Stock or cash shall be distributed to the Participant’s estate.

17.Adjustments.

17.1Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable and subject to stockholder approval if required to comply with Section 423 of the Code, adjust the number and kind of shares of stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 6.4 and Section 12.

17.2Change in Control. In the event of a Change in Control, the Committee shall have the power and discretion to (i) continue the Offering Period in effect on the date of such Change in Control, (ii) shorten the Offering Period then in progress by setting a “New Purchase Date” which shall be before the date of the Company’s proposed Change in Control, (iii) substitute shares of Common Stock available under the Plan with shares of common stock of the surviving company or its parent, or (iv) terminate the Plan and return any payroll deductions in the Participant's notional account (that have not been used to purchase shares of Common Stock) to the Participant. In the event of prong (ii), the Committee shall notify each Participant in writing, at least ten (10) trading days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that shares of Common Stock shall be purchased automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as describe in Section 9 above.

18.General Provisions.

18.1Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

18.2No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

18.3Rights As Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant or the Participant's ESPP Share Account. A Participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.

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APPENDIX B – 2022 ESPP

18.4Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

18.5Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

18.6Compliance With Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

18.7Term of Plan. The Plan shall become effective on the Effective Date and shall remain in full force and effect until terminated pursuant to Section 18.8.

18.8Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

18.9Applicable Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal or other securities laws.

18.10Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.11Section 423. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

18.12Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

18.13Severability. If any provision of the Plan shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.14Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

B-8	2022 Proxy Statement

MarketAxess®

NYC Headquarters

55 Hudson Yards Floor 15
New York NY 10001 USA

T +1 212 813 6000
marketaxess.com

MARKETAXESS nyc headquarters 55 hudson yards floor new york ny 10001 usa 15 t +1 212 813 6000 marketaxess.com

MARKETAXESS HOLDINGS INC. 55 HUDSON YARDS 15TH FLOOR NEW YORK, NY 10001 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MKTX2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79275-P66387 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARKETAXESS HOLDINGS INC. The Board of Directors recommends you vote FOR ALL of the following director nominees: 1. Election of Directors Nominees: 1a. Richard M. McVey 1b. Nancy Altobello 1c. Steven L. Begleiter 1d. Stephen P. Casper 1e. Jane Chwick 1f. Christopher R. Concannon 1g. William F. Cruger 1h. Kourtney Gibson 1i. Justin G. Gmelich 1j. Richard G. Ketchum 1k.Xiaojia Charles Li 1l. Emily H. Portney 1m Richard L.Prager For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the 2021 Proxy Statement.4. To approve the MarketAxess Holdings Inc. 2022 Employee Stock Purchase Plan. NOTE: UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED AND FOR PROPOSALS 2 3 AND 4, AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, UST SIGN BELOW - NO BOXES NEED BE CHECKED. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

2021 ANNUAL MEETING OF STOCKHOLDERS OF MARKETAXESS HOLDINGS INC. June 8, 2022 This proxy is solicited by the Board of Directors Please date, sign and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D79276-P66387 MARKETAXESS HOLDINGS INC. The undersigned hereby appoints Richard M. McVey, Christopher N. Gerosa and Scott Pintoff, jointly and severally, as proxies and attorneys of the undersigned, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarketAxess Holdings Inc. to be held on Wednesday, June 9, 2021, via a live webcast at www.virtualshareholdermeeting.com/MKTX2022 or at any postponement or adjournment thereof. You are encouraged to indicate your choices by marking the appropriate boxes, as specified on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side